Exhibit 10.1

AGREEMENT AND AMENDMENT NO. 1 TO CREDIT AGREEMENT

This AGREEMENT AND AMENDMENT NO. 1 TO CREDIT AGREEMENT (the “Agreement”) dated as of January 20, 2016 (the “Effective Date”) is among NOW Inc., a Delaware corporation (the “Borrower”), the Lenders (as defined below) and Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”), as US swing line lender (the “US Swing Line Lender”), and as an issuing lender (in such capacity, the “Issuing Lender”) for such Lenders.

RECITALS

A. The Borrower is party to that certain Credit Agreement dated as of April 18, 2014, among the Borrower, the lenders party thereto from time to time (the “Lenders”), the Administrative Agent, the US Swing Line Lender, and the Issuing Lender (as may be amended, restated or otherwise modified from time to time, the “Credit Agreement”).

B. The Borrower has requested that the Lenders, the Administrative Agent, the US Swing Line Lender, and the Issuing Lender make certain amendments to the Credit Agreement, as provided herein and subject to the terms and conditions set forth herein.

THEREFORE, the Borrower, the Lenders, the Administrative Agent, the US Swing Line Lender, and the Issuing Lender hereby agree as follows:

Section 1. Defined Terms. As used in this Agreement, each of the terms defined in the opening paragraph and the Recitals above shall have the meanings assigned to such terms therein. Each term defined in the Credit Agreement and used herein without definition shall have the meaning assigned to such term in the Credit Agreement, unless expressly provided to the contrary.

Section 2. Other Definitional Provisions. Article, Section, Schedule, and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The words “hereof,” “herein,” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “including” means “including, without limitation.” Paragraph headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

Section 3. Amendments to Credit Agreement.

(a) The Credit Agreement and Schedule 4.19 (Ownership) are hereby amended as reflected in Annex A attached hereto; provided that the amendment to Section 6.8(b) is made effective as of December 30, 2015.

(b) The Credit Agreement is hereby further amended by deleting Exhibit B in its entirety and inserting the Exhibits B-1, B-2, B-3 and B-4 attached hereto in the appropriate alphabetical order in the Credit Agreement.

(c) The Credit Agreement is hereby further amended by deleting Exhibit C in its entirety and inserting the Exhibit C-1 attached hereto in the appropriate alphabetical order in the Credit Agreement as Exhibit C-1.

(d) The Credit Agreement is hereby further amended by inserting the Exhibit C-2 attached hereto in the appropriate alphabetical order in the Credit Agreement as Exhibit C-2.

Section 4. Borrower Representations and Warranties. The Borrower represents and warrants that: (a) the representations and warranties contained in the Credit Agreement, as amended hereby, and the representations and warranties contained in the other Credit Documents, are true and correct in all material respects on and as of the Effective Date as if made on as and as of such date (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and correct in all material respects as of such earlier date, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects as of such earlier date); (b) no Default has occurred and is continuing; (c) the execution, delivery and performance of this Agreement are within the corporate power and authority of the Borrower and have been duly authorized by appropriate corporate and governing action and proceedings; (d) this Agreement constitutes the legal, valid, and binding obligation of the Borrower enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; (e) as of the Effective Date, there are no Material Domestic Subsidiaries other than those set forth on Schedule 4.19 set forth on Annex A hereto and (f) there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Agreement.

Section 5. Conditions to Effectiveness. This Agreement shall become effective on the Effective Date and enforceable against the parties hereto upon the occurrence of the following conditions precedent:

(a) The Administrative Agent shall have received multiple original counterparts, as requested by the Administrative Agent, of:

(1) this Agreement duly and validly executed and delivered by duly authorized officers of the Borrower, the Administrative Agent, the US Swing Line Lender, the Issuing Lender, and the Majority Lenders;

(2) the Amended and Restated Guaranty Agreement executed by each Credit Party existing on the Effective Date;

(3) the Security Agreement executed by each Credit Party existing on the Effective Date, together with appropriate UCC-1 financing statements, if any, necessary or desirable for filing with the appropriate authorities and any other documents, agreements, or instruments necessary to create, perfect or maintain an Acceptable Security Interest in the Collateral described in the Security Agreement;

(4) a customary legal opinion of Haynes and Boone, LLP in form and substance reasonably acceptable to the Administrative Agent;

(5) a completed and executed Asset Coverage Test Certificate (as defined in Annex A) in form and substance reasonably acceptable to the Administrative Agent and calculating the Asset Coverage Ratio (as defined in Annex A) to be in effect on the Effective Date and calculated for the month ending December 31, 2015;

(6) a completed and executed perfection certificate in form and substance reasonably acceptable to the Administrative Agent;

(7) a certificate from a Responsible Officer of the Borrower dated as of the date hereof stating that as of such date (A) all representations and warranties set forth in this Agreement are true and correct in all material respects, and (B) no Default has occurred and is continuing; and

(8) a secretary’s certificate from the Borrower certifying the Credit Parties’ officers’ incumbency, authorizing resolutions and organizational documents.

(b) The Borrower shall have paid (i) the amendment fee as set forth in Section 6(f) below and (ii) all other costs and expenses which have been invoiced and are payable pursuant to Section 9.4 of the Credit Agreement.

Section 6. Acknowledgments and Agreements.

(a) The Borrower acknowledges that on the date hereof all Secured Obligations (as defined in Annex A) are payable without defense, offset, counterclaim or recoupment.

(b) The Administrative Agent and the Lenders hereby expressly reserve all of their rights, remedies, and claims under the Credit Documents. Nothing in this Agreement shall constitute a waiver or relinquishment of (i) any Default or Event of Default under any of the Credit Documents, (ii) any of the agreements, terms or conditions contained in any of the Credit Documents, (iii) any rights or remedies of the Administrative Agent or any Lender with respect to the Credit Documents or (iv) the rights of the Administrative Agent or any Lender to collect the full amounts owing to them under the Credit Documents.

(c) Each of the Borrower, the Administrative Agent, the US Swing Line Lender, the Issuing Lender and the Lenders does hereby adopt, ratify, and confirm the Credit Agreement, as amended hereby, and acknowledges and agrees that the Credit Agreement, as amended hereby, is and remains in full force and effect, and the Borrower acknowledges and agrees that its liabilities and obligations under the Credit Agreement, as amended hereby, are not impaired in any respect by this Agreement.

(d) From and after the Effective Date, all references to the Credit Agreement and the Credit Documents shall mean such Credit Agreement and such Credit Documents as amended by this Agreement.

(e) This Agreement is a Credit Document for the purposes of the provisions of the other Credit Documents. Without limiting the foregoing, any breach of representations, warranties, and covenants under this Agreement shall be a Default or Event of Default, as applicable, under the Credit Agreement.

(f) In consideration of the agreements of the Lenders set forth in this Agreement, the Borrower agrees to pay to the Administrative Agent, for the account of each Lender that delivers its signature page to this Agreement on or prior to 5:00 p.m. (Houston time) on January 19, 2016, an amendment fee in an amount equal to 0.225% of such Lender’s Commitment. Each such amendment fee as to such Lender (i) is payable in U.S. dollars in immediately available funds, free and clear of, and without deduction for, any and all present or future applicable taxes, levies, imposts, deductions, charges or withholdings and all liabilities with respect thereto (with appropriate gross-up for withholding taxes), (ii) is not refundable under any circumstances, (iii) will not be subject to counterclaim, defense, setoff or otherwise affected, and (iv) is deemed fully earned by such Lender once its signature page is delivered as provided above and the Effective Date has occurred.

Section 7. Lender Hold Harmless and Release. Each Lender hereby acknowledges and agrees that (a) as part of the Credit Agreement, as amended hereby, Wells Fargo Bank, National Association (“WFB”) may forward to such Lender, from time to time, copies of certain appraisals, field exam reports, collateral audits and other collateral reports (collectively, “Reports”), (b) such Reports were prepared, or will be prepared, for WFB for its own internal purposes and if provided, are being, or will be, provided to such Lender on a confidential basis and such Reports shall not be reproduced, disseminated or discussed by such Lender except to its director, officer, employee and agents in connection with the Credit Agreement or as required under applicable Legal Requirement without WFB’s express written consent, (c) if provided, such Reports are being, or will be, provided without any representation or warranty, expressed or implied, by WFB as to its accuracy or completeness, (d) WFB is making no representation or warranty of any kind related to or in connection with such Reports and WFB assumes no responsibility to make any such representation or warranty, (e) if provided, such Reports are being, or will be, provided solely for such Lender’s convenience, and (f) WFB does not have any responsibility for the creditworthiness or financial conditions of the Borrower or any Affiliate thereof. Furthermore, each Lender hereby acknowledges and agrees that in making decisions under this Agreement and in the other Credit Documents, including the Credit Agreement, as amended hereby, such Lender is making its own credit analysis and decisions independently and without reliance on any Report or on WFB. Without limiting the generality of Section 8.5 of the Credit Agreement, each Lender hereby agrees to, and hereby does, indemnity and hold harmless Wells Fargo & Company, WFB and each of the foregoing’s affiliates and each of the foregoing’s respective Related Parties (each of the foregoing being an “WFB Indemnitee”), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever (including but not limited to attorneys’ fees) which may be imposed on or incurred by any WFB Indemnitee or asserted against any WFB Indemnitee by any third party, any Lender, the Borrower or any Affiliate thereof or any other Person, and in any way relating to or arising out of any Report (including as a result of such WFB Indemnitee’s own negligence regardless of whether such negligence is sole or contributory, active or passive, imputed, joint or technical) but not including to the extent found in a final, non-appealable judgment by a court of competent jurisdiction to have result from such WFB Indemnitee’s gross negligence or willful misconduct. The terms of this Section 8 are solely for the benefit of the WFB Indemnitees and their respective successors and assigns and no other Person shall have or be entitled to assert rights or benefits under this Section 8.

Section 8. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original and all of which, taken together, constitute a single instrument. This Agreement may be executed by facsimile signature and all such signatures shall be effective as originals.

Section 9. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Credit Agreement.

Section 10. Invalidity. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

Section 11. Governing Law. This Agreement shall be deemed to be a contract made under and shall be governed by and construed in accordance with the laws of the State of New York (including Section 5-1401 and Section 5-1402 of the General Obligations Law of the State of New York), without reference to any other conflicts or choice of law principles thereof.

Section 12. USA PATRIOT Act. Each Lender that is subject to the PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Credit Party that pursuant to the requirements of the PATRIOT Act it is required to obtain, verify and record information that identifies such Credit Party, which information includes the name and address of such Credit Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Credit Party in accordance with the PATRIOT Act.

Section 13. Entire Agreement. THIS AGREEMENT, THE CREDIT AGREEMENT AS AMENDED BY THIS AGREEMENT, THE NOTES, AND THE OTHER CREDIT DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[signature pages follow]

EXECUTED effective as of the date first above written.

BORROWER:

NOW INC.

By:	/s/ Daniel L. Molinaro
Daniel Molinaro
Senior Vice President and Chief Financial Officer

Signature Page to Agreement and Amendment No. 1

ADMINISTRATIVE AGENT:

WELLS FARGO BANK,
NATIONAL ASSOCIATION
as Administrative Agent, US Swing Line Lender and Issuing Lender

By:	/s/ Donald W. Herrick, Jr.

Name:	Donald W. Herrick, Jr.

Title:	Director

LENDERS:

WELLS FARGO BANK,
NATIONAL ASSOCIATION

as a Lender

By:	/s/ Donald W. Herrick, Jr.

Name:	Donald W. Herrick, Jr.

Title:	Director

Signature Page to Agreement and Amendment No. 1

ROYAL BANK OF CANADA
as a Swingline Lender and a Lender

By:	/s/ Jacky Lai
Name:	Jacky Lai
Title:	Authorized Signer

Signature Page to Agreement and Amendment No. 1

BARCLAYS BANK PLC
as a Lender

By:	/s/ Louise Brechin
Name:	Louise Brechin
Title:	Director

Signature Page to Agreement and Amendment No. 1

CITIBANK, N.A.
as a Lender

By:	/s/ Peter Kardos
Name:	Peter Kardos
Title:	Vice President

Signature Page to Agreement and Amendment No. 1

DNB CAPITAL LLC
as a Lender

By:	/s/ Jill Ilski
Name:	Jill Ilski
Title:	First Vice President

By:	/s/ Joe Hykle
Name:	Joe Hykle
Title:	Senior Vice President

Signature Page to Agreement and Amendment No. 1

FIFTH THIRD BANK
as a Lender

By:	/s/ Matthew Lewis
Name:	Matthew Lewis
Title:	Vice President

Signature Page to Agreement and Amendment No. 1

HSBC BANK USA, NATIONAL ASSOCIATION
as a Lender

By:	/s/ Steven Smith
Name:	Steven Smith
Title:	Director #20290

Signature Page to Agreement and Amendment No. 1

JPMORGAN CHASE BANK, N.A.
as a Lender

By:	/s/ Thomas Okamoto
Name:	Thomas Okamoto
Title:	Authorized Officer

Signature Page to Agreement and Amendment No. 1

THE BANK OF NOVA SCOTIA
as a Lender

By:	/s/ John Frazell
Name:	John Frazell
Title:	Director

Signature Page to Agreement and Amendment No. 1

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.
as a Lender

By:	/s/ Mark Oberreuter
Name:	Mark Oberreuter
Title:	Vice President

Signature Page to Agreement and Amendment No. 1

Annex A

to

Agreement and Amendment No. 1 to Credit Agreement

Published CUSIP Number: 67011QAB4

$750,000,000

CREDIT AGREEMENT

Dated as of April 18, 2014

Among

NOW INC.

as Borrower,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent, an Issuing Lender and US Swingline Lender

THE LENDERS PARTY HERETO FROM TIME TO TIME

WELLS FARGO SECURITIES, LLC

as Sole Lead Arranger and Sole Book Runner

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

EXHIBITS:
Exhibit A	-	Form of Assignment and Acceptance
Exhibit B-1	-	Form of Compliance Certificate
Exhibit B-2	-	Form of Asset Coverage Test Certificate
Exhibit B-3	-	Form of Recalculation Certificate
Exhibit B-4	-	Form of Borrowing Limit Election Notice
Exhibit C-1	-	Form of Guaranty Agreement
Exhibit C-2	-	Form of Security Agreement
Exhibit D	-	Form of Notice of Borrowing
Exhibit E	-	Form of Notice of Conversion or Continuation
Exhibit F	-	Form of Revolving Note
Exhibit G	-	Form of Swingline Note
Exhibit H-1		Form of US Tax Compliance Certificate
Exhibit H-2		Form of US Tax Compliance Certificate
Exhibit H-3		Form of US Tax Compliance Certificate
Exhibit H-4		Form of US Tax Compliance Certificate

SCHEDULES:
Schedule 1.1(a)	-	Revolving Commitments
Schedule 1.1(b)	-	Mandatory Cost Formulae
Schedule 1.1(c)	-	Existing Letters of Credit
Schedule 4.19	-	Subsidiaries and Capitalization
Schedule 6.3		Existing Investments

-iv-

CREDIT AGREEMENT

This CREDIT AGREEMENT (“Agreement”) is entered into as of April 18, 2014, among NOW INC., a Delaware corporation (“Borrower”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (as defined below), an Issuing Lender (as defined below), US Swingline Lender (as defined below), and each Lender (as defined below).

The parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

Section 1.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (unless otherwise indicated, such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Acceptable Security Interest” means a security interest which (a) exists in favor of the Administrative Agent for its benefit and the ratable benefit of the Secured Parties, (b) is superior to all other security interests (other than the Permitted Liens; provided that, no intention to subordinate the Lien of the Administrative Agent and the Secured Parties pursuant to the Security Documents is to be hereby implied or expressed by the permitted existence of such Permitted Liens), (c) secures the Secured Obligations, (d) is enforceable against the Credit Party which created such security interest and (e) is perfected (other than as to Excluded Perfection Collateral).

“Account Control Agreement” shall mean, as to any deposit account or securities account, of any Credit Party held with a bank or securities intermediary, as applicable, an agreement or agreements in form and substance reasonably acceptable to the Administrative Agent, among the Credit Party owning such deposit account or securities account, the Administrative Agent and such other bank or securities intermediary.

“Account Debtor” shall mean an account debtor as defined in the Uniform Commercial Code, as in effect in the State of New York.

“Acquired Indebtedness” means Indebtedness of a Person existing at the time such Person became a Subsidiary pursuant to an Investment permitted pursuant to Section 6.3, to the extent that (i) such Indebtedness was not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary and (ii) neither the Borrower nor any Subsidiary thereof (other than such Person and its Subsidiaries or any other Person (other than the Borrower) that merges with such Person) shall have any liability or other obligation with respect to such Indebtedness.

“Acquisition” means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any of its Subsidiaries (a) acquires any going business or all or substantially all of the assets of any Person, or division thereof, whether through purchase of assets, merger, consolidation or otherwise, (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of related transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage of voting power) of the outstanding ownership interests of a partnership or limited liability company; or (c) acquires any asset of any Person other than from a Person that is in the business of selling such asset as a vendor.

“Additional Lender” has the meaning set forth in Section 2.15.

“Adjusted Base Rate” means, for any day, the fluctuating rate per annum of interest equal to the greatest of (a) the Prime Rate in effect on such day, (b) the sum of the Federal Funds Rate in effect on such day plus  1⁄2% per annum, and (c) the Daily One Month LIBOR Rate plus one percent (1.00%). Any change in the Adjusted Base Rate due to a change in the Prime Rate, Daily One Month LIBOR or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate, Daily One Month LIBOR or the Federal Funds Rate.

“Adjusted Base Rate Advance” means an Advance which bears interest as provided in Section 2.6(a). All Adjusted Base Rate Advances shall be denominated in Dollars.

“Administrative Agent” means Wells Fargo Bank, National Association in its capacity as administrative agent for the Lenders pursuant to Article VIII and any successor administrative agent in that capacity pursuant to Section 8.6.

“Administrative Questionnaire” means, with respect to each Lender, an administrative questionnaire submitted to and accepted by the Administrative Agent duly completed by such Lender.

“Advance” means any Swingline Advance or any Revolving Advance.

“Affiliate” means (a) as to the Borrower or any Subsidiary thereof, (i) any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person or any Subsidiary of such Person or (ii) any other Person owning beneficially or controlling thirty percent (30%) or more of the equity interests in such Person, and (b) as to any other Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person (which includes, for the avoidance of doubt, in each case, any such Person that becomes an Affiliate after the date hereof). The term “control” (including the terms “controlled by” or “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or other equity interests, by contract or otherwise. For purposes of clause (b), a Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person.

“Agreed Currency” means (a) Dollars, (b) Euro, (c) Pounds Sterling, (d) Canadian Dollars, (e) Norwegian Kroner, and (f) any other Eligible Currency which the Borrower requests the Administrative Agent to include as an Agreed Currency hereunder and which is acceptable to all Lenders and, in connection with Letters of Credit, which is acceptable to the applicable Issuing Lender. If, after the designation of any currency as an Agreed Currency (including any Foreign Currency designated in clause (b) – (f) above) pursuant to the terms hereof, (x) currency control or other exchange regulations are imposed in the country in which such currency is issued with the result that different types of such currency are introduced, (y) such currency, in the reasonable determination of the Administrative Agent, no longer qualifies as an “Eligible Currency” or (z) in the reasonable determination of the Administrative Agent, a Dollar Amount of such currency is not readily calculable, the Administrative Agent shall promptly notify the Lenders and the Borrower, and such currency shall no longer be an Agreed Currency until such time as the Administrative Agent, the applicable Issuing Lender, or the Lenders, as required herein, agree to reinstate such currency as an Agreed Currency.

“Agreement” means this Credit Agreement dated as of April 18, 2014 among the Borrower, the Administrative Agent, and the Lenders, as it may be amended hereafter in accordance with its terms.

“Aggregate Exposure” means the sum of (a) the aggregate outstanding Advances plus (b) the aggregate Letter of Credit Exposure.

“Amendment No. 1 Effective Date” means January 20, 2016.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to each Credit Party from to time concerning or relating to bribery or corruption.

“Applicable Margin” has the meaning below:

(a) At all times prior to the Borrowing Limit Election Date, “Applicable Margin” means, subject to Section 2.6(e), the corresponding percentages per annum as set forth below based on Excess Availability:

Pricing Level	Excess Availability	Eurocurrency Rate Advances	Adjusted Base Rate Advances
I	Less than 33.0%	3.00%	2.00%
II	Less than 66.7% but greater than or equal to 33%	2.50%	1.50%
III	Greater than or equal to 66.7%	2.25%	1.25%

The Applicable Margin prior to the Borrowing Limit Election Date shall be determined and adjusted monthly on the fifth (5th) Business Day after the day on which the Borrower provides an Asset Coverage Test Certificate pursuant to Section 5.6(o) for the most recent Month End Date (each such date, an “Adjustment Date”); provided that (1) the Applicable Margin shall be based on Pricing Level III set forth in this paragraph (a) above from the Amendment No. 1 Effective Date until the first Adjustment Date occurring after the Amendment No. 1 Effective Date and, thereafter the Pricing Level shall be determined by reference to the Excess Availability as of the most recent Month End Date preceding the applicable Adjustment Date, and (b) if the Borrower fails to provide the Asset Coverage Test Certificate when due as required by Section 5.6(o) for the most recent Month End Date preceding the applicable Adjustment Date, the Applicable Margin shall be determined from the date on which such Asset Coverage Test Certificate was required to have been delivered based on Pricing Level I until such time as such Asset Coverage Test Certificate is delivered, at which time the Pricing Level shall be determined by reference to the Excess Availability as of the most recent Month End Date preceding such Adjustment Date. The applicable Pricing Level shall be effective from one Adjustment Date until the next Adjustment Date. Any adjustment in the Pricing Level shall be applicable to all Advances and Letters of Credit then existing or subsequently made or issued. For the avoidance of doubt, the Pricing Levels prior to the Borrowing Limit Election Date set forth above in this paragraph (a) are set forth from highest (Level I) to the lowest (Level III).

(b) On and after the Borrowing Limit Election Date, “Applicable Margin” means, subject to Section 2.6(e), the corresponding percentages per annum as set forth below based on the Total Leverage Ratio:

Pricing Level	Total Leverage Ratio	Eurocurrency Rate Advances	Adjusted Base Rate Advances
I	Greater than 2.00 to 1.00	3.00%	2.00%
II	Greater than 1.00 to 1.00, but less than or equal to 2.00 to 1.00	2.50%	1.50%
III	Less than or equal to 1.00 to 1.00	2.25%	1.25%

The Applicable Margin on and after the Borrowing Limit Election Date shall be determined and adjusted quarterly on the date five (5) Business Days after the day on which the Borrower provides a Compliance Certificate pursuant to Section 5.6 for the most recently ended fiscal quarter of the Borrower (each such date, a “Calculation Date”); provided that (a) until the first Calculation Date occurring after the Borrowing Base Limit Election Date the Applicable Margin shall be based on the Total Leverage Ratio for the most recently ended fiscal quarter that is certified in the Borrowing Limit Election Notice, and (b) if the Borrower fails to provide the Compliance Certificate when due as required by Section 5.6, the Applicable Margin from the date on which such Compliance Certificate was required to have been delivered shall be based on Pricing Level I until such time as such Compliance Certificate is delivered, at which time the Pricing Level shall be determined by reference to the Total Leverage Ratio set forth in such Compliance Certificate. The applicable Pricing Level on and after the Borrowing Limit Election Date shall be effective from one Calculation Date until the next Calculation Date. Any adjustment in the Pricing Level on and after the Borrowing Limit Election Date shall be applicable to all Advances and Letters of Credit then existing or subsequently made or issued. For the avoidance of doubt, the Pricing Levels on and after the Borrowing Limit Election Date set forth above in this paragraph (b) are set forth from highest (Level I) to the lowest (Level III).

“Applicable Time” means, with respect to any borrowings and payments in any Designated Currency, the local time in the place of settlement for such Designated Currency as may be determined by the Administrative Agent, the applicable Swingline Lender or the applicable Issuing Lender, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Arranger” means Wells Fargo Securities, LLC, and its successors, in its capacity as sole lead arranger.

“Asset Coverage Ratio” means, as of any date a determination thereof is to be made, the ratio of (a) Eligible Assets as of the Month End Date on or immediately preceding such date to (b) Outstandings as of such date of determination.

“Asset Coverage Test Certificate” means a certificate of the Borrower in substantially the form of the attached Exhibit B-2.

“Asset Disposition” means the sale, transfer, license, lease or other disposition of (i) any Property (including any disposition of Equity Interests other than Equity Interests described in the immediately following clause (ii)) by any Credit Party or any Subsidiary thereof, and (ii) any issuance of Equity Interests by any Subsidiary of the Borrower to any Person that is not a Credit Party or any Subsidiary thereof. The term “Asset Disposition” shall not include (a) the sale, license, lease or other disposition of inventory in the ordinary course of business, (b) the transfer of assets to the Borrower or any Guarantor pursuant to any other transaction permitted pursuant to Section 6.5, (c) the write-off, discount, sale or other disposition of defaulted or past-due receivables and similar obligations in the ordinary course of business and not undertaken as part of an accounts receivable financing transaction, (d) the transfer or other disposition of any Hedging Transaction, (e) dispositions of Investments in cash and Cash Equivalents, (f) the transfer by any Credit Party of its assets to any other Credit Party, (g) the transfer by any Non-Guarantor Subsidiary of its assets to any Credit Party (provided that in connection with any new transfer, such Credit Party shall not pay more than an amount equal to the fair market value of such assets as determined in good faith at the time of such transfer) and (h) the transfer by any Non-Guarantor Subsidiary of its assets to any other Non-Guarantor Subsidiary.

“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in substantially the form of the attached Exhibit A.

“Authorities” means, as applicable, the Financial Conduct Authority and/or the Prudential Regulation Authority.

“Authorized Agent” means each officer of any Wholly-Owned Subsidiary of the Borrower, who has been duly authorized and appointed by a Responsible Officer of Borrower to act on behalf of the Borrower in requesting Advances and Letters of Credit, including, the designation of the currency, amount, Conversions, continuations and prepayments of, and Interest Periods with respect to, Advances and the determination of the amounts, terms and beneficiaries of Letters of Credit.

“Availability” means, at any time a determination thereof is to be made, an amount equal to the Borrowing Limit in effect at such time minus the Outstandings at such time.

“Banking Services” means each and any of the following bank services provided to any Credit Party by any Banking Services Provider: (a) commercial credit cards, (b) stored value cards and (c) any other Treasury Management Arrangement (including, without limitation, controlled disbursement, purchase card arrangements, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

“Banking Services Obligations” means any and all obligations of any Credit Party, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.

“Banking Services Provider” means any Lender (other than a Defaulting Lender) or Affiliate of a Lender (other than a Defaulting Lender) that provides Banking Services to the Borrower or any other Credit Party.

“Borrower” has the meaning set forth in the preamble to this Agreement.

“Borrowing” means a Revolving Borrowing or a Swingline Borrowing.

“Borrowing Limit” means, (a) as of any date of determination prior to the Borrowing Limit Election Date, the lesser of (i) the aggregate Revolving Commitments and (ii) the amount of Outstandings that would not cause the Asset Coverage Ratio to be less than the Minimum Asset Coverage Ratio, and (b) as of any date of determination on or after the Borrowing Limit Election Date, the aggregate Revolving Commitments.

“Borrowing Limit Election Date” means the date on which the Administrative Agent has received the Borrowing Limit Election Notice from the Borrower in compliance with Section 2.20(b).

“Borrowing Limit Election Notice” means a notice from the Borrower to the Administrative Agent captioned “Borrowing Limit Election Notice” in substantially the form of Exhibit B-4 attached hereto pursuant to which the Borrower has certified and calculated the Total Leverage Ratio for each of the three consecutive fiscal quarters of the three quarter period most recently ended, which Total Leverage Ratio shall not be greater than 2.00 to 1.00.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Legal Requirements of, or are in fact closed in, Texas or New York, and:

(a) if such day relates to any interest rate settings as to a Eurocurrency Rate Advance denominated in Canadian Dollars, means any such day on which dealings in deposits in Canadian Dollars are conducted by and between banks in London, England, Toronto, Ontario, Calgary, Alberta or other applicable offshore interbank market for Canadian Dollars;

(b) if such day relates to any interest rate settings as to a Eurocurrency Rate Advance denominated in Dollars, any fundings, disbursements, settlements and payments in Dollars in respect of any such Eurocurrency Rate Advance, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Advance, means any such day on which dealings in deposits in Dollars are conducted by and between banks in the London interbank eurodollar market;

(c) if such day relates to any interest rate settings as to a Eurocurrency Rate Advance denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Eurocurrency Rate Advance, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Advance, means a TARGET Day;

(d) if such day relates to any interest rate settings as to a Eurocurrency Rate Advance denominated in a currency other than Canadian Dollars, Dollars or Euro, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London interbank market for such currency or, if such market is unavailable, then the principal offshore interbank market for such currency; and

(e) if such day relates to any fundings, disbursements, settlements and payments in a currency other than Canadian Dollars, Dollars or Euro in respect of a Eurocurrency Rate Advance denominated in a currency other than Canadian Dollars, Dollars or Euro, or any other dealings in any currency other than Canadian Dollars, Dollars or Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Advance (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.

“Canadian Available Funds” means readily and immediately available cash in Dollars or Canadian Dollars held in deposit accounts located in Canada (other than the Cash Collateral Accounts) owned by any Canadian Subsidiary of the Borrower; provided that, such deposit accounts and the funds therein shall be unencumbered and free and clear of all Liens and other third party rights other than a Lien in favor of the depositary institution holding such deposit accounts arising solely by virtue of such depositary institution’s standard account documentation or any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies and burdening only such deposit accounts.

“Canadian Dollars” means the lawful money of Canada.

“Canadian Eligible Assets” means, without duplication, the sum of the following and determined and adjusted as provided in Section 2.20:

(a) 100% of the Canadian Eligible Receivables as of the immediately preceding month end, plus

(b) 100% of the value of Canadian Eligible Inventory as of the immediately preceding month end, valued at the lower of cost or market value in accordance with GAAP.

“Canadian Eligible Inventory” means with respect to any Canadian Subsidiary, Inventory that is of a type customarily held as Inventory in such Canadian Subsidiary’s business as being conducted on the Amendment No. 1 Effective Date, and held for sale or lease in the ordinary course of such Canadian Subsidiary’s business, but specifically excluding Inventory which meets any of the following conditions or descriptions:

(a) Inventory that is subject to a Lien other than inchoate Liens under ERISA and Liens for Taxes not yet due;

(b) Inventory which is located on premises owned or operated by the customer that is to purchase or lease such Inventory other than to the extent the value of such Inventory located on such premises does not exceed 2% of the total Inventory of the Canadian Subsidiaries (provided, however, that the amount of any such Inventory excluded pursuant to this clause (b) shall only be such excess amount);

(c) Inventory that is bill and hold goods or deferred shipment;

(d) Inventory that is subject to any agreement which would, in any material respect, restrict such Canadian Subsidiary’s ability to sell or otherwise dispose of such Inventory;

(e) Inventory that is located in a jurisdiction outside Canada or any province or territory thereof (other than the United States or in any state in the United States);

(f) Inventory that would constitute raw materials, work in process or supplies or materials, in each case, consumed in the business of any Canadian Subsidiary;

(g) slow moving or obsolete Inventory; or

(g) Inventory that is otherwise deemed ineligible by the Administrative Agent in its Permitted Discretion, and notice of such ineligibility is provided to the Borrower.

Inventory which is at any time Canadian Eligible Inventory but which subsequently fails to meet any of the foregoing requirements shall forthwith cease to be Canadian Eligible Inventory at the time of submission of the next Asset Coverage Test Certificate until such time as the foregoing requirements are met with respect to such Inventory.

“Canadian Eligible Receivables” means, as to the Canadian Subsidiaries, on a Consolidated basis and without duplication, all Receivables of such Canadian Subsidiaries, in each case reflected on their books in accordance with GAAP which conform to the representations and warranties in Article IV hereof to the extent such provisions are applicable to the Receivables of each such Canadian Subsidiary, and each of which meets all of the following criteria on the date of any determination:

(a) such Receivable is not subject to any Lien or any other third party’s rights (including Permitted Liens) other than inchoate Liens under ERISA and Liens for Taxes not yet due;

(b) such Canadian Subsidiary has good and marketable title to such Receivable,

(c) such Receivable has been billed substantially in accordance with billing practices of such Canadian Subsidiary in effect on the Amendment No. 1 Effective Date (or the date such Canadian Subsidiary commenced operations, if later) and such Receivable is not unpaid for more than 120 days from the date of the invoice;

(d) such Receivable was created in the ordinary course of business of such Canadian Subsidiary from the performance by such Canadian Subsidiary of services which have been fully and satisfactorily performed (and not a progress billing or contingent upon any further performance), or from the absolute sale on open account (and not on consignment, on approval or on a “sale or return” basis) or lease by such Canadian Subsidiary of goods (i) in which such Canadian Subsidiary had sole and complete ownership and (ii) which have been shipped or delivered to the Account Debtor, evidencing which such Canadian Subsidiary has possession of shipping or delivery receipts for all material shipments or deliveries;

(e) such Receivable represents a legal, valid and binding payment obligation of the Account Debtor thereof enforceable in accordance with its terms and arises from an enforceable contract;

(f) such Receivable is not due from an Account Debtor that has more than 20% of its aggregate Receivables owed to all Canadian Subsidiaries of the Borrower unpaid more than 120 days from the date of the respective invoices;

(g) such Receivable is owed by an Account Debtor that any Canadian Subsidiary deems to be creditworthy and is not owed by an Account Debtor which has (i) applied for, suffered, or consented to the appointment of any receiver, custodian, trustee, or liquidator of its assets, (ii) had possession of all or a material part of its property taken by any receiver, custodian, trustee or liquidator, (iii) filed, or had filed against it, any request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as bankrupt, winding-up, or voluntary or involuntary case under any Debtor Relief Laws, (iv) admitted in writing its inability to, or is generally unable to, pay its debts as they become due, (v) become insolvent, or (vi) ceased operation of its primary businesses;

(h) the Account Debtor on such Receivable is not a Credit Party, an Affiliate of a Credit Party, nor a director, officer or employee of a Credit Party or of an Affiliate of Credit Party;

(i) such Receivable is evidenced by an invoice (which may be in electronic form) and not evidenced by any chattel paper, promissory note or other instrument;

(j) such Receivable, together with all other Receivables due from the same Account Debtor does not comprise more than 25% of the aggregate Receivables of all Canadian Subsidiaries of the Borrower with respect to all Account Debtors (provided, however, that the amount of any such Receivable excluded pursuant to this clause (j) shall only be the excess of such amount);

(k) such Receivable is not subject to any set-off, counterclaim, defense, allowance or adjustment and there has been no dispute, objection or complaint by the Account Debtor concerning its liability for such Receivable or a claim for any such set-off, counterclaim, defense, allowance or adjustment by the Account Debtor thereof (provided, however, that the amount of any such Receivable excluded pursuant to this clause (k) shall only be the amount of such set-off, counterclaim, allowance or adjustment or claimed set-off, counterclaim, allowance or adjustment);

(l) such Receivable is owed in Canadian Dollars or US Dollars and is due from an Account Debtor organized under applicable law of, or who has a principal place of business located in Canada or the United States;

(m) such Receivable is not owed by an Account Debtor that is a Sanctioned Person or a Sanctioned Entity;

(n) such Receivable is not the result of (i) work-in-progress, (ii) finance or service charges, or (iii) payments of interest;

(o) such Receivable has not been written off the books of any Canadian Subsidiary or otherwise designated as uncollectible by any Canadian Subsidiary;

(p) such Receivable is not subject to any reduction thereof, other than discounts and adjustments given in the ordinary course of business and deducted from such Receivable;

(q) such Receivable is not a newly created Receivable resulting from the unpaid portion of a partially paid Receivable; and

(q) such Receivable that is otherwise deemed ineligible by the Administrative Agent in its Permitted Discretion.

In determining the amount of a Canadian Eligible Receivable, the face amount of such Receivable shall be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances, payables or other amounts then due and payable by any Canadian Subsidiary to the Account Debtor (including any amount that any Canadian Subsidiary may be obligated to rebate to an Account Debtor pursuant to the terms of any agreement or understanding (written or oral)), (ii) all taxes, duties or other governmental charges included in such Receivable, and (iii) the aggregate amount of all cash received in respect of such Receivable but not yet applied by any Canadian Subsidiary to reduce the amount of such Receivable. Furthermore, in determining the amount of a Canadian Eligible Receivable for a Receivable that is due in Canadian Dollars, the Dollar Equivalent of such amount shall be used.

“Canadian Reference Bank” means Royal Bank of Canada or its successors and assigns or such other bank as agreed to from time to time by the Borrower and the Administrative Agent.

“Canadian Facility” means any working capital facility provided to any Canadian Subsidiary.

“Canadian Subsidiary” means any Subsidiary of the Borrower that is incorporated or organized under the laws of Canada or any state or province thereof.

“Canadian Swingline Advance” has the meaning set forth in Section 2.1(b).

“Canadian Swingline Lender” means Royal Bank of Canada, as the swing line lender for the Canadian Swingline Advances, or any successor swing line lender for Canadian Swingline Advances hereunder.

“Capital Lease” means, for any Person, any lease of any Property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

“Capitalized Lease Obligations” of a Person means the amount of the obligations of such Person under Capital Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.

“Cash Collateral Accounts” means the special cash collateral account containing cash deposited pursuant to Sections 2.13(g), 2.17, 2.19, 7.2(b), or 7.3(b) to be maintained at the Administrative Agent’s offices in accordance with Sections 2.19(b) and 7.4.

“Cash Collateralize” means, to deposit into the Cash Collateral Account or to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the Issuing Lenders or Swingline Lenders, as collateral for Letters of Credit or obligations of Lenders to fund participations in respect of the Letter of Credit Exposure or Swingline Advances, cash or deposit account balances or, if the Administrative Agent and each applicable Issuing Lender shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and each applicable Issuing Lender. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means, collectively, (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency thereof maturing within three hundred sixty (360) days from the date of acquisition thereof, (b) commercial paper maturing no more than one hundred eighty (180) days from the date of creation thereof and currently having one of the two highest rating obtainable from either S&P or Moody’s, (c) certificates of deposit maturing no more than one hundred eighty (180) days from the date of creation thereof issued by any commercial bank that is a Lender or that otherwise is incorporated under the laws of the United States, or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, in each case, having combined capital, surplus and undivided profits of not less than $500,000,000 and having a rating of “A” or better by a nationally recognized rating agency, or (d) time deposits maturing no more than one hundred eighty (180) days from the date of creation thereof with Lenders or other commercial banks or savings banks or savings and loan associations each having membership either in the FDIC or the deposits of which are insured by the FDIC and in amounts not exceeding the maximum amounts of insurance thereunder, and (e) investments, classified in accordance with GAAP as current assets of the Borrower or any of its Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions that have one of the two highest ratings obtainable from either Moody’s or S&P, and the portfolios of which are limited solely to investments of the character, quality and maturity described in clauses (a) through (d) of this definition.

“CDOR Rate” means, with respect to an Advance denominated in Canadian Dollars, for any Interest Period, (a) the rate per annum determined by the Administrative Agent by reference to the average of the rates displayed on the “Reuters Screen CDOR Page” (as defined in the International Swap Dealer Association, Inc. definitions, as amended from time to time), or such other page as may replace such page on such screen for the purpose of displaying Canadian interbank bid rates for Canadian Dollar bankers’ acceptances applicable to Canadian Dollar bankers’ acceptances (on a three hundred sixty-five (365) day basis) with a term comparable to such Interest Period as of 10:00 A.M. (Eastern time) on the first day of such Interest Period or (b) if, for any reason, the rates on the Reuters Screen CDOR Page are unavailable, then CDOR Rate means the rate of interest determined by the Administrative Agent that is equal to the rate (rounded upwards to the nearest basis point) quoted by the Canadian Reference Bank as its discount rate for purchase of Canadian Dollar bankers’ acceptances in an amount substantially equal to such Advance denominated in Canadian Dollars with a term comparable to such Interest Period as of 10:00 A.M. (Eastern time); provided, however, in no event shall such rate be less than zero. No adjustment shall be made to account for the difference between the number of days in a year on which the rates referred to in this definition are based and the number of days in a year on the basis of which interest is calculated in this Agreement.

“Certificated Equipment” means any equipment the ownership of which is evidenced by, or under applicable Legal Requirement, is required to be evidenced by, a certificate of title.

“Change in Control” means the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Securities Exchange Act of 1934), directly or indirectly, of securities of the Borrower (or other securities convertible into such securities) representing 50% or more of the combined voting power of all outstanding securities of the Borrower entitled to vote in the election of directors, other than securities having such power only by reason of the happening of a contingency.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Closing Date” means the date on which all of the conditions precedent set forth in Section 3.1 have been satisfied.

“Collateral” means all “Collateral” or “Mortgaged Property” (as defined in the Mortgages and the Security Agreement) or similar terms used in the Security Documents and including any and all collateral security for the Secured Obligations pledged or granted pursuant to the Security Documents.

“Collateral Access Agreement” means a landlord lien waiver or subordination agreement, bailee letter or any other similar agreement, in any case, in form and substance reasonably acceptable to the Administrative Agent and executed by the parties thereto.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute.

“Commitment Fee Margin” means:

(a) at all times prior to the Borrowing Limit Election Date, as of any date of determination, “Commitment Fee Margin” means the corresponding percentages per annum set forth below based on Commitment Utilization on such date:

Commitment Utilization	Commitment Fee Margin
Less than or equal to 50%	0.375%
Greater than 50%	0.300%

(b) On and after the Borrowing Limit Election Date, “Commitment Fee Margin” means, subject to Section 2.6(e), the corresponding percentages per annum as set forth below based on the Total Leverage Ratio:

Pricing Level	Total Leverage Ratio	Commitment Fee
I	Greater than 2.00 to 1.00	0.375%
II	Greater than 1.00 to 1.00, but less than or equal to 2.00 to 1.00	0.350%
III	Less than or equal to 1.00 to 1.00	0.300%

The Commitment Fee Margin on and after the Borrowing Limit Election Date shall be determined and adjusted quarterly on the date five (5) Business Days after the day on which the Borrower provides a Compliance Certificate pursuant to Section 5.6 for the most recently ended fiscal quarter of the Borrower (each such date, a “Calculation Date”); provided that (a) until the first Calculation Date occurring after the Borrowing Base Limit Election Date the Commitment Fee Margin shall be based on the Total Leverage Ratio for the most recently ended fiscal quarter that is certified in the Borrowing Limit Election Notice, and (b) if the Borrower fails to provide the Compliance Certificate when due as required by Section 5.6, the Commitment Fee Margin from the date on which such Compliance Certificate was required to have been delivered shall be based on Pricing Level I until such time as such Compliance Certificate is delivered, at which time the Pricing Level shall be determined by reference to the Total Leverage Ratio set forth in such Compliance Certificate. The applicable Pricing Level on and after the Borrowing Limit Election Date shall be effective from one Calculation Date until the next Calculation Date. Any adjustment in the Pricing Level on and after the Borrowing Limit Election Date shall be applicable to all Advances and Letters of Credit then existing or subsequently made or issued. For the avoidance of doubt, the Pricing Levels on and after the Borrowing Limit Election Date set forth above in this paragraph (b) are set forth from highest (Level I) to the lowest (Level III).

“Commitment Fees” means the commitment fees due and payable pursuant to Section 2.3(a).

“Commitment Utilization” means, as of any date of determination, the percentage obtained by dividing (a) the Outstandings on such date by (b) the aggregate Revolving Commitments.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” means a certificate of the Borrower in substantially the form of the attached Exhibit B-1.

“Computation Date” means (a) the last Business Day of each calendar quarter, (b) the date of any proposed Borrowing, (c) the date of any proposed issuance, increase or extension of a Letter of Credit, (d) the date of any reduction of Revolving Commitments pursuant to Section 2.4 or increase of Revolving Commitments pursuant to Section 2.15, and (e) after an Event of Default has occurred and is continuing, any other Business Day at the Administrative Agent’s discretion or upon instruction by the Majority Lenders.

“Confidential Information” means information that the Borrower furnishes to the Administrative Agent or any Lender in a writing designated as confidential, but does not include any such information that is or becomes generally available to the public or that is or becomes available to the Administrative Agent or such Lender from a source other than the Borrower that is not, to the Administrative Agent’s or such Lender’s knowledge, acting in violation of a confidentiality agreement with the Borrower.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated” refers to the consolidation of the accounts of the Borrower and its Subsidiaries in accordance with GAAP, including, when used in reference to the Borrower, principles of consolidation consistent with those applied in the preparation of the Financial Statements.

“Consolidated EBITDA” means, for any period, the sum of the following determined on a Consolidated basis, without duplication, for the Borrower and its Subsidiaries in accordance with GAAP: (a) Consolidated Net Income for such period plus (b) the sum of the following, without duplication, to the extent deducted in determining Consolidated Net Income for such period: (i) income and franchise tax expense, (ii) Consolidated Interest Expense and (iii) amortization, depreciation and other non-cash charges (except to the extent that such non-cash charges are reserved for cash charges to be taken in the future), (iv) extraordinary losses (excluding extraordinary losses from discontinued operations) and (v) Transaction Costs and all costs and expenses related to the other Specified Transactions, less (c) the sum of the following, without duplication, to the extent added in determining Consolidated Net Income for such period: (i) interest income, (ii) income and franchise tax credits, (iii) any extraordinary gains and (iv) non-cash gains or non-cash items increasing Consolidated Net Income. For purposes of this Agreement, Consolidated EBITDA shall be adjusted on a Pro Forma Basis.

“Consolidated Fixed Charges” means, for any period, the sum of the following determined on a Consolidated basis, without duplication, for the Borrower and its Subsidiaries in accordance with GAAP: (a) Consolidated Interest Expense accrued during such period (regardless of when such Consolidated Interest Expense is paid) plus (b) the aggregate amount of scheduled principal payments of Funded Indebtedness accrued during such period (regardless of when such payments are made), plus (c) Total Maintenance Capital Expenditures, plus (d) Total Cash Taxes. For purposes of this Agreement, Consolidated Fixed Charges shall be adjusted on a Pro Forma Basis.

“Consolidated Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITDA for the period of four (4) consecutive fiscal quarters ending on or immediately prior to such date to (b) Consolidated Interest Expense for the period of four (4) consecutive fiscal quarters ending on or immediately prior to such date.

“Consolidated Interest Expense” means, for any period, the sum of the following determined on a Consolidated basis, without duplication, for the Borrower and its Subsidiaries in accordance with GAAP, interest expense (including, without limitation, interest expense attributable to Capitalized Lease Obligations and all net payment obligations pursuant to Hedging Transactions to the extent treated as interest expense under GAAP) for such period.

“Consolidated Net Income” means, for any period, the net income (or loss) of the Borrower and its Subsidiaries for such period, determined on a Consolidated basis, without duplication, in accordance with GAAP; provided, that in calculating Consolidated Net Income of the Borrower and its Subsidiaries for any period, there shall be excluded (a) the net income (or loss) of any Person (other than a Subsidiary which shall be subject to clause (c) below), in which the Borrower or any of its Subsidiaries has a joint interest with a third party, except to the extent such net income is actually paid in cash to the Borrower or any of its Subsidiaries by dividend or other distribution during such period, (b) the net income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or any of its Subsidiaries or is merged into or consolidated with the Borrower or any of its Subsidiaries or that Person’s assets are acquired by the Borrower or any of its Subsidiaries except to the extent included pursuant to the foregoing clause (a), (c) the net income (if positive), of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary to the Borrower or any of its Subsidiaries of such net income (i) is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary or (ii) would be subject to any taxes payable on such dividends or distributions, but in each case only to the extent of such prohibition or taxes and (d) any gain or loss from Asset Dispositions during such period.

“Consolidated Net Worth” means at any time the consolidated total value of all of the Borrower’s and its Subsidiaries’ assets calculated on a Consolidated basis as of such time, determined in accordance with GAAP, less the total value of all liabilities calculated on a Consolidated basis as of such time determined in accordance with GAAP.

“Consolidated Tangible Net Worth” means at any time the Consolidated Net Worth at such time less the amount of intangible assets of the Borrower and its Subsidiaries as determined in accordance with GAAP.

“Controlled Group” means all members of a controlled group of corporations and all trades (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Code.

“Convert”, “Conversion”, and “Converted” each refers to a conversion of Advances of one Type into Advances of another Type pursuant to Section 2.2(b).

“Corporate Spinoff” means the pro rata distribution of all of the outstanding shares of the Borrower’s Equity Interests to the stockholders of National Oilwell Varco, Inc., as described in the Form 10 filed by the Borrower with the SEC on February 26, 2014.

“Credit Documents” means this Agreement, the Notes, the Letter of Credit Documents, the Fee Letter, the Guaranty Agreement, the Security Documents, and each other agreement, instrument or document executed by any Credit Party at any time in connection with this Agreement, including each Notice of Borrowing.

“Credit Parties” means, collectively, the Borrower and the Guarantors.

“Daily One Month LIBOR” means, for any day, the rate per annum for Dollar deposits quoted by the Administrative Agent for the purpose of calculating effective rates of interest for loans making reference to the “Daily One Month LIBOR” or the “LIBOR Market Index Rate” or other words of similar import, as the inter-bank offered rate in effect from time to time for delivery of funds for one (1) month in amounts approximately equal to the principal amount of the applicable Advances; provided that, the Administrative Agent may base its quotation of the inter-bank offered rate upon such offers or other market indicators of the inter-bank market in such manner as the Administrative Agent in its reasonable discretion determines to be consistent with then market practice, including Eurocurrency Adjusted Base Rate (as defined below).

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Legal Requirements of the United States or other applicable jurisdictions from time to time in effect.

“Default” means (a) an Event of Default or (b) any event or condition which with notice or lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Rate” means a per annum rate equal to (a) in the case of principal of any Advance, 2.00% plus the interest rate otherwise applicable to such Advance as provided in Sections 2.6(a), (b), (c), or (e), (b) in the case of any other Obligation other than letter of credit fees, 2.00% plus the non-default interest rate applicable to Adjusted Base Rate Advances as provided in Section 2.6(a), and (c) when used with respect to letter of credit fees, a rate equal to the Applicable Margin for Eurocurrency Advances plus 2.00% per annum.

“Defaulting Lender” means, subject to Section 2.19(c), any Lender that (a) has failed to (i) (except, with regards to the funding of Swingline Advances, any Swingline Lender) fund all or any portion of its Advances within two Business Days of the date such Advances were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any Issuing Lender, any Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Advances) within two Business Days of the date when due, (b) (except, with regards to the funding of Swingline Advances, any Swingline Lender) has notified the Borrower, the Administrative Agent, any Issuing Lender or any Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund an Advance hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) (except, with regards to the funding of Swingline Advances, any Swingline Lender) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.19(c)) upon delivery of written notice of such determination to the Borrower, each Issuing Lender, each Swingline Lender and each Lender.

“Designated Currency” means, (a) for a Revolving Borrowing, the Agreed Currency which is designated for such Revolving Borrowing, (b) for Swingline Advances, the Agreed Currency which is designated for such Advances, and (c) for any Letter of Credit, the Agreed Currency in which such Letter of Credit is issued.

“Disregarded Holding Subsidiary” has the meaning set forth in clause (b) of the definition of “Domestic Subsidiary”.

“Dollars” and “$” means lawful money of the United States of America.

“Dollar Amount” of any currency at any date shall mean (i) the amount of such currency if such currency is Dollars or (ii) the equivalent in Dollars of any amount of such currency if such currency is any Foreign Currency, calculated using the Exchange Rate.

“Domestic Subsidiary” means, with respect to any Person (the “parent”), each of its Subsidiaries that (a) is incorporated or organized under the laws of the United States, any State thereof or the District of Columbia, or (b) is disregarded for US federal Tax purposes and the parent thereof is either the Borrower or any other Domestic Subsidiary of the Borrower, other than any such disregarded entity that owns no assets other than Equity Interests of a controlled foreign corporation within the meaning of Section 957 of the Code (a “Disregarded Holding Subsidiary”).

“Eligible Assets” means, without duplication, as of any date of determination, an amount equal to the sum of (a) US Eligible Assets, (b) Canadian Eligible Assets, and (c) International Eligible Assets; provided, however, that (i) the value attributed to Canadian Eligible Assets shall not exceed an amount equal to 20% of all Eligible Assets (excluding US Eligible Equipment and US Eligible Real Property) on such date and (ii) the aggregate value attributed to US Eligible Equipment and US Eligible Real Property, if any, shall not exceed an amount equal to 10% of all Eligible Assets on such date.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of the respective assigning Lender with the approval of the Administrative Agent, the Issuing Lenders and the Swingline Lenders, which approvals will not be unreasonably withheld, and (c) any other Person (other than a natural person) with the approval of the Administrative Agent, the Issuing Lenders, the Swingline Lenders, and (provided that no Default has occurred and is continuing) the Borrower, which approvals will not be unreasonably withheld; provided that (i) the Borrower shall be deemed to have approved such assignee unless it shall object thereto by written notice to the Administrative Agent within 5 Business Days after having received notice thereof, (ii) no Defaulting Lender nor any of its Subsidiaries, nor any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (ii) shall be qualify as an Eligible Assignee, and (iii) “Eligible Assignee” shall not include the Borrower or any Affiliate or Subsidiary of the Borrower.

“Eligible Currency” means any Foreign Currency provided that: (a) quotes for loans in such currency are available in the London interbank deposit market; (b) such currency is freely transferable and convertible into Dollars in the London foreign exchange market, (c) no approval of a Governmental Authority in the country of issue of such currency is required to permit use of such currency by any Lender or Issuing Lender for making loans or issuing letters of credit, or honoring drafts presented under letters of credit in such currency, and (d) there is no restriction or prohibition under any applicable Legal Requirements against the use of such currency for such purposes.

“EMU” means the economic and monetary union in accordance with the Treaty of Rome 1957, as amended by the Single European Act 1986, the Maastricht Treaty of 1992 and the Amsterdam Treaty of 1998.

“Environmental Claim” means any third party (including governmental agencies and employees) action, lawsuit, claim, demand, regulatory action or proceeding, order, decree, consent agreement or notice of potential or actual responsibility or violation, including claims or proceedings under any Environmental Law (“Claims”) or any permit issued under any Environmental Law, including (a) any and all Claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Substances or arising from alleged injury or threat of injury to health or safety in relation to the environment.

“Environmental Laws” means any and all Legal Requirements arising from, relating to, or in connection with the environment, health or safety, relating to (a) the protection of the environment, (b) the effect of the environment on human health, (c) emissions, discharges or releases of Hazardous Substances into surface water, ground water or land, or (d) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances or wastes or the clean-up or other remediation thereof.

“Equity Interests” means (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests, (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person and (f) any and all warrants, rights or options to purchase any of the foregoing.

“Equity Issuance Proceeds” means, with respect to any Equity Issuance, all cash and cash equivalent investments received by the Borrower from such Equity Issuance (other than from any Subsidiary) after payment of, or provision for, all underwriter fees and expenses, SEC and blue sky fees, printing costs, fees and expenses of accountants, lawyers and other professional advisors, brokerage commissions and other out-of-pocket fees and expenses actually incurred by any Credit Party in connection with such Equity Issuance.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any Person who together with the Borrower or any of its Subsidiaries is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA.

“Euro” and “EUR” mean the lawful currency of the participating member states of the EMU.

“Eurocurrency Liabilities” has the meaning assigned to that term in Regulation D of the Federal Reserve Board (or any successor), as in effect from time to time.

“Eurocurrency Adjusted Base Rate” means the rate of interest per annum determined on the basis of the rate for deposits in the relevant currency for a period equal to the applicable Interest Period which appears on Reuters Screen LIBOR01 Page (or any applicable successor page or other applicable page for the relevant foreign currency) at approximately 11:00 a.m. (London time) two (2) London Banking Days prior to the first day of the applicable Interest Period; provided that in no event shall such rate be less than zero. If, for any reason, such rate does not appear on Reuters Screen LIBOR01 Page (or any applicable successor page or applicable page for the relevant foreign currency), then “LIBOR” shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in the relevant currency would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) two (2) London Banking Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period, provided that in no event shall such rate be less than zero. Each calculation by the Administrative Agent of the Eurocurrency Adjusted Base Rate shall be conclusive and binding for all purposes, absent manifest error.

“Eurocurrency Rate” means (a) with respect to a Eurocurrency Rate Advance (other than an Advance denominated in Canadian Dollars or Norwegian Kroner) for the relevant Interest Period, the interest rate per annum equal to (i) Eurocurrency Adjusted Base Rate divided by (ii) one minus the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “eurocurrency liabilities”), (b) with respect to a Eurocurrency Rate Advance denominated in Canadian Dollars, the interest rate per annum equal to (i) the CDOR Rate divided by (ii) one minus the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “eurocurrency liabilities”) (c) with respect to a Eurocurrency Rate Advance denominated in Norwegian Kroner, the interest rate per annum equal to (i) the Offshore Rate divided by (ii) one minus the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “eurocurrency liabilities”). It is agreed that for purposes of this definition, Eurocurrency Rate Advances made hereunder shall be deemed to constitute Eurocurrency Liabilities as defined in Regulation D and to be subject to the reserve requirements of Regulation D. The Eurocurrency Rate for each outstanding Eurocurrency Rate Advance shall be adjusted automatically as of the effective date of any change in the reserve percentage described in clause (a)(ii), (b)(ii) or (c)(ii) above. Notwithstanding anything herein to the contrary, in no event shall Eurocurrency Rate be less than zero.

“Eurocurrency Rate Advance” means an Advance which bears interest as provided in Section 2.6(b).

“Events of Default” has the meaning set forth in Section 7.1.

“Excess Availability” means, as of any date of determination, a percentage obtained by dividing (a) Availability on such date by (ii) the Borrowing Limit on such date.

“Exchange Act” means the Securities Exchange Act of 1934.

“Exchange Rate” for a currency means the rate determined by the Administrative Agent to be the rate quoted by the Administrative Agent as the spot rate for the purchase by the Administrative Agent of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent may obtain such spot rate from another financial institution designated by the Administrative Agent if the Administrative Agent does not have as of the date of determination a spot buying rate for any such currency; and provided further that, as to Letters of Credit, the Administrative Agent may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in a Foreign Currency.

“Excluded Perfection Collateral” shall mean, unless otherwise elected by the Administrative Agent during the continuance of an Event of Default, collectively (a) Certificated Equipment, (b) deposit accounts, commodities accounts and securities accounts to the extent an Account Control Agreement is not required under this Agreement and such account does not hold US Available Funds, and (c) any other type of Property (i) in which a security interest cannot be perfected by the filing of a financing statement under the UCC or a similar filing under the respective foreign jurisdiction, and (ii) with respect to which the Administrative Agent has determined, in its reasonable discretion that the cost of perfecting a security interest in such Property are excessive in relation to the value of the Lien to be afforded thereby.

“Excluded Properties (US)” means (a) all Excluded Real Property, (b) any Property owned by any Foreign Subsidiary, and (c) personal property constituting “Excluded Collateral” as defined in the Security Agreement which includes, but is not limited to, the Equity Interests issued by Foreign Subsidiaries other than 65% of the Voting Securities issued by First Tier Foreign Subsidiaries (but including 100% of non-Voting Securities of such Subsidiaries).

“Excluded Real Property” means (a) any leasehold interest held by any Credit Party in leased premises, including leased buildings, building improvements, storage facilities and storage lots, and (b) all other real property other than real property that the Borrower intends to include as US Eligible Real Property.

“Excluded Swap Obligations” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guaranty of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guaranty or security interest is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, US federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in an Advance or Revolving Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Advance or Revolving Commitment (other than pursuant to an assignment request by the Borrower under Section 2.16 or reallocation pursuant to Section 2.19(a)(iv)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.11, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.11(g) and (d) any US federal withholding Taxes imposed under FATCA.

“Existing Letters of Credit” means those letters of credit issued by Wells Fargo prior to the Closing Date (and if updated pursuant to Section 3.2(a), prior to the Initial Funding Date), for the account of the Borrower or any Subsidiary of the Borrower and set forth on Schedule 1.1(c), as it may have been updated pursuant to Section 3.2(a).

“Expiration Date” means, with respect to any Letter of Credit, the date on which such Letter of Credit will expire or terminate in accordance with its terms.

“Facility” means, collectively, (a) the revolving credit facility described in Section 2.1(a), (b) the Swingline Subfacilities, and (c) the letter of credit subfacility described in Section 2.13(a).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“FCCR Covenant Trigger Date” means any Month End Date on which Excess Availability is less than 25%.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for any such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System or any of its successors.

“Fee Letter” means the letter agreement dated as of March 21, 2014 among the Borrower, Wells Fargo and Wells Fargo Securities, LLC, as modified or amended from time to time.

“Financial Contract” of a Person means (a) any exchange-traded or over-the-counter futures, forward, swap or option contract or other financial instrument with similar characteristics, or (b) any Hedging Transaction.

“Financial Statements” means the financial statements described in Section 4.6.

“First Tier Foreign Subsidiary” means any Foreign Subsidiary that is a “controlled foreign corporation” within the meaning of Section 957 of the Code and the Equity Interests of which are owned directly by the Borrower or any Domestic Subsidiary of the Borrower.

“Foreign Currency” means any currency other than Dollars.

“Foreign Currency Amount” means with respect to an amount denominated in Dollars, the equivalent in a Foreign Currency of such amount determined at the Exchange Rate for the purchase of such Foreign Currency with Dollars, as determined by the Administrative Agent on the Computation Date applicable to such amount.

“Foreign Lender” means a Lender that is not a US Person.

“Foreign Subsidiary” means any Subsidiary that is not described in clause (a) of the definition of “Domestic Subsidiary”.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to any Issuing Lender, such Defaulting Lender’s Pro Rata Share of the Letter of Credit Exposure with respect to Letters of Credit issued by such Issuing Lender other than Letter of Credit Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to any Swingline Lender, such Defaulting Lender’s Pro Rata Share of outstanding Swingline Advances made by such Swingline Lender other than Swingline Advances as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Funded Indebtedness” means Indebtedness which is (a) of the type described in clause (a), (d), (e), (g) or (j) of the definition of “Indebtedness” or (b) of the type described in clause (c) of the definition of “Indebtedness” to the extent that such lien secures or such guaranty covers Indebtedness of the type described in clause (a), (d), (e), (g) or (j) of the definition of “Indebtedness”.

“GAAP” means United States generally accepted accounting principles as in effect from time to time, applied on a basis consistent with the requirements of Section 1.3.

“Governmental Authority” means any foreign governmental authority (including any supra-national bodies such as the European Union or the European Central Bank), the United States of America, any state of the United States of America and any subdivision of any of the foregoing, and any agency, central bank, department, commission, board, authority or instrumentality, bureau or court having jurisdiction over any Lender, the Borrower, or the Borrower’s Subsidiaries or any of their respective Properties.

“Guarantor” means any Person that now or hereafter becomes party to a Guaranty Agreement, including (a) the Domestic Subsidiaries of the Borrower identified on Schedule 4.19, as it may have been updated pursuant to Section 3.2(a); and (b) each Material Domestic Subsidiary of the Borrower that becomes a guarantor of all or a portion of the Obligations and which has entered into either a joinder agreement substantially in the form attached to the Guaranty Agreement or a new Guaranty Agreement in each case other than those released from their obligations under the Guaranty Agreement pursuant to Section 5.12 or otherwise.

“Guaranty Agreement” means the unconditional guaranty agreement substantially in the form attached hereto as Exhibit C-1 to be executed by the Borrower and the Guarantors in favor of the Administrative Agent for the ratable benefit of the Secured Parties.

“Hazardous Substance” shall have the meaning assigned to that term in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Acts of 1986, and shall also include substances regulated under any other Environmental Law, including pollutants, contaminants, petroleum, petroleum products, radionuclides, radioactive materials, and medical and infectious waste.

“Hazardous Waste” means the substances regulated as such pursuant to any Environmental Law.

“Hedging Transactions” means any transaction (including an agreement with respect thereto) now existing or hereafter entered into by a Person which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

“Hedging Obligations” of a Person means, without duplication, any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Hedging Transactions, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Hedging Transactions.

“Identified Third Party Locations” means (a) each of the Third Party Locations located at: (i) 359 Old Underwood Road, Suite A, La Porte, Texas 77571, (ii) 6225 FM 1942, Baytown, Texas 77521, and (iii) 5875 Kelley Street, Houston, Texas 77026; (b) each Third Party Location holding assets acquired under an Acquisition if the aggregate fair market value of the assets on such Third Party Location exceeds $20,000,000; and (c) other Third Party Locations reasonably requested by the Administrative Agent from time to time.

“Indebtedness” of a Person means, without duplication, such Person’s (a) obligations for borrowed money (regardless of whether such obligations would be, in accordance with GAAP, shown as a short term debt or long term debt on the consolidated balance sheet of such Person), (b) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person’s business payable on terms customary in the trade and any other amounts that are being contested and for which adequate reserves have been established), (c) obligations of others which such Person has directly or indirectly, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person (but, if not otherwise assumed, limited to the extent of such Property’s fair market value), guaranteed or otherwise provided credit support therefor, (d) to the extent not included in clause (a) above, any obligations which are evidenced by notes, acceptances, or other instruments, (e) reimbursement obligations of such Person in respect of drawn or funded letters of credit, surety bonds, acceptance facilities, or drafts or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (f) obligations of such Person to purchase securities or other Property arising out of or in connection with the sale of the same or substantially similar securities or Property, (g) Capitalized Lease Obligations, (h) Net Mark-to-Market Exposure under Hedging Transactions and other Financial Contracts, (i) Hedging Obligations, and (j) any other financial accommodation which in accordance with GAAP would be shown as a short term debt or long term debt on the consolidated balance sheet of such Person.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Credit Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Initial Funding Date” means the date on which the conditions precedent set forth in Section 3.2 have been waived or satisfied, regardless of whether actual Advances are made on such date; provided that the Initial Funding Date shall be at least four Business Days after the Closing Date.

“Interest Period” means, for each Eurocurrency Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Advance or the date of the Conversion of any Adjusted Base Rate Advance into a Eurocurrency Rate Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below and Section 2.2 and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below and Section 2.2. The duration of each such Interest Period shall be one, two, three or six months, in each case as the Borrower may select upon notice received by the Administrative Agent not later than 12:00 p.m. (Houston, Texas time) on the day required under Section 2.2 in connection with a Revolving Borrowing of such Type of Advance; provided, however, that:

(a) Interest Periods commencing on the same date for Advances comprising part of the same Borrowing shall be of the same duration;

(b) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day;

(c) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month in which it would have ended if there were a numerically corresponding day in such calendar month; and

(d) no Interest Period shall end after the Maturity Date.

“International Available Funds” means readily and immediately available cash held in deposit accounts of any Credit Party or any Subsidiary outside of the United States (other than the Cash Collateral Accounts) that are not encumbered by any Liens or other third party rights other than a Lien in favor of the depositary institution holding such deposit accounts arising solely by virtue of such depositary institution’s standard account documentation or any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies and burdening only such deposit accounts.

“International Eligible Assets” means, without duplication, as of any date of determination thereof, 90% of International Available Funds as of the immediately preceding Month End Date as reflected in the applicable Monthly Financial Statement.

“Issuing Lender” means (a) with respect to each Existing Letter of Credit, the Lender that issued such Letter of Credit, (b) with respect to all other Letters of Credit, Wells Fargo in its capacity as an issuer of Letters of Credit hereunder and up to three other Lenders designated in writing to the Administrative Agent by the Borrower (and consented to by such Lender) as an issuer of Letters of Credit, in their respective capacity as an issuer of Letters of Credit hereunder, and (c) any Lender acting as a successor issuing lender pursuant to Section 8.6.

“Legal Requirement” means any law, statute, ordinance, decree, requirement, order, judgment, injunction, rule, regulation or other restriction (or official interpretation of any of the foregoing) of, and the terms of any license, permit, concession, grant or franchise issued by, any Governmental Authority.

“Lender Parties” means Lenders, each Issuing Lender, each Swingline Lender and the Administrative Agent.

“Lenders” means each of the lenders party to this Agreement, including each Eligible Assignee that shall become a party to this Agreement pursuant to Section 9.6 and, unless the context requires otherwise, including a lender in its capacity as a Swingline Lender.

“Lending Office” means, with respect to each Lender, the “Lending Office” of such Lender (or a branch or an Affiliate of such Lender) designated for each Type of Advance in the Administrative Questionnaire submitted by such Lender or such other office of such Lender (or a branch or an Affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office by which its Advances of such Type are to be made and maintained.

“Letter of Credit” means, individually, any letter of credit issued by any Issuing Lender under the Facility which is subject to this Agreement, including the letters of credit described on Schedule 1.1(c), as it may have been updated pursuant to Section 3.2(a).

“Letter of Credit Documents” means, with respect to any Letter of Credit, such Letter of Credit and any agreements, documents, and instruments entered into in connection with or relating to such Letter of Credit.

“Letter of Credit Exposure” means, at any time, the Dollar Amount of the sum of (a) the aggregate undrawn maximum face amount of each Letter of Credit at such time and (b) the aggregate unpaid amount of all Reimbursement Obligations related to Letters of Credit at such time.

“Letter of Credit Obligations” means the obligations, whether actual or contingent, of the Borrower under this Agreement in connection with the Letters of Credit.

“Lien” means any lien (statutory or otherwise), mortgage, pledge, hypothecation, assignment, deposit arrangement, charge, deed of trust, security interest, encumbrance or other type of preferential arrangement, priority or other security agreement of any kind or nature whatsoever to secure or provide for the payment of any obligation of any Person, whether arising by contract, operation of law or otherwise (including the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement).

“Liquidity” means, as of any date of determination, the sum of (a) Availability plus (b) readily and immediately available cash held in deposit accounts of any Credit Party (other than the Cash Collateral Account and, solely until the Borrowing Limit Election Date, Excluded US Available Funds, as hereinafter defined) and (c) Cash Equivalents of any Credit Party; provided that such Cash Equivalents and related securities accounts and funds therein, and the deposit accounts and the funds therein shall be unencumbered and free and clear of all Liens and other third party rights other than (i) a Lien in favor of the Administrative Agent pursuant to Security Documents and (ii) a Lien in favor of the depositary institution holding such deposit accounts (or the securities intermediary holding such securities accounts) arising solely by virtue of such institution’s standard account documentation or any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies and burdening only such deposit accounts or securities accounts, as applicable. For purposes of this definition (x) “Excluded US Available Funds” means, at any time of determination prior to the Borrowing Limit Election Date, (a) if the amount of Eligible Assets is equal to or less than 150% of the aggregate Revolving Commitments, all US Available Funds at such time, and (b) if the amount of Eligible Assets exceeds 150% of the aggregate Revolving Commitments, US Available Funds at such time equal to such excess, and (y) calculation of Liquidity (including the components thereof such as Availability under clause (a) above), shall be made based on the amount of US Available Funds and International Available Funds as of such date of determination.

“London Banking Day” means any day on which dealings deposits of the relevant currency are conducted by and between banks in the London interbank Eurodollar market.

“Long-Term Secured Indebtedness” means long term Funded Indebtedness secured by a Lien other than (a) Indebtedness of a Foreign Subsidiary only to the extent such Indebtedness is secured solely with a Lien on assets of one or more Foreign Subsidiaries, and (b) Acquired Indebtedness only to the extent the Liens securing such Acquired Indebtedness encumber only the assets of the acquired Subsidiaries and not any other asset of the Borrower or any other Subsidiary.

“Maintenance Capital Expenditure” means, for the Borrower and its Subsidiaries, all capital expenditures reasonably related to extending the life of, or maintaining the working condition of, existing assets. The term “Maintenance Capital Expenditures” does not include capital spending for new assets or expansion or enhancement of existing assets (so-called “growth capital expenditures”).

“Majority Lenders” means, as of the date of determination, two or more Lenders holding more than 50% of the sum of the unutilized aggregate Revolving Commitments plus the Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in Letter of Credit Obligations and in the Swingline Advances being deemed “held” by such Lender for purposes of this definition) The Revolving Commitments and Outstandings of any Defaulting Lender shall be disregarded in determining Majority Lenders at any time.

“Mandatory Cost Rate” means, with respect to any period, the percentage rate per annum determined in accordance with Schedule 1.1(b).

“Mandatory Revolving Borrowing” means a Revolving Borrowing comprised of Adjusted Base Rate Advances or Eurocurrency Rate Advances made to repay a Swingline Advance as provided in Section 2.1(b) or to reimburse an Issuing Lender for unpaid Reimbursement Obligations as provided in Section 2.13(d).

“Material Adverse Effect” means a material adverse effect on (a) the business, Property, condition (financial or otherwise), or results of operations of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower to perform its obligations under the Credit Documents to which it is a party, or (c) the validity or enforceability of any of the Credit Documents or the rights or remedies of the Administrative Agent or the Lenders thereunder.

“Material Domestic Subsidiary” means any Domestic Subsidiary whose (a) attributable share of Consolidated EBITDA for the four quarter period ending on the last day of the most recently ended fiscal quarter for which quarterly financial statements, or if such fiscal quarter end is a fiscal year end, for which annual financial statements, are available is greater than 5% of the Consolidated EBITDA for such period or (b) attributable share of the book value of total assets of the Borrower and its Subsidiaries, determined on a Consolidated basis as of the last day of the most recently ended fiscal quarter for which quarterly financial statements, or if such fiscal quarter end is a fiscal year end, for which annual financial statements, are available, is greater than 5% of the book value of total assets of the Borrower and its Subsidiaries as of such day.

“Material Subsidiary” means any Subsidiary whose (a) attributable share of Consolidated EBITDA for the four quarter period ending on the last day of the most recently ended fiscal quarter for which quarterly financial statements, or if such fiscal quarter end is a fiscal year end, for which annual financial statements, are available is greater than 2.5% of the Consolidated EBITDA for such period or (b) attributable share of the book value of total assets of the Borrower and its Subsidiaries, determined on a Consolidated basis as of the last day of the most recently ended fiscal quarter for which quarterly financial statements, or if such fiscal quarter end is a fiscal year end, for which annual financial statements, are available, is greater than 2.5% of the book value of total assets of the Borrower and its Subsidiaries as of such day.

“Maturity Date” means the earliest to occur of (a) April 18, 2019, (b) the date of termination of the aggregate revolving Commitments by the Borrower pursuant to Section 2.4, and (c) the ninetieth (90th) day following the Closing Date if the conditions set forth in Section 3.2 have not been satisfied or waived prior to such 90th day.

“Maximum Rate” means, as to any particular Lender, the maximum nonusurious interest rate permitted to such Lender under applicable Legal Requirements.

“Minimum Asset Coverage Ratio” means, at all times, 1.50 to 1.00.

“Minimum Collateral Amount” means, at any time, (i) with respect to Cash Collateral for Letters of Credit, consisting of cash or deposit account balances in an amount equal to 102% of the Fronting Exposure of all Issuing Lenders with respect to Letters of Credit issued and outstanding at such time, and (ii) with respect to Cash Collateral for Swingline Advances, consisting of cash or deposit account balances in an amount equal to 102% of the Fronting Exposure of all Swingline Lenders with respect to Swingline Advances outstanding at such time.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto which is a nationally recognized statistical rating organization.

“Month End Date” means the last day of each calendar month, commencing January 31, 2016.

“Monthly Financial Statement” means any financial statement delivered by the Borrower pursuant to Section 5.6(o).

“Mortgage” means each mortgage or deed of trust in form reasonably acceptable to the Administrative Agent executed by any Credit Party to secure all or a portion of the Secured Obligations.

“Multiemployer Plan” means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

“Net Book Value” of Inventory means the net book value of such Inventory reflected on the most recently delivered financial statements of the Borrower.

“Net Mark-to-Market Exposure” of a Person means, as of any date of determination, the excess (if any) of all Unrealized Losses over all Unrealized Profits of such Person arising from Hedging Transactions. Notwithstanding the foregoing, “Net Mark-to-Market Exposure” shall be determined excluding recognized but unrealized gains and/or losses attributable to commodity, foreign currency or interest rate derivative instruments determined under the provisions of FASB 133, as the same may be further amended, modified or clarified by the FASB.

“NOLV” means with respect to any fixed assets of any Credit Party permanently located in the United States and any machinery, parts, equipment, furniture and other fixed assets acquired by a Credit Party, the net orderly liquidation value thereof (taking into account any loss, destruction, damage, condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, confiscation, or the requisition, of such Property and after taking into account all soft costs associated with the liquidation thereof, including but not limited to, delivery fees, interest charges, finance fees, taxes, installation fees and professional fees) as established by a written appraisal conducted by an industry recognized third party appraiser reasonably acceptable to the Administrative Agent.

“Non-Approving Lender” means any Lender that does not approve any consent, waiver or amendment of or under any Credit Document that (i) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 9.1 and (ii) has been approved by the Majority Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Guarantor Subsidiary” means any Subsidiary of the Borrower that is not a Guarantor.

“Non-Recourse Debt” means Indebtedness as to which (a) neither the Borrower nor any other Credit Party provides a guarantee or other credit support (including in the form of a keep-well) and (b) the holders of such Indebtedness do not otherwise have recourse to the Equity Interests or Property of the Borrower or any other Credit Party.

“Norwegian Kroner” or “NOK” means lawful money of the Kingdom of Norway.

“Note” means a Revolving Note or a Swingline Note.

“Notice of Borrowing” means a notice of borrowing in the form of the attached Exhibit D and signed by a Responsible Officer of the Borrower or by an Authorized Agent on behalf of the Borrower.

“Notice of Conversion or Continuation” means a notice of conversion or continuation in the form of the attached Exhibit E and signed by a Responsible Officer of the Borrower or by an Authorized Agent on behalf of the Borrower.

“Obligations” means all Advances, Reimbursement Obligations, and any other fees, expenses, reimbursements, indemnities or other obligations payable by the Borrower to the Administrative Agent, the Lenders, the Issuing Lenders, the Swingline Lenders or any other indemnified party under the Credit Documents.

“OFAC” means The Office of Foreign Assets Control of the US Department of the Treasury.

“Offshore Rate” means, for any Interest Period with respect to an Eurocurrency Advance Rate denominated in Norwegian Kroner, the rate per annum (rounded upwards to the next 1/16 of 1%), as determined by the Administrative Agent, to be the rate at which deposits of Norwegian Kroner in immediately available funds for delivery on the first day of such Interest Period are being made or continued to leading banks in the offshore interbank market for Norwegian Kroner in the approximate amount of such Eurocurrency Advance Rate and for a maturity comparable to such Interest Period as determined by the Administrative Agent at approximately 11 AM London time (or such other time and day as the Administrative Agent may determine) 2 business days prior to the commencement of such Interest Period.

“Operating Lease” of a Person means any lease of Property (other than a Capital Lease) by such Person as lessee which has an original term (including any required renewals and any renewals effective at the option of the lessor) of one year or more.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Advance or Credit Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Credit Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.16).

“Outstandings” means, as of the date of determination, the sum of (a) Dollar Amount of the aggregate outstanding principal amount of the Revolving Advances and the Swingline Advances plus (b) the Dollar Amount of the Letter of Credit Exposure.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent, applicable Issuing Lender, or applicable Swingline Lender, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in a Foreign Currency, the rate of interest per annum at which overnight deposits in such Foreign Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of the Administrative Agent, applicable Issuing Lender or applicable Swingline Lender in the applicable offshore interbank market for such currency to major banks in such interbank market.

“Participant Register” has the meaning specified in Section 9.6(e).

“Participating Member State” means each state so described in any EMU Legislation.

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Permitted Discretion” means, with respect to any Person, a determination or judgment made by such Person in the exercise of reasonable credit or business judgment and in good faith.

“Permitted Liens” means the Liens permitted to exist pursuant to Section 6.1; provided that, no intention to subordinate the priority of the Lien granted in favor of the Administrative Agent and the Secured Parties is to be hereby implied or expressed by the permitted existence of any Permitted Liens.

“Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, limited liability company, joint venture or other entity, or a government or any political subdivision or agency thereof or any trustee, receiver, custodian or similar official.

“Plan” means an employee benefit plan (other than a Multiemployer Plan) maintained for employees of the Borrower or any member of the Controlled Group and covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code.

“Pounds Sterling” and/or “£” means lawful money of the United Kingdom of Great Britain and Northern Ireland.

“Prime Rate” means at any time the rate of interest most recently announced by Wells Fargo at its principal office in San Francisco, California as its prime rate, whether or not the Borrower has notice thereof, with the understanding that the Prime Rate is one of Wells Fargo’s base rates and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by the recording thereof after its announcement in such internal publication or publications as Wells Fargo may designate. Each change in the Prime Rate shall be effective on the day the change is announced by Wells Fargo.

“Pro Forma Basis” means, for any period during which one or more Specified Transactions occurs, that such Specified Transaction (and all other Specified Transactions that have been consummated during the applicable period) shall be deemed to have occurred as of the first day of the applicable period of measurement and non-recurring costs, extraordinary expenses and other pro forma adjustments attributable to such Specified Transaction may be included to the extent that such costs, expenses or adjustments:

(a) are reasonably expected to be realized within six (6) months of such Specified Transaction (or in the case of the Transactions, within 30 days of the Initial Funding Date) as set forth in reasonable detail on the applicable Compliance Certificate delivered to the Administrative Agent; and

(b) are calculated on a basis consistent with GAAP and Regulation S-X of the Exchange Act;

provided that the foregoing costs, expenses and adjustments shall be without duplication of any costs, expenses or adjustments that are already included in the calculation of Consolidated EBITDA or clause (a) above.

“Pro Rata Share” means, as to each Lender (a) the ratio (expressed as a percentage) of such Lender’s Revolving Commitment at such time to the aggregate Revolving Commitments at such time, (b) if the Revolving Commitments have been terminated, the ratio (expressed as a percentage) of the sum of such Lender’s aggregate outstanding Revolving Advances and participation interest in the Letter of Credit Exposure and the Swingline Advances at such time to the aggregate outstanding Revolving Advances, Swingline Advances, and Letter of Credit Exposure of all the Lenders at such time, or (c) if the Revolving Commitments have been terminated, all Letter of Credit Obligations have been paid in full, all Letters of Credit have been terminated or expired and all Advances have been paid in full, the ratio (expressed as a percentage) that was most recently in effect.

“Property” of any Person means any and all property (whether real, personal, or mixed, tangible or intangible) or other assets owned, leased or operated by such Person.

“Recalculation Certificate” means a certificate of the Borrower in substantially the form of the attached Exhibit B-3.

“Receivables” of any Person means, at any date of determination thereof, the unpaid portion of the obligation, as stated on the respective invoice or other writing of a customer of such Person in respect of goods sold or leased or services rendered by such Person.

“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) any Issuing Lender, as applicable.

“Register” has the meaning set forth in paragraph (c) of Section 9.6.

“Reimbursement Obligations” means all of the obligations of the Borrower set forth in Section 2.13(d).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Reportable Event” means any of the events set forth in Section 4043(b) of ERISA and the regulations issued under such section, with respect to a Plan.

“Responsible Officer” means the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, any Treasurer, any Assistant Treasurer, any Secretary, any Assistant Secretary or Manager of any Person.

“Restricted Payment” means the making by any Person of any dividends or other distributions (in cash, property, or otherwise) on, or payment for the purchase, redemption or other acquisition or retirement of, any shares of any capital stock or other ownership interests of such Person, other than dividends payable in such Person’s stock or ownership interests.

“Revolving Advance” means an advance made by a Lender to the Borrower pursuant to Section 2.1(a).

“Revolving Borrowing” means a borrowing consisting of simultaneous Revolving Advances made by each Lender pursuant to Section 2.1(a) or Converted by each Lender to Revolving Advances of a different Type pursuant to Section 2.2(b).

“Revolving Commitment” means, with respect to any Lender, the amount set opposite such Lender’s name on Schedule 1.1(a) as its Revolving Commitment, or if such Lender has entered into any Assignment and Acceptance or such Lender is an Additional Lender, the amount set forth for such Lender as its Revolving Commitment in the Register maintained by the Administrative Agent pursuant to Section 9.6(c), as such amount may be reduced pursuant to Section 2.4 or increased pursuant to Section 2.15 or 2.16.

“Revolving Note” means a promissory note of a Borrower payable to the order of any Lender, in substantially the form of the attached Exhibit F evidencing Indebtedness of such Borrower to such Lender resulting from Revolving Advances owing to such Lender.

“S&P” means Standard & Poor’s Ratings Service, a division of The McGraw-Hill Companies, Inc., or any successor thereof which is a nationally recognized statistical rating organization.

“Sanctioned Entity” means (a) a country or a government of a country, (b) an agency of the government of a country, (c) an organization directly or indirectly controlled by a country or its government, or (d) a Person resident in a country, in each case, that is subject to a country sanctions program administered and enforced by OFAC.

“Sanctioned Person” means a person named on the list of Specially Designated Nationals maintained by OFAC.

“SEC” means the United States Securities and Exchange Commission.

“Secured Obligations” means (a) the Obligations, (b) the Banking Services Obligations, and (c) all obligations of any of the Credit Parties owing to Swap Counterparties under any Financial Contracts; provided that, (i) when any Swap Counterparty assigns or otherwise transfers any interest held by it under any Financial Contract to any other Person pursuant to the terms of such agreement, the obligations thereunder shall constitute Secured Obligations only if such assignee or transferee is also then a Lender or an Affiliate of a Lender and (ii) if a Swap Counterparty ceases to be a Lender hereunder or an Affiliate of a Lender hereunder, obligations owing to such Swap Counterparty shall be included as Secured Obligations only to the extent such obligations arise from transactions under such individual Financial

Contract entered into prior to the date hereof or at the time such Swap Counterparty was a Lender hereunder or an Affiliate of a Lender hereunder, without giving effect to any extension, increases, or modifications thereof which are made after such Swap Counterparty ceases to be a Lender hereunder or an Affiliate of a Lender hereunder (and excluding any transactions thereafter entered into under any master agreement between such parties). Notwithstanding anything to the contrary contained herein, “Secured Obligations” shall not include the Excluded Swap Obligations.

“Secured Parties” means the Administrative Agent, the Issuing Lender, the Lenders, the Swingline Lender, the Swap Counterparties and Banking Services Providers.

“Security Agreement” means the Pledge and Security Agreement among the Credit Parties and the Administrative Agent in substantially the same form as Exhibit C-2.

“Security Documents” means the collective reference to the Security Agreement, the Account Control Agreements, and each other document, agreement or writing pursuant to which any Credit Party pledges or grants a security interest in any Property securing the Secured Obligations or evidences the Administrative Agent’s control over any such Property.

“Security Event” means the grant by the Borrower or any Domestic Subsidiary of a Lien on any of their respective Properties to secure any Long-Term Secured Indebtedness other than a Lien permitted pursuant to Section 6.1 (but including any Lien permitted pursuant to Section 6.1(c)).

“Security Termination” has the meaning given to such term in the Security Agreement.

“Senior or Subordinated Notes” means any unsecured, senior or subordinated debt securities of the Borrower or any Credit Party.

“Senior or Subordinated Note Documents” means any indenture, note or other agreement evidencing or governing the Senior or Subordinated Notes, as such indenture, note or other agreement may be amended, supplemented or otherwise modified as permitted hereby.

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Transactions” means (a) the Transactions, (b) the Corporate Spinoff, (c) Acquisitions permitted hereunder, (d) the sale, transfer, license, lease or other disposition of all or substantially all of the assets or Equity Interests of any Subsidiary of the Borrower or any division, business unit, product line or line of business to a Person other than a Credit Party, in each case for which the consideration received from such disposition exceeds $25,000,000, (e) Restricted Payments permitted hereunder, and (f) prepayments of principal on any Senior or Subordinated Notes or Subordinated Indebtedness permitted hereunder.

“Subordinated Indebtedness” means the collective reference to any Indebtedness incurred by the Borrower or any of its Subsidiaries that (a) has a scheduled maturity date at least 91 days after the date set forth in clause (a) of the definition of Maturity Date, (b) has no amortization payments or other scheduled payments of principal prior to the Maturity Date and (c) is subordinated in right and time of payment to the Obligations on terms and conditions reasonably satisfactory to the Administrative Agent.

“Subsidiary” of a Person means any corporation, association, partnership, limited liability company, or other business entity of which more than 50% of the outstanding shares of capital stock (or other equivalent interests) having by the terms thereof ordinary voting power under ordinary circumstances to elect a majority of the board of directors or Persons performing similar functions (or, if there are no such directors or Persons, having general voting power) of such entity (irrespective of whether at the time capital stock (or other equivalent interests) of any other class or classes of such entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person (which includes, for the avoidance of doubt, any such Person that becomes a Subsidiary after the date hereof). Unless expressly provided otherwise, all references herein and in any other Credit Document to any “Subsidiary” or “Subsidiaries” means a Subsidiary or Subsidiaries of the Borrower.

“Swap Counterparty” means a Lender or an Affiliate of a Lender that has entered into a Financial Contract with a Credit Party as permitted by the terms of this Agreement.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Financial Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Financial Contracts, (a) for any date on or after the date such Financial Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Financial Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Financial Contracts (which may include a Lender or any Affiliate of a Lender).

“Swingline Advance” means a US Swingline Advance or a Canadian Swingline Advance.

“Swingline Borrowing” means the making of a Swingline Advance by a Swingline Lender under Section 2.1(b).

“Swingline Due Date” means the 14th and the last day of each calendar month.

“Swingline Lender” means the US Swingline Lender and the Canadian Swingline Lender.

“Swingline Rate” means, as to any Swingline Advance, the Adjusted Base Rate plus the Applicable Margin for Adjusted Base Rate Advances or such other rate per annum agreed to from time to time in writing between the Borrower and the applicable Swingline Lender.

“Swingline Note” means a promissory note of the Borrower payable to the order of the applicable Swingline Lender in substantially the form of the attached Exhibit G, evidencing the Indebtedness of the Borrower to such Swingline Lender from Swingline Advances owing to such Swingline Lender.

“Swingline Subfacilities” means the revolving credit facilities as provided by the applicable Swingline Lenders, in either case, as provided under Section 2.1(b) as a subfacility of the Facility.

“TARGET Day” means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system or the TARGET2 payment system (or, if either of such payment systems cease to be operative, such other payment system (if any) determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Event” means (a) the occurrence of a Reportable Event with respect to a Plan, as described in Section 4043 of ERISA and the regulations issued thereunder (other than a Reportable Event not subject to the provision for 30-day notice to the PBGC under such regulations), (b) the withdrawal of the Borrower or any of its Affiliates from a Plan during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA, (c) the giving of a notice of intent to terminate a Plan under Section 4041(c) of ERISA, (d) the institution of proceedings to terminate a Plan by the PBGC, or (e) any other event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

“Third Party Locations” means any location not owned by a Credit Party which holds, stores or otherwise maintains Collateral consisting of tangible assets, including such locations that are leased locations, trailer storage or self-storage facilities, distribution centers or warehouses, and such locations that are the subject of any bailee arrangement.

“Total Capitalization Ratio” means, as of any date of calculation, the ratio of the Borrower’s Total Funded Consolidated Indebtedness outstanding on such date to the Borrower’s Total Consolidated Capitalization outstanding on such date.

“Total Cash Taxes” means the aggregate amount of Federal, state, local and foreign income or franchise taxes paid in cash by the Borrower on a Consolidated basis during any relevant period.

“Total Consolidated Capitalization” means the sum of the Total Funded Consolidated Indebtedness and Consolidated Net Worth.

“Total Fixed Charge Coverage Ratio” means, for any fiscal quarter, the ratio of (a) Consolidated EBITDA for such fiscal quarter to (b) Consolidated Fixed Charges for such fiscal quarter.

“Total Funded Consolidated Indebtedness” means at any time the aggregate Dollar Amount of the Funded Indebtedness of the Borrower and its Subsidiaries on a Consolidated basis.

“Total Leverage Ratio” means:

(a) for any fiscal quarter in the three-fiscal quarter period ending on or prior to the Borrowing Limit Election Date, the ratio of (i) Total Funded Consolidated Indebtedness as of the last day of such fiscal quarter to (ii) an amount equal to (x) in the case of the first such quarter, Consolidated EBITDA for such fiscal quarter multiplied by 4, (y) in the case of the second such quarter, Consolidated EBITDA for the two-quarter period then ending multiplied by 2, and (z) in the case of the third such quarter, Consolidated EBITDA for the three-quarter period then ending multiplied by 4/3; and

(b) for any fiscal quarter ending after the Borrowing Limit Election Date, the ratio of (i) Total Funded Consolidated Indebtedness as of the last day of such fiscal quarter to (ii) Consolidated EBITDA for the four-fiscal quarter period then ending.

“Total Maintenance Capital Expenditures” means the aggregate amount of Maintenance Capital Expenditures made by the Borrower and its Subsidiaries on a Consolidated basis during any relevant period.

“Transaction Costs” means all transaction fees, charges and other amounts related to the Transactions (including any financing fees, legal fees and expenses, due diligence fees or any other fees and expenses in connection therewith).

“Transactions” means, collectively, (a) the initial Advances, if any, made on the Initial Funding Date, and (b) the payment of the Transaction Costs incurred in connection with the foregoing and in connection with the closing to occur on the Closing Date.

“Type” has the meaning set forth in Section 1.4.

“UK Facility” means any working capital facility provided to any Foreign Subsidiary organized under any laws of the United Kingdom.

“Unrealized Losses” means, with respect to any Hedging Transaction, the fair market value of the cost to such Person of replacing such Hedging Transaction as of the date of determination (assuming such Hedging Transaction were to be terminated as of that date).

“Unrealized Profits” means, with respect to any Hedging Transaction, the fair market value of the gain to such Person of replacing such Hedging Transaction as of the date of determination (assuming such Hedging Transaction were to be terminated as of that date).

“US Available Funds” means readily and immediately available cash in Dollars held in deposit accounts located in the United States owned by any Credit Party (other than the Cash Collateral Account) as of the immediately preceding Month End Date as reflected in the applicable Monthly Financial Statement; provided that, such deposit accounts and the funds therein shall be (a) be subject to an Account Control Agreement (other than with respect to any deposit accounts maintained with the Administrative Agent) and (b) unencumbered and free and clear of all Liens and other third party rights other than (i) a Lien in favor of the Administrative Agent pursuant to Security Documents and (ii) a Lien in favor of the depositary institution holding such deposit accounts arising solely by virtue of such depositary institution’s standard account documentation or any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies and burdening only such deposit accounts.

“US Eligible Assets” means, without duplication, the sum of the following and determined and adjusted as provided in Section 2.20:

(a) 100% of US Available Funds as of the immediately preceding month end,

(b) 100% of the US Eligible Receivables as of the immediately preceding month end, plus

(c) 100% of the Net Book Value of US Eligible Inventory as of the immediately preceding month end, valued at the lower of cost or market value in accordance with GAAP, plus

(d) 100% of the NOLV of the US Eligible Equipment as of the immediately preceding month end, plus

(e) 100% of the appraised value of such US Eligible Real Property as set forth in the appraisals thereof most recently delivered to, and accepted by, the Administrative Agent, minus

(f) the US Rent Reserve Amount in effect at such time as determined by the Administrative Agent in its Permitted Discretion.

“US Eligible Equipment” means with respect to any US Credit Party, without duplication, all Equipment of such US Credit Party in each case reflected on its books in accordance with GAAP which conforms to the representations and warranties in Article IV hereof and in the Security Documents to the extent such provisions are applicable and:

(a) in which there is an Acceptable Security Interest in favor of the Administrative Agent;

(b) which does not constitute immovable leasehold improvements or fixtures located on leased Property;

(c) which is not subject to any third party’s Lien, including Permitted Liens, which would be superior to the Lien of the Administrative Agent created under the Security Documents (other than landlord Liens permitted under Section 6.2(b));

(d) which does not constitute an asset the value of which has been impaired or an asset that has been written off; and

(e) which is stored when not in use only on premises that are owned or leased by a US Credit Party.

“US Eligible Inventory” means with respect to any Credit Party, Inventory that is of a type customarily held as Inventory in the respective Credit Parties’ business, and held for sale or lease in the ordinary course of the Credit Parties’ business, but specifically excluding Inventory which meets any of the following conditions or descriptions:

(a) Inventory in which the Administrative Agent does not have an Acceptable Security Interest;

(b) Inventory which is located on premises owned or operated by the customer that is to purchase or lease such Inventory;

(c) Inventory that is bill and hold goods or deferred shipment;

(d) Inventory evidenced by any negotiable or non-negotiable document of title unless, in the case of a negotiable document of title, such document of title has been delivered to the Administrative Agent, duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Administrative Agent;

(e) Inventory produced in violation of the Fair Labor Standards Act or that is subject to the “hot goods” provisions contained in Title 29 U.S.C. §215;

(f) Inventory that is subject to any agreement which would, in any material respect, restrict the Administrative Agent’s ability to sell or otherwise dispose of such Inventory;

(g) Inventory that is located in a jurisdiction outside the United States, any state thereof or in any territory or possession of the United States that has not adopted Article 9 of the UCC;

(h) Inventory that is subject to any third party’s Lien (including Permitted Liens) which would be superior to the Lien of the Administrative Agent created under the Credit Documents (other than landlord Liens permitted under Section 6.2(b));

(i) Inventory that would constitute raw materials, work in process or supplies or materials, in each case, consumed in the business of any US Credit Party or US Subsidiary thereof;

(j) slow moving or obsolete Inventory; or

(j) Inventory that is otherwise deemed ineligible by the Administrative Agent in its Permitted Discretion.

“US Eligible Real Property” means with respect to any Credit Party, without duplication, all real property of such Credit Party (other than leasehold interest held by such Person in leased premises, including leased buildings, building improvements, storage facilities and storage lots), in each case reflected on its books in accordance with GAAP which conforms to the representations and warranties in Article IV hereof and in the Mortgages to the extent such provisions are applicable and which:

(a) is subject to a Mortgage and is subject to no Liens other than Permitted Liens permitted under Section 6.2(d) or (g);

(b) is covered under a title commitment (or acceptable endorsement to the applicable existing mortgagee title policy) acceptable to the Administrative Agent and demonstrating that the Administrative Agent’s Lien and security interest on such property constitutes a valid lien covering real property and all improvements thereon having the priority required by the Administrative Agent and subject only to those Liens which the Administrative Agent may approve in writing (such approval not to be unreasonably withheld or delayed);

(c) is covered by a survey which has been delivered to the Administrative Agent to the extent deemed reasonably necessary by the Administrative Agent;

(d) is covered under environmental assessments as reasonably requested by the Administrative Agent and as to which all related environmental information reasonably requested by the Administrative Agent has been delivered to the Administrative Agent;

(e) is covered by a third party independent appraisal reasonably requested by the Administrative Agent and otherwise in compliance with the requirements of the Federal Institutions Reform, Recovery and Enforcement Act of 1989, or any successor thereto;

(f) is covered under either (i) a flood determination certificate issued by the appropriate Governmental Authority or third party indicating that such property is not designated as a “special flood hazard area” or (ii) if such property is designated a “special flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), flood insurance as required under Section 5.2(b);

(g) to the extent required by the Administrative Agent with respect to owned real property leased to third parties, is covered by one or more subordination agreements in form and substance reasonably acceptable to the Administrative Agent and executed and delivered by any tenants thereon (it being understood that such subordination terms, if reasonably acceptable to the Administrative Agent, may be set forth in the applicable tenant leases);

(h) to the extent required by the Administrative Agent with respect to owned real property ground leased from third parties, is covered by one or more recognition agreements in form and substance reasonably acceptable to the Administrative Agent and executed and delivered by any ground lessors (it being understood that such mortgagee protection provisions found in recognition agreements, if reasonably acceptable to the Administrative Agent, may be set forth in the applicable ground leases);

(i) to the extent required to comply with all applicable Legal Requirements and all internal policy requirements of the Administrative Agent, is covered by or otherwise addressed in such other documents, certificates, agreements and items as the Administrative Agent may reasonably request; and

(j) which the Borrower has notified to the Administrative Agent in writing that it intends to include such real property as “US Eligible Real Property”.

“US Eligible Receivables” means, as to the Credit Parties, on a Consolidated basis and without duplication, all Receivables of such Persons, in each case reflected on its books in accordance with GAAP which conform to the representations and warranties in Article IV hereof and in the Security Documents to the extent such provisions are applicable to the Receivables, and each of which meets all of the following criteria on the date of any determination:

(a) such Receivable is subject to an Acceptable Security Interest in favor of the Administrative Agent;

(b) such Credit Party has good and marketable title to such Receivable,

(c) such Receivable has been billed substantially in accordance with billing practices of such US Credit Party in effect on the Amendment No. 1 Effective Date (or the date such US Credit Party commenced operations, if later) and such Receivable is not unpaid more than 120 days from the date of the invoice;

(d) such Receivable was created in the ordinary course of business of any Credit Party from the performance by such Credit Party of services which have been fully and satisfactorily performed (and not a progress billing or contingent upon any further performance), or from the absolute sale on open account (and not on consignment, on approval or on a “sale or return” basis) or lease by such Credit Party of goods (i) in which such Credit Party had sole and complete ownership and (ii) which have been shipped or delivered to the Account Debtor, evidencing which such Credit Party has possession of shipping or delivery receipts for all material shipments or deliveries;

(e) such Receivable represents a legal, valid and binding payment obligation of the Account Debtor thereof enforceable in accordance with its terms and arises from an enforceable contract;

(f) such Receivable is not due from an Account Debtor that has more than 20% of its aggregate Receivables owed to any US Credit Party unpaid more than 120 days from the date of the respective invoices;

(g) such Receivable is owed by an Account Debtor that any Credit Party deems to be creditworthy and is not owed by an Account Debtor which has (i) applied for, suffered, or consented to the appointment of any receiver, custodian, trustee, or liquidator of its assets, (ii) had possession of all or a material part of its property taken by any receiver, custodian, trustee or liquidator, (iii) filed, or had filed against it, any request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as bankrupt, winding-up, or voluntary or involuntary case under any Debtor Relief Laws, (iv) admitted in writing its inability to, or is generally unable to, pay its debts as they become due, (v) become insolvent, or (vi) ceased operation of its primary businesses;

(h) the Account Debtor on such Receivable is not a Credit Party, an Affiliate of a Credit Party, nor a director, officer or employee of a Credit Party or of an Affiliate of Credit Party;

(i) such Receivable is evidenced by an invoice (which may be in electronic form) and not evidenced by any chattel paper, promissory note or other instrument;

(j) such Receivable, together with all other Receivables due from the same Account Debtor does not comprise more than 25% of the aggregate Receivables of all Credit Parties with respect to all Account Debtors (provided, however, that the amount of any such Receivable excluded pursuant to this clause (i) shall only be the excess of such amount);

(j) such Receivable is not subject to any set-off, counterclaim, defense, allowance or adjustment and there has been no dispute, objection or complaint by the Account Debtor concerning its liability for such Receivable or a claim for any such set-off, counterclaim, defense, allowance or adjustment by the Account Debtor thereof (provided, however, that the amount of any such Receivable excluded pursuant to this clause (k) shall only be the amount of such set-off, counterclaim, allowance or adjustment or claimed set-off, counterclaim, allowance or adjustment);

(k) such Receivable is owed in Dollars or in Canadian Dollars and is due from an Account Debtor organized under applicable law of, or who has a principal place of business located in the United States or Canada;

(l) such Receivable is not due from the United States government, or any department, agency, public corporation, or instrumentality thereof, unless the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. § 3727 et seq. and 41 U.S.C. § 15 et seq.), and any other steps necessary to perfect the Lien of the Administrative Agent in such Receivable has been complied with to the Administrative Agent’s satisfaction;

(m) such Receivable is not owed by an Account Debtor that is a Sanctioned Person or a Sanctioned Entity;

(n) such Receivable is not the result of (i) work-in-progress, (ii) finance or service charges, or (iii) payments of interest;

(o) such Receivable has not been written off the books of any Credit Party or otherwise designated as uncollectible by any Credit Party;

(p) such Receivable is not subject to any reduction thereof, other than discounts and adjustments given in the ordinary course of business and deducted from such Receivable;

(q) such Receivable is not a newly created Receivable resulting from the unpaid portion of a partially paid Receivable;

(r) such Receivable is not subject to any third party’s rights (including Permitted Liens but not permitted tax Liens for taxes that are not yet due and payable) which would be superior to the lien and rights of Administrative Agent created under the Credit Documents; and

(s) such Receivable is not otherwise deemed ineligible by the Administrative Agent in its Permitted Discretion.

In the event that a Receivable which was previously a US Eligible Receivable ceases to be an US Eligible Receivable hereunder, the Borrower shall notify the Administrative Agent thereof on and at the time of submission to the Administrative Agent of the next Asset Coverage Test Certificate. In determining the amount of an Eligible Receivable, the face amount of such Receivable shall be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances, payables or other amounts then due and payable by the Borrower or any Subsidiary to the Account Debtor (including any amount that the Borrower or any Subsidiary may be obligated to rebate to an Account Debtor pursuant to the terms of any agreement or understanding (written or oral)), (ii) all taxes, duties or other governmental charges included in such Receivable, and (iii) the aggregate amount of all cash received in respect of such Receivable but not yet applied by any Credit Party to reduce the amount of such Receivable. Furthermore, in determining the amount of an Eligible Receivable for a Receivable that is due in Canadian Dollars, the Dollar Equivalent of such amount shall be used.

“US Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“US Rent Reserve Amount” means as to any Third Party Location located in the United States that is not otherwise covered by a Collateral Access Agreement, such amount determined by the Administrative Agent in its Permitted Discretion which amount shall not exceed the maximum amount of rent, fees and other charges for a period of three months that a landlord, third party warehouse, trailer storage or other self-storage facility, bailee, or such third party, as applicable, would be legally entitled to recover from the personal property located at such Third Party Location and that is subject to a Lien in favor of such third parties, regardless of whether such Lien arises by operation of law, under contract or otherwise.

“US Swingline Advance” has the meaning set forth in Section 2.1(b).

“US Swingline Lender” means Wells Fargo, as the swing line lender for the US Swingline Advances, or any successor swing line lender hereunder.

“US Tax Compliance Certificate” has the meaning assigned to such term in Section 2.11(g)(ii)(B)(3).

“Voting Securities” means (a) with respect to any corporation (including any unlimited liability company), capital stock of such corporation having general voting power under ordinary circumstances to elect directors of such corporation (irrespective of whether at the time stock of any other class or classes shall have or might have special voting power or rights by reason of the happening of any contingency), (b) with respect to any partnership, any partnership interest or other ownership interest having general voting power to elect the general partner or other management of the partnership or other Person, and (c) with respect to any limited liability company, membership certificates or interests having general voting power under ordinary circumstances to elect managers of such limited liability company.

“Wells Fargo” means Wells Fargo Bank, National Association.

“Wholly-Owned” means, with respect to a Subsidiary, that all of the Equity Interests of such Subsidiary are, directly or indirectly, owned or controlled by the Borrower and/or one or more of its Wholly-Owned Subsidiaries (except for directors’ qualifying shares or other shares required by Applicable Law to be owned by a Person other than the Borrower and/or one or more of its Wholly-Owned Subsidiaries).

“Withholding Agent” means any Credit Party and the Administrative Agent.

Section 1.2 Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”.

Section 1.3 Accounting Terms; Changes in GAAP; Foreign Currency Limits.

(a) All accounting terms not specifically defined in this Agreement shall be construed in accordance with GAAP applied on a consistent basis with those applied in the preparation of the Financial Statements.

(b) Unless otherwise indicated, all financial statements of the Borrower, all calculations for compliance with covenants in this Agreement, and all calculations of any amounts to be calculated under the definitions in Section 1.1 shall be based upon the Consolidated accounts of the Borrower and its Subsidiaries in accordance with GAAP.

(c) If any changes in accounting principles after the Closing Date are required by GAAP or the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or similar agencies results in a change in the method of calculation of, or affects the results of such calculation of, any of the financial covenants, standards or terms found in this Agreement, then the parties shall enter into and diligently pursue negotiations in order to amend such financial covenants, standards or terms so as to equitably reflect such change, with the desired result that the criteria for evaluating the Borrower’s and its Consolidated Subsidiaries’ financial condition shall be the same after such change as if such change had not been made.

(d) Wherever in this Agreement in connection with a Revolving Borrowing, a Swingline Borrowing, Conversion, continuation or prepayment of a Eurocurrency Rate Advance, or the issuance, amendment or extension of a Letter of Credit, an amount (such as a required minimum or multiple amount) is expressed in Dollars, but such Borrowing, Eurocurrency Rate Advance, or Letter of Credit is denominated in a Foreign Currency, such amount shall be the equivalent in a Foreign Currency of such amount determined at the Exchange Rate for the purchase of such Foreign Currency with Dollars, as determined by the Administrative Agent on the Computation Date applicable to such amount (rounded to the nearest unit of such Foreign Currency, with 0.5 of a unit being rounded upward).

Section 1.4 Types of Advances. Advances are distinguished by “Type”. The “Type” of an Advance refers to the determination whether such Advance is a Eurocurrency Rate Advance, an Adjusted Base Rate Advance, a Canadian Swingline Advance or a US Swingline Advance, each of which constitutes a Type.

Section 1.5 Change of Currency.

(a) Each obligation of the Borrower to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency.

(b) Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent, upon consultation with the Borrower, may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

(c) Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent, upon consultation with the Borrower, may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.

Section 1.6 Miscellaneous. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Article, Section, Schedule and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Agreement, unless otherwise specified.

ARTICLE II

THE ADVANCES AND THE LETTERS OF CREDIT

Section 2.1 The Advances.

(a) Revolving Advances. Each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Revolving Advances to the Borrower from time to time on any Business Day on or following the Initial Funding Date but prior to the Maturity Date in an aggregate amount not to exceed at any time outstanding an amount equal to such Lender’s Revolving Commitment less the sum of the Dollar Amount of (i) the aggregate principal amount of Revolving Advances owing to such Lender at such time, (ii) such Lender’s Pro Rata Share of the aggregate of the Letter of Credit Exposure at such time, and (iii) such Lender’s Pro Rata Share of the Swingline Advances; provided that, (A) before and after giving effect to such Borrowing, the aggregate Dollar Amount of all outstanding Revolving Advances, Swingline Advances and Letter of Credit Exposure at any time may not exceed the Borrowing Limit at such time, (B) such Revolving Advances may be denominated and funded in any Agreed Currency and (C) before and after giving effect to such Borrowing, the aggregate Dollar Amount of all outstanding Revolving Advances, Swingline Advances and Letter of Credit Exposure which are denominated in Norwegian Kroner may not exceed $50,000,000 at any time. Within the limits of each Lender’s pro rata share of the Borrowing Limit, the Borrower may from time to time prepay pursuant to Section 2.7 and reborrow under this Section 2.1(a).

(b) Swingline Advances.

(i) On the terms and conditions set forth in this Agreement, (A) the US Swingline Lender agrees to, from time to time on any Business Day during the period from the Initial Funding Date until the Maturity Date, make advances (“US Swingline Advances”) to the Borrower in an aggregate principal amount not to exceed $25,000,000 outstanding at any time and denominated in US Dollars; and (B) the Canadian Swingline Lender agrees to, from time to time on any Business Day during the period from the Initial Funding Date until the Maturity Date, make advances (“Canadian Swingline Advances”) to the Borrower in an aggregate principal amount not to exceed $10,000,000 outstanding at any time and denominated in Canadian Dollars or US Dollars; provided that, (w) with respect to all Swingline Subfacilities, before and after giving effect to any such Borrowing, the aggregate Dollar Amount of the sum of all outstanding Revolving Advances, Swingline Advances and the Letter of Credit Exposure may not exceed the Borrowing Limit at such time; (x) the aggregate Dollar Amount of the sum of Swingline Advances made under all Swingline Subfacilities may not exceed $25,000,000 at any time; (y) with respect to all Swingline Subfacilities, no Swingline Advance shall be made if the statements set forth in Section 3.3 are not true on the date of the making of such Swingline Advance, it being agreed by the Borrower that the giving of the applicable Notice of Borrowing and the acceptance by the Borrower of the proceeds of such Swingline Advance shall constitute a representation and warranty by the Borrower that on the date of such Swingline Advance such statements are true; and (z) with respect to any Canadian Swingline Advance, whether denominated in US Dollars or Canadian Dollars, such Canadian Swingline Advance shall be in a minimum amount of $500,000. Subject to the other provisions hereof, the Borrower may from time to time borrow, prepay (in whole or in part) and reborrow Swingline Advances. Immediately upon the making of a Swingline Advance, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable Swingline Lender a risk participation in such Swingline Advance in an amount equal to its Pro Rata Share of such Swingline Advance.

(ii) Except as provided in the following clause (iv) below, each request for a US Swingline Advance shall be made pursuant to telephone notice to the US Swingline Lender given no later than 1:00 p.m. (Houston, Texas time) on the date of the proposed Swingline Advance, promptly confirmed by a completed and executed Notice of Borrowing faxed to the Administrative Agent. The US Swingline Lender will promptly (but in any event prior to 3:00 p.m. (Houston, Texas time) on the date of such proposed US Swingline Advance make such US Swingline Advance available to the Borrower at the Borrower’s account with the Administrative Agent or such other accounts as may be designated by the Borrower.

(iii) Except as provided in the following clause (iv) below, each request for a Canadian Swingline Advance shall be made pursuant to telephone notice to the Canadian Swingline Lender, together with a written notice to the Administrative Agent, given no later than 10:00 a.m. in the Applicable Time specified by the Canadian Swingline Lender, promptly confirmed by a completed and executed Notice of Borrowing faxed to the Canadian Swingline Lender and the Administrative Agent. If, on the date such request is made, the Dollar Amount of the sum of the outstanding Revolving Advances and the Letter of Credit Exposure is equal to or less than 50% of the aggregate Revolving Commitments, then subject to the terms and conditions hereof, the Canadian Swingline Lender will, not later than 2:00 p.m. (in the Applicable Time) on the borrowing date specified for such Canadian Swingline Advance, make the amount of such Canadian Swingline Advance available at the Borrower’s account with the Administrative Agent or such other accounts as may be designated by the Borrower. However, if on the date such request is made, the Dollar Amount of the sum of the outstanding Revolving Advances and the Letter of Credit Exposure is greater than 50% of the aggregate Revolving Commitments, then (A) promptly after receipt by the Canadian Swingline Lender of any request for a Canadian Swingline Advance, the Canadian Swingline Lender will confirm with the Administrative Agent that the Administrative Agent has also received such request and, if not, the Canadian Swingline Lender will notify the Administrative Agent of the contents thereof, and (B) unless the Canadian Swingline Lender has received notice in writing from the Administrative Agent (including at the request of any Lender) prior to 2:00 p.m. (in the Applicable Time) on the date of the proposed Canadian Swingline Advance directing the Canadian Swingline Lender not to make such Canadian Swingline Advance as a result of the limitations set forth in the first proviso of Section 2.1(b) above then, subject to the terms and conditions hereof, the Canadian Swingline Lender will, not later than 3:00 p.m. (in the Applicable Time) on the borrowing date specified for such Canadian Swingline Advance, make the amount of such Canadian Swingline Advance available at the Borrower’s account with the Administrative Agent or such other accounts as may be designated by the Borrower.

(iv) With respect to Swingline Advances denominated in Dollars, each Swingline Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes each Swingline Lender to so request on its behalf), that each Lender make an Adjusted Base Rate Advance in an amount equal to such Lender’s Pro Rata Share of such Swingline Advances in order to refinance such Swingline Advances. With respect to Canadian Swingline Advances, the Canadian Swingline Lender in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Canadian Swingline Lender to so request on its behalf), that each Lender make a Eurocurrency Rate Advance in Canadian Dollars, in an amount equal to such Lender’s Pro Rata Share of such Swingline Advances and with Interest Period of one month. The applicable Swingline Lender shall give the Administrative Agent notice of such Mandatory Revolving Borrowing (A) by 12:00 p.m. (Houston, Texas time) on the date before the proposed Mandatory Revolving Borrowing is to be made in the case of an Adjusted Base Rate Advance, and (B) by 12:00 p.m. (Houston, Texas time) on the fourth Business Day before the date of such proposed Mandatory Revolving Borrowing in the case of a Eurocurrency Rate Advance denominated in Canadian Dollars, which notice the Administrative Agent will promptly forward to each Lender. Each Lender shall make its Revolving Advance available to the Administrative Agent for the account of the applicable Swingline Lender in immediately available funds by 2:00 p.m. (Houston, Texas time) on the date requested, and the Borrower hereby irrevocably instructs the applicable Swingline Lender to apply the proceeds of such Mandatory Revolving Borrowing to the payment of the outstanding Swingline Advances.

(v) If for any reason any Swingline Advance cannot be refinanced by a Revolving Borrowing in accordance with clause (iv) above, the request for the Revolving Advances submitted by the applicable Swingline Lender as set forth therein shall be deemed to be a request by such Swingline Lender that each of the Lenders fund its risk participation in the relevant Swingline Advances and each Lender’s payment to the Administrative Agent for the account of the applicable Swingline Lender pursuant to clause (iv) above shall be deemed payment in respect of such participation.

(vi) If any Lender fails to make available to the Administrative Agent for the account of the applicable Swingline Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.1(b) by the time specified in this Section 2.1(b), such Swingline Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such Swingline Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect. A certificate of such Swingline Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(vii) Each Lender’s obligation to make the Revolving Advances or to purchase and fund risk participations in Swingline Advances pursuant to this Section 2.1(b) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against any Swingline Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, (C) whether or not the conditions precedent in Section 3.3 have been satisfied, (D) termination of the Revolving Commitments or acceleration of the Advances, and (E) any other occurrence, event or condition, whether or not similar to any of the foregoing. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swingline Advances, together with interest as provided herein.

(viii) At any time after any Lender has purchased and funded a risk participation in a Swingline Advance, if the applicable Swingline Lender receives any payment on account of such Swingline Advance, such Swingline Lender will distribute to such Lender its Pro Rata Share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded) in the same funds as those received by such Swingline Lender.

(ix) Each Swingline Lender shall be responsible for invoicing the Borrower for interest on the Swingline Advances made by such Swingline Lender. Until a Lender funds its Adjusted Base Rate Advance, Eurocurrency Rate Advance or risk participation pursuant to this Section 2.1(b) to refinance such Lender’s Pro Rata Share of any Swingline Advance, interest in respect of such Pro Rata Share shall be solely for the account of the applicable Swingline Lender.

(x) The Borrower shall make all payments of principal and interest in respect of any Swingline Advances directly to the applicable Swingline Lender.

(xi) For purposes of calculating outstandings under this Agreement (a) on each March 31, June 30, September 30 and December 31, commencing June 30, 2014, and (b) from time to time as the Administrative Agent may request, each Swingline Lender shall provide the Administrative Agent with a daily log, in form and detail reasonably acceptable to the Administrative Agent, setting forth the outstanding Dollar Amount of the Swingline Advances made by such Swingline Lender using the Exchange Rate as most recently determined by the Administrative Agent.

Section 2.2 Method of Borrowing.

(a) Notice. Each Revolving Borrowing shall be made pursuant to a Notice of Borrowing and given:

(i) by the Borrower to the Administrative Agent not later than 12:00 p.m. (Houston, Texas time) on the fourth Business Day before the date of the proposed Borrowing in the case of a Eurocurrency Rate Advance denominated in a Foreign Currency,

(ii) by the Borrower to the Administrative Agent not later than 12:00 p.m. (Houston, Texas time) on the third Business Day before the date of the proposed Borrowing in the case of a Eurocurrency Rate Advance denominated in Dollars, and

(iii) by the Borrower to the Administrative Agent not later than 10:00 a.m. (Houston, Texas time) on the date of the proposed Borrowing in the case of an Adjusted Base Rate Advance.

The Administrative Agent shall give each Lender prompt notice on the day of receipt of timely Notice of Borrowing of such proposed Borrowing by facsimile. Each Notice of Borrowing shall be by telephone or facsimile, and if by telephone, confirmed promptly in writing (which confirmation may be provided by facsimile or with a “PDF” file delivered in an e-mail with a return acknowledgment requested), specifying or calculating, as applicable, the (i) requested date of such Borrowing (which shall be a Business Day), (ii) requested Type of Advances comprising such Borrowing, (iii) aggregate amount of such Borrowing, (iv) if such Borrowing is to be comprised of Eurocurrency Rate Advances, the Interest Period for each such Advance, (v) the Designated Currency of such Borrowing, and (vi) if the Borrowing Limit Election Date has not occurred, the Borrowing Limit, pro forma Outstandings and the Asset Coverage Ratio. In the case of a proposed Borrowing comprised of Eurocurrency Rate Advances, the Administrative Agent shall promptly notify each Lender of the applicable interest rate under Section 2.6(b). Each Lender shall, before 3:00 p.m. (Houston, Texas time) on the date of the proposed Borrowing, make available for the account of its Lending Office to the Administrative Agent at its address referred to in Section 9.2, or such other location as the Administrative Agent may specify by notice to the Lenders, in same day funds, such Lender’s Pro Rata Share of such Borrowing. Promptly upon the Administrative Agent’s receipt of such funds (but in any event not later than 4:00 p.m. (Houston, Texas time) on the date of the proposed Borrowing) and provided that the applicable conditions set forth in Article III have been satisfied, the Administrative Agent will make such funds available to the Borrower at its account with the Administrative Agent.

(b) Conversions and Continuations. In order to elect to Convert or continue Advances comprising part of the same Revolving Borrowing under this Section, the Borrower shall deliver an irrevocable Notice of Conversion or Continuation to the Administrative Agent at the Administrative Agent’s office (i) no later than 10:00 a.m. (Houston, Texas time) on the proposed conversion date in the case of a Conversion of such Advances to Adjusted Base Rate Advances, (ii) no later than 12:00 p.m. (Houston, Texas time) at least three Business Days in advance of the proposed Conversion or continuation date in the case of a Conversion to, or a continuation of, Eurocurrency Rate Advances denominated in Dollars; and (iii) no later than 12:00 p.m. (Houston, Texas time) at least four Business Days in advance of the proposed Conversion or continuation date in the case of a Conversion to, or a continuation of, Eurocurrency Rate Advances denominated in Foreign Currencies. Each such Notice of Conversion or Continuation shall be by telephone or facsimile, and if by telephone, confirmed promptly in writing (which confirmation may be provided by facsimile or with a “PDF” file delivered in an e-mail with a return acknowledgment requested), specifying (A) the requested Conversion or continuation date (which shall be a Business Day), (B) the Borrowing amount and Type of the Advances to be Converted or continued, (C) whether a Conversion or continuation is requested, and if a Conversion, into what Type of Advances, and (D) in the case of a Conversion to, or a continuation of, Eurocurrency Rate Advances, the requested Interest Period. Promptly after receipt of a Notice of Conversion or Continuation under this paragraph, the Administrative Agent shall provide each Lender with a copy thereof and, in the case of a Conversion to or a continuation of Eurocurrency Rate Advances, notify each Lender of the applicable interest rate under Section 2.6(b). For purposes other than the conditions set forth in Section 3.3, the portion of Revolving Advances comprising part of the same Revolving Borrowing that are Converted to Revolving Advances of another Type shall constitute a new Revolving Borrowing.

(c) Certain Limitations. Notwithstanding anything herein to the contrary:

(i) each Borrowing (other than a Borrowing of Swingline Advances) shall (A) in the case of Eurocurrency Rate Advances, be in an aggregate amount not less than $3,000,000 and greater multiples of $1,000,000 in excess thereof, (B) in the case of Adjusted Base Rate Advances, be in an aggregate amount not less than $500,000 and greater multiples of $100,000 in excess thereof, and (C) consist of Advances of the same Type made on the same day by the Lenders according to their Pro Rata Share;

(ii) at no time shall there be more than eight Interest Periods applicable to outstanding Eurocurrency Rate Advances;

(iii) no single Borrowing consisting of Eurocurrency Rate Advances may include Advances in different currencies;

(iv) the Borrower may not select Eurocurrency Rate Advances for any Borrowing to be made, Converted or continued if (A) the aggregate Dollar Amount of such Borrowing is less than $3,000,000 or (B) a Default or Event of Default has occurred and is continuing;

(v) (A) if any Lender shall, at any time prior to the making of any requested Borrowing comprised of Eurocurrency Rate Advances, notify the Administrative Agent that the introduction of or any change in or in the interpretation of any Legal Requirement makes it unlawful, or that any central bank or other Governmental Authority asserts that it is unlawful, for such Lender or its Lending Office to perform its obligations under this Agreement to make Eurocurrency Rate Advances or to fund or maintain Eurocurrency Rate Advances, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or take deposits of, Dollars or any Foreign Currency in the applicable interbank market, then (1) if the requested Borrowing was of Revolving Advances denominated in Dollars, such Lender’s Pro Rata Share of such Borrowing shall be made as an Adjusted Base Rate Advance of such Lender, (2) in any event, such Adjusted Base Rate Advance shall be considered part of the same Borrowing and interest on such Adjusted Base Rate Advance shall be due and payable at the same time that interest on the Eurocurrency Rate Advances comprising the remainder of such Borrowing shall be due and payable, and (3) any obligation of such Lender to make, continue, or Convert to, Eurocurrency Rate Advances in the affected currency or currencies, including in connection with such requested Borrowing, shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist; and (B) such Lender agrees to use commercially reasonable efforts (consistent with its internal policies and legal and regulatory restrictions) to designate a different Lending Office if the making of such designation would avoid the effect of this paragraph and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender;

(vi) if the Administrative Agent is unable to determine the Eurocurrency Rate for Eurocurrency Rate Advances comprising any requested Revolving Borrowing, the right of the Borrower to select Eurocurrency Rate Advances in the affected currency or currencies for such Borrowing or for any subsequent Borrowing shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist, and upon receipt by the Borrower of the notice of such suspension, the Borrower may revoke the pending request or, failing that, each Revolving Advance comprising such Borrowing shall be made as an Adjusted Base Rate Advance in the Dollar Amount of the originally requested Advance;

(vii) if the Majority Lenders shall, at least one Business Day before the date of any requested Borrowing, notify the Administrative Agent that (A) the Eurocurrency Rate for Eurocurrency Rate Advances comprising such Borrowing will not adequately reflect the cost to such Lenders of making or funding their respective Eurocurrency Rate Advances, or (B) deposits are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount and Interest Period of such Eurocurrency Rate Advance, the right of the Borrower to select Eurocurrency Rate Advances in the affected currency or currencies for such Borrowing or for any subsequent Revolving Borrowing shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist, and upon receipt by the Borrower of the notice of such suspension, the Borrower may revoke the pending request or, failing that, each Advance comprising such Borrowing shall be made as an Adjusted Base Rate Advance in the Dollar Amount of the originally requested Advance;

(viii) if any Lender shall, at any time prior to the making of any requested Borrowing comprised of Eurocurrency Rate Advances denominated in a Foreign Currency, notify the Administrative Agent that, as a result of internal banking policy limitations on fundings in such Foreign Currency, such Lender cannot fund all or any portion of its Pro Rata Share of such Borrowing, then (A) such portion shall be made as an Adjusted Base Rate Advance of such Lender, and (B) in any event, such Adjusted Base Rate Advance shall be considered part of the same Borrowing and interest on such Adjusted Base Rate Advance shall be due and payable at the same time that interest on the Eurocurrency Rate Advances comprising the remainder of such Borrowing shall be due and payable;

(ix) if the Borrower shall fail to select the duration or continuation of any Interest Period for any Eurocurrency Rate Advance in accordance with the provisions contained in the definition of “Interest Period” in Section 1.1 and paragraph (a) or (b) above, the Administrative Agent will forthwith so notify the Borrower and the Lenders and (A) if denominated in Dollars, such affected Advances will be made available to the Borrower on the date of such Borrowing as Adjusted Base Rate Advances or, if such affected Advances are existing Advances, will be Converted into Adjusted Base Rate Advances or at the end of Interest Period then in effect, and (B) if denominated in a Foreign Currency, the Borrower shall be deemed to have specified an Interest Period of one month for such affected Advances or, if such affected Advances are existing Advances, such affected Advances will be continued as a Eurocurrency Rate Advance in the original Designated Currency with an Interest Period of one month;

(x) if the Borrower shall fail to specify a currency for any Eurocurrency Rate Advances, then the Eurocurrency Rate Advances as requested shall be made in Dollars;

(xi) Revolving Advances may only be Converted or continued as Revolving Advances;

(xii) Swingline Advances may not be Converted or continued; and

(xiii) no Revolving Advance may be Converted or continued as a Revolving Advance in a different currency, but instead must be prepaid in the original Designated Currency of such Revolving Advance and reborrowed in such new Designated Currency.

(d) Notices Irrevocable. Each Notice of Borrowing and Notice of Conversion or Continuation shall be irrevocable and binding on the Borrower.

(e) Administrative Agent Reliance. Unless the Administrative Agent shall have received notice from a Lender before the date of any Revolving Borrowing or Mandatory Revolving Borrowing that such Lender will not make available to the Administrative Agent such Lender’s Pro Rata Share of such Borrowing, the Administrative Agent may assume that such Lender has made its Pro Rata Share of such Borrowing available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (a) of this Section 2.2 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made its Pro Rata Share of such Borrowing available to the Administrative Agent, such Lender and the Borrower severally agree to immediately repay to the Administrative Agent on demand such corresponding amount, together with interest on such amount, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable on such day to Advances comprising such Borrowing and (ii) in the case of such Lender, the Overnight Rate for such day. If such Lender shall repay to the Administrative Agent such corresponding amount and interest as provided above, such corresponding amount so repaid shall constitute such Lender’s Advance as part of such Borrowing for purposes of this Agreement even though not made on the same day as the other Advances comprising such Borrowing.

(f) Lender Obligations Several. The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, to make its Advance on the date of such Borrowing. No Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

(g) Evidence of Obligations.

(i) The Advances made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by Administrative Agent and the Lenders shall be conclusive absent manifest error of the amount of the Advances made by such Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender to the Borrower made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) the applicable Note or Notes which shall evidence such Lender’s Advances to the Borrower in addition to such accounts or records. Each Lender may attach schedules to such Notes and endorse thereon the date, Type (if applicable), amount, currency and maturity of its Advances and payments with respect thereto.

(ii) In addition to the accounts and records referred to in subsection (i) above, each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swingline Advances. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

Section 2.3 Fees.

(a) Commitment Fees. For the period from January 1, 2016 through the Amendment No. 1 Effective Date (including at any time during which one or more of the conditions in Article III is not met), Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee equal to the Applicable Margin that was in effect prior to the Amendment No. 1 Effective Date times the actual daily amount by which such Lender’s Revolving Commitment exceeds the sum of (i) the Dollar Amount of such Lender’s Revolving Advances plus (ii) such Lender’s Pro Rata Share of the Letter of Credit Exposure. For the period from the Amendment No. 1 Effective Date and until the Maturity Date (including at any time during which one or more of the conditions in Article III is not met), but subject to Section 2.19(a)(iii), the Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee equal to the Commitment Fee Margin times the actual daily amount by which such Lender’s Revolving Commitment exceeds the sum of (i) the Dollar Amount of such Lender’s Revolving Advances plus (ii) such Lender’s Pro Rata Share of the Letter of Credit Exposure. The Commitment Fees shall be due and payable quarterly in arrears on each March 31st, June 30th, September 30th and December 31st, commencing March 31, 2016, and on the Maturity Date. For the avoidance of doubt, Swingline Advances shall not reduce the amount of unused Revolving Commitment solely for purposes of calculating the Commitment Fee under this Section 2.3(a).

(b) Letter of Credit Fees. For the period from January 1, 2016 through the Amendment No. 1 Effective Date (including at any time during which one or more of the conditions in Article III is not met), the Borrower agrees to pay to the Administrative Agent for the pro rata benefit of the Lenders letter of credit fees in respect of all Letters of Credit outstanding at a rate per annum equal to the Applicable Margin that was in effect prior to the Amendment No. 1 Effective Date for Eurocurrency Rate Advances calculated on the maximum amount available from time to time to be drawn under such outstanding Letters of Credit. For any period from and after the Amendment No. 1 Effective Date, the Borrower agrees to pay to the Administrative Agent for the pro rata benefit of the Lenders letter of credit fees in respect of all Letters of Credit outstanding at a rate per annum equal to the Applicable Margin for Eurocurrency Rate Advances calculated on the maximum amount available from time to time to be drawn under such outstanding Letters of Credit. All such letter of credit fees shall be due and payable quarterly in arrears on March 31st, June 30th, September 30th, and December 31st of each year, and on the Maturity Date. Notwithstanding the foregoing, (i) upon the occurrence and during the continuance of an Event of Default under Section 7.1(a) or Section 7.1(e), all such letter of credit fees due under this clause (b) shall accrue, after as well as before judgment, at the Default Rate and (ii) upon the occurrence and during the continuance of any Event of Default (including under Section 7.1(a) or Section 7.1(e)), upon the request of the Majority Lenders, all such letter of credit fees shall accrue, after as well as before judgment, at the Default Rate.

(c) Other Fees to Issuing Lenders. The Borrower shall also pay to each Issuing Lender for its own account such documentary, processing and other charges in connection with the issuance, amendment, transfer, modification of and draws under Letters of Credit assessed or incurred by such Issuing Lender from time to time.

(d) Fee Letter. The Borrower agrees to pay when due the fees set forth in the Fee Letter pursuant to the terms thereof.

(e) Foreign Currency Letters of Credit. For purposes of calculating the letter of credit fees, fronting fees and other fees under this Section 2.3, the face amount of each Letter of Credit made in a Foreign Currency shall be at any time the Dollar Amount of such Letter of Credit as determined on the most recent Computation Date with respect to such Letter of Credit

Section 2.4 Reduction of Revolving Commitments. The Borrower shall have the right, upon at least three Business Days’ irrevocable notice to the Administrative Agent and the Lenders, to terminate in whole or reduce ratably in part the unused portion of the Revolving Commitments; provided that, each partial reduction shall be in the aggregate amount of $3,000,000 or an integral multiple of $1,000,000 in excess thereof. Any reduction or termination of the Revolving Commitments pursuant to this Section 2.4 shall be permanent, with no obligation of the Lenders to reinstate such Revolving Commitments and the Commitment Fees provided for in Section 2.3(a) shall thereafter be computed on the basis of the Revolving Commitments, as so reduced.

Section 2.5 Repayment of Advances.

(a) Revolving Advances. The Borrower shall repay the outstanding principal amount of each Revolving Advance on the Maturity Date and, for each Mandatory Revolving Borrowing made on or after the Maturity Date, on demand, and in any event, in the Designated Currency in which each such Advance was funded.

(b) Swingline Advances. The Borrower shall repay the outstanding principal amount of each Swingline Advance on the earlier of (i) the Swingline Due Date immediately following the date such Swingline Advance is made by the applicable Swingline Lender and (ii) the Maturity Date, and in any event, in the Designated Currency in which each such Swingline Advance was funded.

Section 2.6 Interest. The Borrower shall pay interest on the unpaid principal amount of each Advance from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

(a) Adjusted Base Rate Advances. If such Advance is an Adjusted Base Rate Advance, a rate per annum equal at all times to the lesser of (i) the Adjusted Base Rate in effect from time to time plus the Applicable Margin for Adjusted Base Rate Advances and (ii) the Maximum Rate, payable in arrears on the last Business Day of each calendar quarter, commencing with the calendar quarter ending June 30, 2014, and on the date such Adjusted Base Rate Advance shall be paid in full.

(b) Eurocurrency Rate Advances. If such Advance is a Eurocurrency Rate Advance, during the Interest Period for such Advance, a rate per annum equal at all times to the lesser of (i) the Eurocurrency Rate for such Interest Period plus the Applicable Margin for Eurocurrency Rate Advances plus (in the case of a Eurocurrency Rate Advance of any Lender which is lent from a Lending Office in the United Kingdom or a Participating Member State), the Mandatory Cost Rate and (ii) the Maximum Rate, payable in arrears on the last day of such Interest Period (provided that for Eurocurrency Rate Advance with six month Interest Periods, accrued but unpaid interest shall also be due on the day three months from the first day of such Interest Period), and on the date such Eurocurrency Rate Advance shall be paid in full.

(c) Swingline Advances. If such Advance is a Swingline Advance, a rate per annum equal at all times to the lesser of (i) the Swingline Rate for such Swingline Advance and (ii) the Maximum Rate, payable quarterly in arrears on the last Business Day of each calendar quarter, commencing with the calendar quarter ending June 30, 2014, and on the Maturity Date.

(d) Usury Recapture. As to each Lender, in the event the rate of interest chargeable under this Agreement or the Notes at any time is greater than the Maximum Rate, the unpaid principal amount of Obligations owing to such Lender shall bear interest at the Maximum Rate until the total amount of interest paid or accrued on such Obligations equals the amount of interest which would have been paid or accrued on such Obligations if the stated rates of interest set forth in this Agreement had at all times been in effect. In the event, upon payment in full of such Obligations, the total amount of interest paid or accrued under the terms of this Agreement and the Notes as to any Lender is less than the total amount of interest which would have been paid or accrued if the rates of interest set forth in this Agreement had, at all times, been in effect, then the Borrower shall, to the extent permitted by applicable Legal Requirements, pay the Administrative Agent for the account of such Lenders an amount equal to the difference between (i) the lesser of (A) the amount of interest which would have been charged on Obligations owing to such Lender if the Maximum Rate had, at all times, been in effect and (B) the amount of interest which would have accrued on such Obligations if the rates of interest set forth in this Agreement had at all times been in effect and (ii) the amount of interest actually paid or accrued under this Agreement on such Obligations. In the event any Lender ever receives, collects or applies as interest any sum in excess of the Maximum Rate, such excess amount shall, to the extent permitted by law, be applied to the reduction of the principal balance of the Obligations owing to it, and if no such principal is then outstanding, such excess or part thereof remaining shall be paid to the Borrower.

(e) Retroactive Adjustment to Applicable Margin. Notwithstanding anything herein to the contrary, in the event that any financial statement or Compliance Certificate delivered pursuant to Section 5.6 is shown to be inaccurate (regardless of whether (i) this Agreement is in effect, (ii) any Revolving Commitments are in effect, or (iii) any Advance or Letter of Credit is outstanding when such inaccuracy is discovered or such financial statement or Compliance Certificate was delivered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “Applicable Period”) than the Applicable Margin applied for such Applicable Period, then (A) the Borrower shall immediately deliver to the Administrative Agent a corrected Compliance Certificate for such Applicable Period, (B) the Applicable Margin for such Applicable Period shall be determined as if the Total Fixed Charge Coverage Ratio or Total Leverage Ratio, as applicable, in the corrected Compliance Certificate were applicable for such Applicable Period (and in any event at the highest level if the inaccuracy was the result of dishonesty, fraud or willful misconduct), and (C) the Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent the accrued additional interest and fees owing as a result of such increased Applicable Margin for such Applicable Period. Nothing in this clause (e) shall limit the rights of the Administrative Agent and Lenders with respect to the default rate of interest under Section 2.6(f) below or the rights under Article 7 or any of their other rights under this Agreement or any other Credit Document. The Borrower’s obligations under this clause (e) shall survive the termination of the Commitments and the repayment of all other Obligations.

(f) Default Rate. Notwithstanding the foregoing, (i) upon the occurrence and during the continuance of an Event of Default under Section 7.1(a) or Section 7.1(e), all Obligations shall bear interest, after as well as before judgment, at the Default Rate and (ii) upon the occurrence and during the continuance of any Event of Default (including under Section 7.1(a) or Section 7.1(e)), upon the request of the Majority Lenders, all Obligations shall bear interest, after as well as before judgment, at the Default Rate. Interest accrued pursuant to this Section 2.7(e) and all interest accrued but unpaid on or after the Maturity Date shall be due and payable on demand.

Section 2.7 Prepayments.

(a) Right to Prepay. The Borrower shall have no right to prepay any principal amount of any Advance except as provided in this Section 2.7.

(b) Optional Prepayments. The Borrower may elect to prepay any of the Advances, after giving notice thereof to the Administrative Agent and the Lenders by 10:00 a.m. (Houston, Texas) for Adjusted Base Rate Advances, by 12:00 p.m. (Houston, Texas) for all other Advances denominated in Dollars and by 12:00 p.m. in the Applicable Time for Revolving Advances denominated in Foreign Currencies and Canadian Swingline Advances (i) on the day of prepayment of any Swingline Advance, (ii) at least three Business Days’ prior to the day of prepayment of any Eurocurrency Rate Advances and (iii) on the day of prepayment of any Adjusted Base Rate Advance. Such notice shall be by telephone or facsimile, and if by telephone, confirmed promptly in writing, and must state the proposed date and aggregate principal amount of such prepayment, whether such prepayment should be applied to reduce outstanding Revolving Advances or Swingline Advances, and if applicable, the relevant Interest Period for the Advances to be prepaid. If any such notice is given, the Borrower shall prepay Advances comprising part of the same Borrowing in whole or ratably in part in an aggregate principal amount equal to the amount specified in such notice, and shall also pay accrued interest to the date of such prepayment on the principal amount prepaid and amounts, if any, required to be paid pursuant to Section 2.8 as a result of such prepayment being made on such date; provided, however, that (i) each partial prepayment of Eurocurrency Rate Advances shall be in an aggregate principal amount of not less than $3,000,000 and in integral multiples of $1,000,000 in excess thereof, (ii) each partial prepayment of Adjusted Base Rate Advances shall be in an aggregate principal amount of not less than $500,000 and in integral multiples of $100,000 in excess thereof, (iii) each partial prepayment of Swingline Advances shall be in an aggregate principal amount of not less than $500,000, and (iv) any prepayment of an Advance shall be made in the Designated Currency in which such Advance was funded. Each prepayment pursuant to this Section 2.7(b) shall be accompanied by accrued interest on the amount prepaid to the date of such prepayment and amounts, if any, required to be paid pursuant to Section 2.8 as a result of such prepayment being made on such date.

(c) Mandatory Prepayments. If on any date the Outstandings exceed the then effective Borrowing Limit, the Borrower shall, within three Business Days, first prepay to the Swingline Lenders the outstanding principal amount of the Swingline Advances pro rata between the Swingline Subfacilities, second prepay to the Lenders on a pro rata basis the outstanding principal amount of the Revolving Advances, third make deposits with the Administrative Agent into the Cash Collateral Account to provide Cash Collateral for the Letter of Credit Exposure, to the extent necessary to cause the Outstandings to be equal to or less than the then effective Borrowing Limit.

(d) Ratable Payments. Each payment of any Advance pursuant to this Section 2.7 or any other provision of this Agreement shall be made in a manner such that all Advances comprising part of the same Borrowing are paid in whole or ratably in part.

(e) Effect of Notice. All notices given pursuant to this Section 2.7 shall be irrevocable and binding upon the Borrower.

Section 2.8 Breakage Costs. If (a) any payment of principal of any Eurocurrency Rate Advance is made other than on the last day of the Interest Period for such Advance as a result of any payment hereunder or the acceleration of the maturity of the Obligations pursuant to Article VIII or otherwise; (b) the Borrower fails to borrow, Convert, continue, repay or prepay any Eurocurrency Rate Advance on the date specified in any notice delivered pursuant hereto (other than default by a Lender), (c) the Borrower fails to make a principal or interest payment with respect to any Eurocurrency Rate Advance on the date such payment is due and payable, the Borrower shall, within 10 days of any written demand sent by any Lender to the Borrower (with a copy to the Administrative Agent), pay to the Administrative Agent for the account of such Lender any amounts (without duplication of any other amounts payable in respect of breakage costs) required to compensate such Lender for any additional losses, out-of-pocket costs or expenses which it may reasonably incur as a result of such payment or nonpayment, including any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.

Section 2.9 Increased Costs.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (other than any change by way of imposition or increase of reserve requirements included in the calculation of the Eurocurrency Rate but including any change or introduction which would result in the failure of the Mandatory Cost Rate, as calculated hereunder, to represent the cost to any Lender of complying with the requirements of the Bank of England and/or the Authorities or the European Central Bank in relation to its making, funding or maintaining Eurocurrency Rate Advances) or any Issuing Lender;

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or any Issuing Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Advances made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Advance or of maintaining its obligation to make any such Advance, or to increase the cost to such Lender, such Issuing Lender or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, Issuing Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, Issuing Lender or other Recipient, the Borrower will pay to such Lender, Issuing Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, Issuing Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender or Issuing Lender determines that any Change in Law affecting such Lender or Issuing Lender or any lending office of such Lender or such Lender’s or Issuing Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s or Issuing Lender’s capital or on the capital of such Lender’s or Issuing Lender’s holding company, if any, as a consequence of this Agreement, the Revolving Commitments of such Lender or the Advances made by, or participations in Letters of Credit or Swingline Advances held by, such Lender, or the Letters of Credit issued by any Issuing Lender, to a level below that which such Lender or Issuing Lender or such Lender’s or Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Lender’s policies and the policies of such Lender’s or Issuing Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Lender or such Lender’s or Issuing Lender’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender or Issuing Lender setting forth the amount or amounts necessary to compensate such Lender or Issuing Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section and delivered to the Borrower, shall be conclusive absent manifest error. The Borrower shall pay such Lender or Issuing Lender, as the case may be, the amount shown as due on any such certificate within 30 days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender or Issuing Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or Issuing Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or Issuing Lender pursuant to this Section for any increased costs incurred or reductions suffered more than 180 days prior to the date that such Lender or Issuing Lender, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s or Issuing Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180 day period referred to above shall be extended to include the period of retroactive effect thereof).

Section 2.10 Payments and Computations.

(a) Payment Procedures. Except if otherwise set forth herein, the Borrower shall make each payment under this Agreement not later than 1:00 p.m. (Houston, Texas time) for payments due in Dollars and not later than 1:00 p.m. in the Applicable Time for payments due in Foreign Currencies (and payments due to the Canadian Swingline Lender related to Canadian Swingline Advances), on the day when due in the Designated Currency as to outstanding Advances and Reimbursement Obligations, and in Dollars as to all other amounts, to the Administrative Agent at its Lending Office (or such other location as the Administrative Agent shall designate in writing to the Borrower) in same day funds. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal, interest or fees ratably (other than amounts payable solely to the Administrative Agent, the Issuing Lenders, or a specific Lender pursuant to Section 2.1(b), 2.3(b), 2.3(c), 2.6(d), 2.6(f), 2.8, 2.9, 2.11, 2.12, 2.13(d), 9.4 or 9.7 but after taking into account payments effected pursuant to Section 7.6) to the Lenders in accordance with each Lender’s Pro Rata Share for the account of their respective Lending Offices, and like funds relating to the payment of any other amount payable to any Lender or any Issuing Lender to such Lender or such Issuing Lender for the account of its Lending Office, in each case to be applied in accordance with the terms of this Agreement.

(b) Computations. All computations of interest based on the Prime Rate, interest on Swingline Advances and interest on Eurocurrency Rate Advances denominated in Pounds Sterling shall be made by the Administrative Agent (or with respect to each Swingline Advance, by the applicable Swingline Lender) on the basis of a year of 365 or 366 days, as the case may be. All computations of interest on Eurocurrency Rate Advances denominated in Canadian Dollars shall be made by the Administrative Agent (or with respect to each Swingline Advance, by the applicable Swingline Lender) on the basis of a year of 365 days. All computations of fees and interest based on the Eurocurrency Rate (other than as set forth in the immediately preceding sentence), Overnight Rate and the Federal Funds Rate shall be made by the Administrative Agent on the basis of a year of 360 days. In any case, such computations shall be made for the actual number of days (including the first day, but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Administrative Agent (or with respect to each Swingline Advance, by the applicable Swingline Lender) of an interest rate shall be conclusive and binding for all purposes, absent manifest error.

(c) Non-Business Day Payments. Whenever any payment shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; provided, however, that if such extension would cause payment of interest on or principal of Eurocurrency Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

(d) Administrative Agent Reliance. Unless the Administrative Agent shall have received written notice from the Borrower prior to the date on which any payment is due to the Lenders that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender, together with interest, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Overnight Rate for such day.

(e) Application of Payments. Whenever any payment received by the Administrative Agent under this Agreement is insufficient to pay in full all amounts then due and payable under this Agreement and Notes, such payment shall be distributed and applied by the Administrative Agent and the Lenders in the following order: first, to the payment of fees and expenses due and payable to the Administrative Agent under and in connection with this Agreement or any other Credit Document; second, to the payment of all amounts due and payable under Section 2.11(c), ratably among the Lenders in accordance with the aggregate amount of such payments owed to each such Lender; third, to the payment of fees due and payable pursuant to Section 2.3(b), ratably among the Issuing Lenders in accordance with the aggregate amount of such payments owed to each such Issuing Lender; fourth, to the payment of all other fees due and payable under Section 2.3 ratably among the Lenders in accordance with their applicable Revolving Commitments; and fifth, to the payment of the interest accrued on and the principal amount of all of the Advances, and the interest accrued on and the principal amount of all Reimbursement Obligations, regardless of whether any such amount is then due and payable, ratably among the Lenders in accordance with the aggregate accrued interest plus the aggregate principal amount owed to such Lender.

Section 2.11 Taxes.

(a) Defined Terms. For purposes of this Section 2.11, the term “Lender” includes any Issuing Lender and the term “applicable law” includes FATCA.

(b) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Credit Party under any Credit Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Credit Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c) Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d) Indemnification by the Borrower. The Borrower shall indemnify each Recipient, within 30 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 30 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Credit Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.6(e) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Credit Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Credit Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f) Evidence of Payments. As soon as practicable after any payment of Taxes by any Credit Party to a Governmental Authority pursuant to this Section 2.11, such Credit Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g) Status of Lenders.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Credit Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.11(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing,

(A) any Lender that is a US Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from US federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable;

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Credit Document, executed originals of IRS Form W-8BEN-E establishing an exemption from, or reduction of, US federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Credit Document, IRS Form W-8BEN-E establishing an exemption from, or reduction of, US federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed originals of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “US Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E, a US Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a US Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in US federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Credit Document would be subject to US federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.11 (including by the payment of additional amounts pursuant to this Section 2.11), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i) Survival. Each party’s obligations under this Section 2.11 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Revolving Commitments and the repayment, satisfaction or discharge of all obligations under any Credit Document.

Section 2.12 Illegality. If any Lender shall notify the Administrative Agent and the Borrower that the introduction of or any change in or in the interpretation of any Legal Requirement makes it unlawful, or that any central bank or other Governmental Authority asserts that it is unlawful for such Lender or its Lending Office to perform its obligations under this Agreement to maintain any Eurocurrency Rate Advances of such Lender then outstanding hereunder or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or take deposits of, Dollars or any Foreign Currency in the applicable interbank market, then, notwithstanding anything herein to the contrary, the Borrower shall, if demanded by such Lender in its notice, no later than

12:00 p.m. (Houston, Texas time), (a) if not prohibited by any Legal Requirement to maintain such Eurocurrency Rate Advances for the duration of the Interest Period, on the last day of the Interest Period for each outstanding Eurocurrency Rate Advance of such Lender or (b) if prohibited by any Legal Requirement to maintain such Eurocurrency Rate Advances for the duration of the Interest Period, on the second Business Day following its receipt of such notice from such Lender, then (i) with respect to Revolving Advances denominated in a Foreign Currency, prepay such Eurocurrency Rate Advances of such Lender then outstanding and which are denominated in such affected currency or currencies together with all accrued interest on the amount so prepaid, and amounts, if any, required to be paid pursuant to Section 2.8 as a result of such prepayment being made on such date, and (ii) with respect to Revolving Advances denominated in Dollars, Convert all such Eurocurrency Rate Advances of such Lender then outstanding to Adjusted Base Rate Advances and pay accrued interest on the principal amount Converted to the date of such Conversion and amounts, if any, required to be paid pursuant to Section 2.8 as a result of such Conversion being made on such date. Each Lender agrees to use commercially reasonable efforts (consistent with its internal policies and legal and regulatory restrictions) to designate a different Lending Office if the making of such designation would avoid the effect of this paragraph and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

Section 2.13 Letters of Credit.

(a) Issuance of Letters of Credit. Each Issuing Lender, the Lenders and the Borrower agree that effective as of the Initial Funding Date, the Existing Letters of Credit shall be deemed to have been issued and maintained under, and to be governed by the terms and conditions of, this Agreement as Letters of Credit. From time to time from the Initial Funding Date until ten days before the Maturity Date, at the written request of the Borrower given to the applicable Issuing Lender and to the Administrative Agent not later than (i) 12:00 p.m. (Houston, Texas time) on the third Business Day before the date of the proposed issuance, amendment, or extension of a Letter of Credit denominated in a Foreign Currency and (ii) 12:00 p.m. (Houston, Texas time) on the second Business Day (or such later time and date as may be agreed to among the Borrower, the applicable Issuing Lender and the Administrative Agent) before the date of the proposed issuance, amendment, or extension of a Letter of Credit denominated in Dollars, the requested Issuing Lender shall, on any Business Day and on the terms and conditions hereinafter set forth (and, if applicable, subject to the terms of the applicable Letter of Credit), issue, increase, decrease, amend, or extend the expiration date of, Letters of Credit for the account of the Borrower (for its own benefit or for the benefit of any of its Subsidiaries). Promptly after receipt by the applicable Issuing Lender of such request, the applicable Issuing Lender will confirm with the Administrative Agent that the Administrative Agent has also received such request and, if not, the applicable Issuing Lender will notify the Administrative Agent of the contents thereof. With respect to any issuance of or increase to a Letter of Credit, unless the applicable Issuing Lender has received notice in writing from the Administrative Agent (including at the request of any Lender) at least one Business Day prior to the requested date of the proposed issuance or increase, directing the applicable Issuing Lender not to issue or increase such Letter of Credit as a result of the limitations set forth clause 2.13(b)(i) below then, subject to the terms and conditions hereof, the applicable Issuing Lender will issue or increase such Letter of Credit as requested by the Borrower. Letters of Credit shall be denominated in any Agreed Currency.

(b) Limitations. No Letter of Credit will be issued, increased, or extended (or deemed issued as to the Existing Letters of Credit) (i) if such issuance, increase, or extension would cause (A) the Dollar Amount of the Letter of Credit Exposure to exceed $40,000,000 or (B) the sum of the Letter of Credit Exposure plus the aggregate Dollar Amount of all outstanding Revolving Advances and Swingline Advances at such time to exceed the Borrowing Limit; (ii) subject to the last sentence of this clause (b), unless such Letter of Credit has an Expiration Date not later than the earlier of (x) thirty-six (36) months after the date of issuance or last renewal of such Letter of Credit and (y) twelve (12)

months after the Maturity Date; (iii) unless such Letter of Credit (or, if applicable, the amendment to a Letter of Credit) is in form and substance acceptable to the applicable Issuing Lender in its sole discretion; (iv) unless the Borrower has delivered to the applicable Issuing Lender a completed and executed letter of credit application on such Issuing Lender’s standard form, which shall contain terms no more restrictive than the terms of this Agreement; (v) unless such Letter of Credit is governed by the Uniform Customs and Practice for Documentary Credits (2007 Revision), International Chamber of Commerce Publication No. 600 (“UCP”), the International Standby Practices (ISP 98), International Chamber of Commerce Publication No. 590 (“ISP”) or any successor to the UCP or ISP and, to the extent not inconsistent therewith, the New York Uniform Commercial Code, as in effect from time to time; or (vi) if any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain an Issuing Lender from issuing or providing such Letter of Credit, or any Legal Requirements applicable to such Issuing Lender shall prohibit the issuance or provision of such type of Letter of Credit generally or such Letter of Credit in particular or shall impose upon such Issuing Lender with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Lender is not otherwise compensated hereunder) not in effect on the date hereof or shall impose upon such Issuing Lender any unreimbursable loss, cost or expense which was not applicable on the date hereof and which such Issuing Lender in good faith deems material. If the terms of any letter of credit application referred to in the foregoing clause (iv) conflicts with the terms of this Agreement, the terms of this Agreement shall control. Notwithstanding the limitation in clause (ii) above, (x) any Letter of Credit may expressly provide for an automatic extension of additional periods up to one additional year so long as such Letter of Credit expressly allows the applicable Issuing Lender, at its sole discretion, to elect not to provide such extension; provided that, in any event, such automatic extension may not result in an expiration date that occurs more than twelve (12) months after the Maturity Date, and (y) if Revolving Commitments are terminated in whole pursuant to the terms of this Agreement, the Borrower shall either (A) deposit into the Cash Collateral Account cash in an amount equal to the Minimum Collateral Amount for the Letters of Credit which have an expiry date beyond the Maturity Date or (B) provide a replacement letter of credit (or other security) reasonably acceptable to the Administrative Agent and the applicable Issuing Lender in an amount equal to the Minimum Collateral Amount for such Letter of Credit Exposure.

(c) Participations. With respect to each Existing Letter of Credit described on Schedule 1.1(c), as it may have been updated pursuant to Section 3.2(a), each Lender is deemed to have purchased a participation in the related Letter of Credit Exposure equal to such Lender’s Pro Rata Share of such Letter of Credit Exposure on the Closing Date. On the date of the issuance or increase of any Letter of Credit on or after the Initial Funding Date, each Issuing Lender shall be deemed to have sold to each other Lender and each other Lender shall have been deemed to have purchased from such Issuing Lender a participation in the Letter of Credit Exposure related to the Letters of Credit issued by such Issuing Lender equal to such Lender’s Pro Rata Share at such date and such sale and purchase shall otherwise be in accordance with the terms of this Agreement. Each Issuing Lender shall promptly deliver to the Administrative Agent by telex, telephone, or facsimile (or by e-mail with a return receipt requested) which the Administrative Agent will promptly deliver to each such participant Lender, a notice of each Letter of Credit of such Issuing Lender issued, increased or decreased, and the Administrative Agent shall also notify each Lender of the actual amount of such Lender’s participation in such Letter of Credit. Each Lender’s obligation to purchase participating interests pursuant to this Section, to make a Mandatory Revolving Borrowing as set forth in clause (d) below, to reimburse such Issuing Lender for such Lender’s Pro Rata Share of any payment under a Letter of Credit by such Issuing Lender not reimbursed in full by the Borrower, and to fund its participation interests in Letters of Credit as set forth below, shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any of the circumstances described in paragraph (f) or (e) below, (ii) the occurrence and continuance of a Default, (iii) an adverse change in the financial condition of the Borrower, (iv) any deposit of cash or other securities as collateral or the provision of any other support for the Borrower’s reimbursement obligations related thereto, (v) any termination of this Agreement other than a termination in writing agreed to by each Issuing Lender which expressly provides for a termination of the Lenders’ reimbursement obligations owing to the Issuing Lenders hereunder, and (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided that, a Lender may have a claim against an Issuing Lender for any such circumstance, happening or event constituting or arising from gross negligence or willful misconduct on the part of such Issuing Lender.

(d) Reimbursement. Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the applicable Issuing Lender shall notify the Borrower and the Administrative Agent thereof (which the Administrative Agent will promptly forward to the Lenders). No later than 11:00 a.m. on the date of any payment to be made by such Issuing Lender under a Letter of Credit, the Borrower agrees to pay to such Issuing Lender an amount equal to any amount paid or to be paid by such Issuing Lender on such date under or in respect of such Letter of Credit and in the currency paid or to be paid by such Issuing Lender. Notwithstanding the foregoing, if, after the issuance of any Letter of Credit denominated in a Foreign Currency, such currency ceases to be an Agreed Currency as provided in the definition of Agreed Currency, then all payments to be made by the Borrower hereunder in such currency shall instead be made when due (either directly by the Borrower or through a deemed borrowing under clause (i) below) in Dollars in an amount equal to the Dollar Amount (as of the date of repayment) of such payment due, it being the intention of the parties hereto that the Borrower take all risks of the imposition of any such currency control or exchange regulations. In the event an Issuing Lender makes a payment pursuant to a request for draw presented under a Letter of Credit and such payment is not promptly reimbursed by the Borrower as required herein, such Issuing Lender shall give notice of such payment to the Administrative Agent (which the Administrative Agent will promptly forward to the Lenders). In such event, the Borrower shall be deemed to have requested a Mandatory Revolving Borrowing consisting of (i) for unreimbursed drawings under Letters of Credit denominated in Dollars or in a Foreign Currency which ceased to be an Agreed Currency, Adjusted Base Rate Advances, and (ii) for unreimbursed drawings under Letters of Credit denominated in Foreign Currencies, Eurocurrency Rate Advances in such Agreed Currency and in the amount of such unreimbursed amount with an Interest Period of one month; provided that, if the Revolving Commitments have terminated or otherwise expired, such Eurocurrency Rate Advances shall bear interest at the overnight Eurocurrency Rate. The applicable Issuing Lender shall give the Administrative Agent notice of such deemed Borrowing (A) by 12:00 p.m. (Houston, Texas time) on the date before the proposed Borrowing is to be made in the case of an Adjusted Base Rate Advance or Eurocurrency Rate Advances bearing interest at the overnight Eurocurrency Rate and (B) by 12:00 p.m. (Houston, Texas time) on the fourth Business Day before the date of such proposed Borrowing in the case of a Eurocurrency Rate Advance denominated in a Foreign Currency with an Interest Period of one month (which notice the Administrative Agent shall promptly give to each Lender). Each Lender shall, no later than 1:00 p.m. on the Business Day specified in such notice, promptly make such funds available to the applicable Issuing Lender, in the applicable currency and in an amount equal to such Lender’s Pro Rata Share of the unreimbursed amount. The Borrower hereby unconditionally and irrevocably authorizes, empowers, and directs the Administrative Agent and the Lenders to record and otherwise treat each payment under a Letter of Credit not immediately reimbursed by the Borrower as a Borrowing comprised of Adjusted Base Rate Advances or Eurocurrency Rate Advances, as applicable, to the Borrower. If for any reason such Mandatory Revolving Borrowing cannot be made by any Lender, the request for such Mandatory Revolving Borrowing submitted by the applicable Issuing Lender as set forth herein shall be deemed to be a request by such Issuing Lender that each of the Lenders fund its risk participation in the relevant Letter of Credit and each Lender’s payment to the Administrative Agent for the account of the applicable Issuing Lender pursuant to this clause (d) shall be deemed payment in respect of such participation. If the funds are not made available by a Lender to the applicable Issuing Lender on the required date (either as the making of a Revolving Advance or the funding of its participation interest in such Letters of Credit), such Lender shall pay interest thereon to the applicable Issuing Lender at a rate per annum equal to the applicable

Overnight Rate. At any time after any Lender has funded its participation in a Letter of Credit, if the applicable Issuing Lender receives any payment on the applicable Reimbursement Obligation from the Borrower, such Issuing Lender will distribute to such Lender its Pro Rata Share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participation was funded) in the same funds as those received by such Issuing Lender. All overdue Reimbursement Obligations of the Borrower shall bear interest as set forth in Section 2.6(f).

(e) Obligations Unconditional. The obligations of the Borrower under this Agreement in respect of each Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, notwithstanding the following circumstances:

(i) any lack of validity or enforceability of any Letter of Credit Documents;

(ii) any amendment or waiver of or any consent to departure from any Letter of Credit Documents;

(iii) the existence of any claim, set-off, defense or other right which any Credit Party or any Lender or any other Person may have at any time against any beneficiary or transferee of such Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), any Issuing Lender or any other Person or entity, whether in connection with this Agreement, the transactions contemplated in this Agreement or in any Letter of Credit Documents or any unrelated transaction;

(iv) any statement, draft or any other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect to the extent any Issuing Lender would not be liable therefor pursuant to the following paragraph (f);

(v) payment by any Issuing Lender under such Letter of Credit against presentation of a draft or certificate which does not comply with the terms of such Letter of Credit; or

(vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing;

provided, however, that nothing contained in this paragraph (e) shall be deemed to constitute a waiver of any remedies of the Borrower in connection with the Letters of Credit.

(f) Liability of Issuing Lenders. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. No Issuing Lender nor any of its officers or directors shall be liable or responsible for, and the Borrower’s obligations hereunder shall not be affected by:

(i) the use which may be made of any Letter of Credit, any transfer of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith;

(ii) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged;

(iii) payment by any Issuing Lender against presentation of documents which do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the relevant Letter of Credit;

(iv) any adverse change in the relevant exchange rates or in the availability of the relevant Agreed Currency to the Borrower or in the relevant currency markets generally; or

(v) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit (INCLUDING ANY ISSUING LENDER’S OWN NEGLIGENCE),

except that the Borrower shall have a claim against such Issuing Lender, and such Issuing Lender shall be liable to, and shall promptly pay to, the Borrower, to the extent of any direct, as opposed to consequential, damages suffered by the Borrower which the Borrower proves were caused by such Issuing Lender’s willful misconduct or gross negligence. In furtherance and not in limitation of the foregoing clause (f), the Issuing Lenders may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and may refuse to accept documents that are not in strict conformity with the terms of the Letter of Credit, and any such acceptance or refusal shall not be deemed to constitute gross negligence or willful misconduct.

(g) Cash Collateral Account. The Borrower shall, (i) subject to the next sentence, within 10 days prior to the Maturity Date and (ii) at any time, if an Event of Default has occurred and is continuing, on the Business Day the Borrower receives written notice from an Issuing Lender or the Administrative Agent that collateralization is being required pursuant to Section 7.2(b) or Section 7.3(b), either (A) provide Cash Collateral in an amount equal to the Letter of Credit Exposure as of such date or (B) cause to be issued an irrevocable standby letter of credit in favor of the applicable Issuing Lender and issued by a bank or other financial institution acceptable to such Issuing Lender and the Administrative Agent to support the full amount of the Letter of Credit Exposure as of such date. With respect to Letters of Credit having an expiry date that occurs after the Maturity Date, the Borrower shall, within 60 days prior to the Maturity Date, either (x) provide Cash Collateral in an amount equal to the Letter of Credit Exposure related to such Letters of Credit as of such date or (y) cause to be issued an irrevocable standby letter of credit in favor of the applicable Issuing Lender and issued by a bank or other financial institution acceptable to such Issuing Lender and the Administrative Agent to support the full amount of the Letter of Credit Exposure related to such Letters of Credit as of such date. With respect to Letters of Credit issued in Foreign Currencies, if the Borrower elects to provide Cash Collateral pursuant to clause (A) above, then at the election of the Administrative Agent, the Borrower shall be required to either (1) deposit cash with the Administrative Agent in the Designated Currencies for the Letters of Credit or (2) deposit cash with the Administrative Agent in Dollars equal to the Dollar Amount of the Letter of Credit Exposure and, thereafter, deposit additional cash in Dollars at any time and from time to time as may be reasonably requested by the Administrative Agent in order to protect against the results of exchange rate fluctuations.

(h) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary of the Borrower, the Borrower shall be obligated to reimburse the applicable Issuing Lender hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

(i) Information to Administrative Agent from Issuing Lenders. For purposes of calculating outstandings and Letters of Credit issued under this Agreement, so long as the Person serving as an Issuing Lender is not the same Person serving as the Administrative Agent, (i) on each March 31, June 30, September 30 and December 31, commencing June 30, 2014, and (ii) from time to time as the Administrative Agent may request, each Issuing Lender shall provide the Administrative Agent with a daily log, in form and detail reasonably acceptable to the Administrative Agent, setting forth the Dollar Amount of all outstanding Letters of Credit issued by such Issuing Lender using the Exchange Rate as most recently determined by the Administrative Agent.

Section 2.14 Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) on account of its Advances or its share of Letter of Credit Obligations in excess of its Pro Rata Share of payments on account of the Advances or Letter of Credit Obligations obtained by all the Lenders, then such Lender shall notify the Administrative Agent and the other Lenders and forthwith purchase from the other Lenders, such participations in the Advances made by them or Letter of Credit Obligations held by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably in accordance with the requirements of this Agreement with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such Lender’s ratable share (according to the proportion of (a) the amount of the participation sold by such Lender to the purchasing Lender as a result of such excess payment to (b) the total amount of such excess payment) of such recovery, together with an amount equal to such Lender’s ratable share (according to the proportion of (i) the amount of such Lender’s required repayment to the purchasing Lender to (ii) the total amount of all such required repayments to the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.14 may, to the fullest extent permitted by law, unless and until rescinded as provided above, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

Section 2.15 Increase of Revolving Commitment.

(a) At any time prior to the Maturity Date (provided at such time the Borrower’s Total Fixed Charge Coverage Ratio determined as of the last day of the immediately preceding fiscal quarter, exceeds 1.50 to 1.00), the Borrower may effectuate no more than two increases in the aggregate Revolving Commitments by an aggregate amount not greater than $250,000,000 (any such increase, a “Commitment Increase”), by designating either one or more of the existing Lenders (each of which, in its sole discretion, may determine whether and to what degree to participate in such Commitment Increase) or one or more other banks or other financial institutions (reasonably acceptable to the Administrative Agent, the Issuing Lenders and the Swingline Lenders) that at the time agree, in the case of any such bank or financial institution that is an existing Lender to increase its Revolving Commitment as such Lender shall so select (an “Increasing Lender”) and, in the case of any other such bank or financial institution (an “Additional Lender”), to become a party to this Agreement; provided, however, that (i) the aggregate Revolving Commitments shall not at any time exceed $1,000,000,000 and (ii) the minimum amount of each such Commitment Increase shall not be less than $5,000,000. The sum of the increases in the Revolving Commitments of the Increasing Lenders plus the Revolving Commitments of the Additional Lenders upon giving effect to the Commitment Increase shall not in the aggregate exceed the amount of the Commitment Increase. The Borrower shall provide prompt notice of any proposed Commitment Increase pursuant to this Section 2.15 to the Administrative Agent and the Lenders.

(b) Any Commitment Increase shall become effective upon (i) the receipt by the Administrative Agent of (A) an agreement in form and substance satisfactory to the Administrative Agent signed by the Borrower, each Increasing Lender and each Additional Lender, setting forth the new Revolving Commitment of each such Lender and setting forth the agreement of each Additional Lender to become a party to this Agreement and to be bound by all the terms and provisions hereof binding upon each Lender, and (B) such evidence of appropriate authorization on the part of the Borrower with respect to the Commitment Increase and such opinions of counsel for the Borrower with respect to the Commitment Increase as the Administrative Agent may reasonably request, and (ii) receipt by the Administrative Agent of a certificate (the statements contained in which shall be true) of a Responsible Officer of the Borrower stating that both before and after giving effect to such Commitment Increase (A) no Event of Default has occurred and is continuing, (B) all representations and warranties made by the Borrower in this Agreement are true and correct in all material respects, except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true, correct and complete in all respects, on such date of the Commitment Increase with the same effect as if made on and as of such date (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date) and (C) the Borrower is in compliance with the covenants set forth in Section 6.8 based on the financial statements most recently delivered pursuant to Section 5.6(a) or 5.6(b), as applicable, both before and after giving effect (on a pro forma basis) to (x) any Commitment Increase, and (y) the making of any Advances contemporaneously with such Commitment Increase.

(c) Except for any upfront fees payable by the Borrower to the Lenders, all of the other terms and conditions applicable to such Commitment Increase shall be identical to the terms and conditions applicable to the Facility.

(d) Such Commitment Increase shall be effected pursuant to one or more Lender joinder agreements executed and delivered by the Borrower, the Administrative Agent and the applicable Increasing Lenders (which Lender Joinder Agreement may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.15).

(e) The Borrower shall prepay any Advances outstanding on the effective date of such Commitment Increase to the extent necessary to keep the outstanding Revolving Advances ratable with any revised Pro Rata Share arising from any nonratable increases in the Revolving Commitments under this Section 2.15.

(f) Notwithstanding any provision contained herein to the contrary, from and after the date of any Commitment Increase, all calculations and payments of interest on the Advances shall take into account the actual Revolving Commitment of each Lender and the principal amount outstanding of each Advance made by such Lender during the relevant period of time.

Section 2.16 Mitigation Obligations; Lender Replacement; Termination of Defaulting Lender.

(a) Designation of a Different Lending Office. If any Lender requests compensation under Section 2.9, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.11, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Advances hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.9 or 2.11, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) Right to Replace. The Borrower shall have the right to replace each Lender affected by a condition under Sections 2.2(c)(v), 2.2(c)(viii), 2.9, 2.11 or 2.12, each Lender that is a Defaulting Lender or a Non-Approving Lender and each Lender that is due interest based on the Mandatory Cost Rate (each such Lender, an “Affected Lender”) in accordance with the procedures in this Section 2.16 and provided that (i) no reduction of the total Revolving Commitments occurs as a result thereof, (ii) such Affected Lender has declined or is unable to designate a different lending office in accordance with Section 2.16(a) to remedy any such condition, (iii) the condition entitling the Borrower to require such replacement has not ceased to apply and (iv) such assignment does not conflict with applicable law.

(c) Procedure. Any assumptions of Revolving Commitments pursuant to this Section 2.16 shall be made by the purchasing Lender or Eligible Assignee and the selling Lender by entering into an Assignment and Assumption and by following the procedures in Section 9.6 for adding a Lender; provided that the Borrower or the assignee (if such assignee is not the Administrative Agent or its Affiliate) shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 9.6(a), which may be waived by the Administrative Agent in its sole discretion. In connection with the increase of the Revolving Commitments of any Lender or the introduction of any Eligible Assignee pursuant to the foregoing paragraph (b), each Lender with an increased Revolving Commitment and each new Eligible Assignee shall purchase from the Affected Lenders at par such Lender’s or such new Lender’s ratable share of the outstanding Advances, funded participations, accrued interest thereon and accrued fees of the Affected Lenders (and provided that the Borrower shall be obligated to pay any other amounts payable to any such Affected Lender under the Credit Documents, including pursuant to Section 2.8 hereof) and shall be automatically deemed to have assumed such Lender’s or such new Lender’s ratable share of the Affected Lenders’ participations in Letter of Credit Exposure.

(d) Termination of Defaulting Lender.

(i) Entire Revolving Commitment. At any time when a Lender is then a Defaulting Lender, the Borrower, at the Borrower’s election, may elect to terminate such Defaulting Lender’s Revolving Commitment hereunder; provided that (A) the Borrower must elect to terminate such Defaulting Lender’s entire Commitment, (B) the Borrower shall pay to the Administrative Agent all amounts owed by the Borrower to such Defaulting Lender in its capacity as a Lender under this Agreement and under the other Credit Documents (excluding any amounts owing under Section 2.8 as result of such payment) and shall, to the extent such Defaulting Lender’s ratable share of the Letter of Credit Exposure has not been, or has only partially been, reallocated pursuant to Section 2.19(a)(iv), deposit with the Administrative Agent into the Cash Collateral Account cash collateral in the amount equal to such Defaulting Lender’s Fronting Exposure (after giving effect to any partial reallocation pursuant to Section 2.19(a)(iv)), (C) a Defaulting Lender’s Revolving Commitment may be terminated by the Borrower under this Section 2.16(d) only if at such time, the Borrower has elected, or is then electing, to terminate the Revolving Commitments of all then existing Defaulting Lenders and (D) such termination shall not be permitted if a Default has occurred and is continuing. Upon written notice to the Defaulting Lender and the Administrative Agent of the Borrower’s election to terminate such Defaulting Lender’s Commitment pursuant to this clause (i) and the payment and deposit of amounts required to be made by the Borrower under clause (B) above, (1) such Defaulting Lender shall cease to be a “Lender” hereunder for all purposes except that such Lender’s rights and obligations as a Lender under Sections 2.9, 2.11, 8.5 and 9.7 shall continue with respect to events and occurrences occurring before or concurrently with its ceasing to be a “Lender” hereunder, (2) such Defaulting Lender’s Revolving Commitment shall be deemed terminated in whole and (3) such Defaulting Lender shall be relieved of its obligations hereunder as a “Lender” except as to its obligations under Section 8.5 with respect to events and occurrences occurring before or concurrently with its ceasing to be a “Lender” hereunder, provided that any such termination will not be deemed to be a waiver or release of any claim by the Borrower, the Administrative Agent, any Swingline Lender, any Issuing Lender or any Lender against such Defaulting Lender.

(ii) Unused Commitment Termination. The Borrower may terminate the unused amount of the Revolving Commitment of any Lender that is a Defaulting Lender upon not less than 30 Business Days’ prior notice to the Administrative Agent (which shall promptly notify the Lenders thereof), and in such event the provisions of Section 2.19(a)(ii) will apply to all amounts thereafter paid by the Borrower for the account of such Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts); provided that (i) no Event of Default shall have occurred and be continuing, (ii) such termination shall not be deemed to be a waiver or release of any claim the Borrower, the Administrative Agent, any Issuing Lender, any Swingline Lender or any Lender may have against such Defaulting Lender, and (iii) to the extent such Defaulting Lender’s ratable share of the Letter of Credit Exposure has not been, or has only partially been, reallocated pursuant to Section 2.19(a)(iv), the Borrower shall deposit with the Administrative Agent into the Cash Collateral Account cash collateral in the amount equal to such Defaulting Lender’s Fronting Exposure (after giving effect to any partial reallocation pursuant to Section 2.19(a)(iv)).

Section 2.17 Currency Fluctuations, Mandatory Prepayments and Deposits in the Cash Collateral Accounts.

(a) Not later than 1:00 p.m., Houston, Texas time, on each Computation Date, the Administrative Agent shall determine the Exchange Rate as of such Computation Date and give notice thereof to the Borrower, each Lender, Swingline Lender and Issuing Lender. The Exchange Rate so determined shall become effective on the first Business Day after such Computation Date and shall remain effective through the next succeeding Computation Date.

(b) If, on any Computation Date, the Dollar Amount of the sum of the outstanding principal amount of Revolving Advances plus the outstanding principal amount of Swingline Advances plus the Letter of Credit Exposure exceeds an amount equal to 102% of the aggregate Revolving Commitments then in effect, then the Administrative Agent shall give notice thereof to the Borrower and the Lenders, and the Borrower shall within five (5) Business Days thereafter prepay Advances, or if the Advances have been repaid or prepaid in full, make deposits into the Cash Collateral Account, such that after giving effect to such prepayment of Advances or deposits into the Cash Collateral Account, the Dollar Amount of the sum of the outstanding principal amount of Revolving Advances plus the outstanding principal amount of Swingline Advances plus the Letter of Credit Exposure does not exceed the aggregate Revolving Commitments then in effect.

(c) If any currency shall cease to be an Agreed Currency as provided in the last sentence of the definition of “Agreed Currency”, then promptly, but in any event within five (5) Business Days of receipt of the notice from the Administrative Agent provided for in such sentence, the Borrower shall repay all Advances funded and denominated in such affected currency or Convert such Advances into Advances in Dollars or another Agreed Currency, subject to the other terms set forth in Article II.

(d) Each prepayment pursuant to this Section 2.17 shall be accompanied by accrued interest on the amount prepaid to the date of such prepayment and amounts, if any, required to be paid pursuant to Section 2.8 as a result of such prepayment being made on such date.

(e) Each payment of any Advance pursuant to this Section 2.17 or any other provision of this Agreement shall be made in a manner such that all Advances comprising part of the same Borrowing are paid in whole or ratably in part and each payment of an Advance shall be made in the Designated Currency in which such Advance was funded.

Section 2.18 Market Disruption. Notwithstanding the satisfaction of all conditions referred to herein with respect to any proposed Borrowing consisting of Eurocurrency Advances denominated in any Foreign Currencies, if there shall occur on or prior to the date of such Borrowing any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which would in the reasonable opinion of the Administrative Agent or the Majority Lenders, make it impracticable for such Borrowing to be denominated in the Agreed Currency designated by the Borrower, then the Administrative Agent shall forthwith give notice thereof to the Borrower and the Lenders, and such Advances shall not thereafter be denominated and funded in such Agreed Currency but shall, except as otherwise set forth in Article II, be made on such date in Dollars, in an aggregate principal amount equal to the Dollar Amount of the aggregate principal amount specified in the related Notice of Borrowing, as the case may be, as Adjusted Base Rate Advances to the Borrower, unless the Borrower notifies the Administrative Agent at least one Business Day before such date that it elects not to borrow on such date.

Section 2.19 Defaulting Lender.

(a) Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Majority Lenders.

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 7.6 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Lender or any Swingline Lender hereunder; third, to Cash Collateralize, on a pro rata basis, the Issuing Lenders’ and the Swingline Lenders’ Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.19(b); fourth, as the Borrower may request (so long as no Default exists), to the funding of any Advance in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Advances under this Agreement and (y) Cash Collateralize the Issuing Lenders’ and the Swingline Lenders’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement and Swingline Advances made under this Agreement, in accordance with Section 2.19(b); sixth, to the payment of any amounts owing to the Lenders, the Issuing Lenders or Swingline Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Lenders or Swingline Lenders against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such

Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Advances or Letters of Credit in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Advances were made or the related Letters of Credit were issued at a time when the conditions set forth in Sections 3.2 and 3.3 were satisfied or waived, such payment shall be applied solely to pay the Advances of, and Letter of Credit Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Advances of, or Letter of Credit Obligations owed to, such Defaulting Lender until such time as all Advances and funded and unfunded participations in Letters of Credit and Swingline Advances are held by the Lenders pro rata in accordance with the Revolving Commitments without giving effect to Section 2.19(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.19(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees.

(A) No Defaulting Lender shall be entitled to receive any Commitment Fee for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B) Each Defaulting Lender shall be entitled to receive fees set forth in Section 2.3(b) for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Pro Rata Share of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.19(b).

(C) With respect to any fee not required to be paid to any Defaulting Lender pursuant to clause (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letters of Credit that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to each Issuing Lender the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv) Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in Letters of Credit and Swingline Advances shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Pro Rata Shares of the aggregate amount of the Revolving Commitment (calculated without regard to such Defaulting Lender’s Revolving Commitment) but only to the extent that (x) the conditions set forth in Sections 3.2 and 3.3 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause any Non-Defaulting Lender’s Pro Rata Share of the Aggregate Exposure to exceed such Non-Defaulting Lender’s Revolving Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(b) Cash Collateral; Prepayment of Swingline. At any time that there shall exist a Defaulting Lender, within one Business Day following the written request of the Administrative Agent or any Issuing Lender (with a copy to the Administrative Agent), the Borrower shall Cash Collateralize the Issuing Lenders’ Fronting Exposure, as requested, with respect to such Defaulting Lender (determined after giving effect to Section 2.19(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the applicable Minimum Collateral Amount. At any time that there shall exist a Defaulting Lender, within one Business Day following the written request of the Administrative Agent or any Swingline Lender (with a copy to the Administrative Agent), the Borrower shall either (i) Cash Collateralize the Swingline Lenders’ Fronting Exposure, as requested, with respect to such Defaulting Lender (determined after giving effect to Section 2.19(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the applicable Minimum Collateral Amount or (ii) prepay Swingline Advances in an amount equal to the Swingline Lenders’ Fronting Exposure as to Swingline Advances.

(i) Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender to the extent not prohibited under applicable law, hereby grants to the Administrative Agent, for the benefit of the Secured Parties, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for all Obligations, in any case, to be applied pursuant to clause (ii) below and the introductory paragraph of this Section 2.19(b). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the other Secured Parties, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

(ii) Application. Notwithstanding anything to the contrary contained in this Agreement but subject to the introductory paragraph of this Section 2.19(b), (A) Cash Collateral provided under this Section 2.19(b) in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of Letter of Credit Obligations (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein and (B) Cash Collateral provided under this Section 2.19(b) in respect of Swingline Advances shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of Swingline Advances (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(iii) Cash Collateral, Repayment of Swingline Advances. If the reallocation described in Section 2.19(a)(iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first prepay or Cash Collateralize the Swingline Advances as set forth above in this Section 2.19(b), and (y) second, Cash Collateralize the Issuing Lenders’ Fronting Exposure as set forth above in this Section 2.19(b).

(iv) Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce any Issuing Lender’s or any Swingline Lender’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 2.19(b) following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender) with respect to Letters of Credit and Swingline Advances, or (ii) the determination by the Administrative Agent, each Swingline Lender and each Issuing Lender that there exists excess Cash Collateral; provided that, the Person providing Cash Collateral, the Issuing Lenders and the Swingline Lenders may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations; and provided further that, to the extent such Cash Collateral was provided by the Borrower, such Cash Collateral shall remain subject to the security interest granted pursuant to the Security Documents to the extent required pursuant to the terms of the then applicable Security Documents.

(c) Defaulting Lender Cure. If the Borrower, the Administrative Agent and each Swingline Lender and each Issuing Lender agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Advances of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Advances and funded and unfunded participations in Letters of Credit and Swingline Advances to be held pro rata by the Lenders in accordance with the Revolving Commitments (without giving effect to Section 2.19(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(d) New Swingline Advances/Letters of Credit. So long as any Lender is a Defaulting Lender, (i) no Swingline Lender shall be required to fund any Swingline Advances unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swingline Advance and (ii) no Issuing Lender shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

Section 2.20 Borrowing Limit.

(a) Eligible Assets. Any changes in the value of Eligible Assets and the Borrowing Limit prior to the Borrowing Limit Election Date shall be effective on the date the Administrative Agent receives the Asset Coverage Test Certificate and accompanying Monthly Financial Statement, information and reports, in each case, as required by the terms of this Agreement.

(b) Borrower Election to Convert to Leverage Ratio Test. If Total Leverage Ratio as of the end of each fiscal quarter in a three-consecutive fiscal quarter period is equal to or less than 2.00 to 1.00, the Borrower may deliver a Borrowing Limit Election Notice to the Administrative Agent so long as (i) such Borrowing Limit Election Notice is delivered concurrently with the delivery of the financial statements and Compliance Certificate for the last of such three fiscal quarters, and (ii) no Default has occurred and is continuing.

ARTICLE III

CONDITIONS OF LENDING

Section 3.1 Conditions Precedent to Closing. The obligations of each Lender to close this Agreement shall be subject to the conditions precedent that:

(a) Documentation. The Administrative Agent shall have received the following duly executed by all the parties thereto, in form and substance satisfactory to the Administrative Agent, and in sufficient copies for each Lender:

(i) this Agreement;

(ii) the Fee Letter;

(iii) the Notes (to the extent requested by any Lender under Section 2.2(g));

(iv) a certificate from a Responsible Officer of the Borrower dated as of the Closing Date stating that as of the Closing Date (A) all representations and warranties of the Borrower set forth in this Agreement and the Credit Documents to which it is a party are true and correct in all material respects (except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true and correct in all respects); (B) the Borrower is not in violation of any of the covenants contained in this Agreement; (C) after giving effect to the Transactions, no Default or Event of Default has occurred and is continuing; (D) no Material Adverse Effect has occurred since December 31, 2013 and (E) the conditions in this Section 3.1 have been met;

(v) a certificate of the Secretary or an Assistant Secretary of the Borrower dated as of the date of this Agreement certifying as of the date of this Agreement (A) copies of the articles or certificate of incorporation and bylaws or other organizational documents of the Borrower, together with all amendments thereto, (B) resolutions of the Board of Directors of such Person with respect to the transactions herein contemplated, and (C) the names and true signatures of officers of the Borrower authorized to sign the Credit Documents to which the Borrower is a party (including Notices of Borrowing and requests for Letters of Credit);

(vi) certificate of good standing and existence for the Borrower certified by the appropriate governmental officer in its jurisdiction of formation;

(vii) opinions of counsel to the Borrower addressed to the Administrative Agent and the Lenders with respect to the Borrower, the Credit Documents and such other matters as the Administrative Agent shall request (which opinions shall expressly permit reliance by permitted successors and assigns of the Administrative Agent and the Lenders); and

(viii) such other documents, governmental certificates, and agreements as the Administrative Agent may reasonably request.

(b) Representations and Warranties. The representations and warranties contained in this Agreement and each other Credit Document shall be true and correct in all material respects (except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true and correct in all respects).

(c) Consents; Defaults.

(i) Governmental and Third Party Approvals. The Borrower shall have received all material governmental, shareholder and third party consents and approvals necessary (or any other material consents as determined in the reasonable discretion of the Administrative Agent) in connection with the transactions contemplated by this Agreement and the other Credit Documents and all applicable waiting periods shall have expired without any action being taken by any Person that could reasonably be expected to restrain, prevent or impose any material adverse conditions on the Borrower or such other transactions or that could seek or threaten any of the foregoing, and no law or regulation shall be applicable which in the reasonable judgment of the Administrative Agent could reasonably be expected to have such effect.

(ii) No Injunction, Etc. No action, proceeding or investigation shall have been instituted, threatened or proposed before any Governmental Authority to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of this Agreement or the other Credit Documents or the consummation of the transactions contemplated hereby or thereby, or which, in the Administrative Agent’s sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement or the other Credit Documents or the consummation of the transactions contemplated hereby or thereby.

(d) Financial Matters.

(i) Financial Statements. The Administrative Agent shall have received the financial statements for the Borrower and its Subsidiaries set forth in the Form 10 filed by the Borrower with the SEC on February 26, 2014, calculated on a Pro Forma Basis after giving effect to the Corporate Spin-Off.

(ii) Financial Projections. The Administrative Agent shall have received projections prepared by management of the Borrower, of balance sheets, income statements and cash flow statements on an annual basis for each year following the Closing Date during the term of the Facility, which, if materially inconsistent with any financial information or projections previously delivered to the Administrative Agent shall be in form and substance satisfactory to the Administrative Agent.

(e) Payment at Closing. The Borrower shall have paid or made arrangements to pay contemporaneously with closing (A) to the Administrative Agent and the Arranger the fees set forth or referenced in Section 2.3 to the extent due and payable on the Closing Date, and any other accrued and unpaid fees or commissions due hereunder, (B) all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent accrued and unpaid prior to or on the Closing Date and invoiced no less than three (3) Business Days prior to the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent) and (C) to any other Person such amount as may be due thereto in connection with the transactions contemplated hereby, including all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of any of the Credit Documents.

(f) Miscellaneous.

(i) Liens. The Administrative Agent shall have received evidence reasonably satisfactory to it that there are no Liens encumbering any of the Borrower’s Property other than Permitted Liens.

(ii) PATRIOT Act, etc. At least five Business Days (or such later date acceptable to the Administrative Agent) prior to the Closing Date, the Borrower shall have provided to the Administrative Agent and the Lenders the documentation and other information requested by the Administrative Agent in order to comply with requirements of the PATRIOT Act, applicable “know your customer” and anti-money laundering rules and regulations.

(iii) Other Documents. All opinions, certificates and other instruments and all proceedings in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Administrative Agent. The Administrative Agent shall have received copies of all other documents, certificates and instruments reasonably requested by it, with respect to the transactions contemplated by this Agreement.

Without limiting the generality of the provisions of the last paragraph of Section 8.2, for purposes of determining compliance with the conditions specified in this Section 3.1, the Administrative Agent and each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

Section 3.2 Conditions to Initial Extensions of Credit. The obligation of the Lenders to make the initial Advances or issue or participate in the initial Letters of Credit, including the deemed issuance of the Existing Letters of Credit, if any, is subject to the satisfaction of each of the following conditions:

(a) Executed Credit Documents; Updated Schedules. The Guaranty Agreement executed by all Material Domestic Subsidiaries existing on the Initial Funding Date shall have been duly authorized, executed and delivered to the Administrative Agent by the parties thereto, shall be in full force and effect and no Default or Event of Default shall exist hereunder or thereunder. An updated Schedule 4.19 and Schedule 6.3 shall have been delivered to the Administrative Agent, if necessary, to reflect any changes in Subsidiaries and Investments therein since the Closing Date and an updated Schedule 1.1(c) shall have been delivered to the Administrative Agent, if necessary, to reflect any deletions or additions of Letters of Credit described therein (or any amendments thereto).

(b) Closing Certificates; Etc. The Administrative Agent shall have received each of the following in form and substance reasonably satisfactory to the Administrative Agent:

(i) Officer’s Certificate. A certificate from a Responsible Officer of the Borrower to the effect that (A) all representations and warranties of the Credit Parties contained in this Agreement and the other Credit Documents are true, correct and complete in all material respects (except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true, correct and complete in all respects); (B) none of the Credit Parties is in violation of any of the covenants contained in this Agreement and the other Credit Documents; (C) after giving effect to the Transactions, no Default or Event of Default has occurred and is continuing; (D) since December 31, 2013, no event has occurred or condition arisen, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect; and (E) each of the Credit Parties, as applicable, has satisfied each of the conditions set forth in Section 3.2 and Section 3.3.

(ii) Certificate of Secretary of each Credit Party. A certificate of a Responsible Officer of each Guarantor certifying as to the incumbency and genuineness of the signature of each officer of such Guarantor executing Credit Documents to which it is a party and certifying that attached thereto is a true, correct and complete copy of (A) the articles or certificate of incorporation or formation (or equivalent), as applicable, of such Guarantor and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of incorporation, organization or formation (or equivalent), as applicable, (B) the bylaws or other governing document of such Guarantor as in effect on the Initial Funding Date, (C) resolutions duly adopted by the board of directors (or other governing body) of such Guarantor authorizing and approving the transactions contemplated hereunder and the execution, delivery and performance of this Agreement and the other Credit Documents to which it is a party, and (D) each certificate required to be delivered pursuant to Section 3.2(b)(iii).

(iii) Certificates of Good Standing. Certificates as of a recent date of the good standing of each Credit Party under the laws of its jurisdiction of incorporation, organization or formation (or equivalent), as applicable, and, to the extent reasonably requested by the Administrative Agent, each other jurisdiction where such Credit Party is qualified to do business.

(c) Opinions of Counsel. Opinions of counsel to the Guarantors addressed to the Administrative Agent and the Lenders with respect to the Borrower, the Guarantors, the Credit Documents and such other matters as the Administrative Agent shall request (which such opinions shall expressly permit reliance by permitted successors and assigns of the Administrative Agent and the Lenders).

(d) Consents; Defaults.

(i) Governmental and Third Party Approvals. The Credit Parties shall have received all material governmental, shareholder and third party consents and approvals necessary (or any other material consents as determined in the reasonable discretion of the Administrative Agent) in connection with the transactions contemplated by this Agreement and the other Credit Documents and all applicable waiting periods shall have expired without any action being taken by any Person that could reasonably be expected to restrain, prevent or impose any material adverse conditions on any of the Credit Parties or such other transactions or that could seek or threaten any of the foregoing, and no law or regulation shall be applicable which in the reasonable judgment of the Administrative Agent could reasonably be expected to have such effect.

(ii) No Injunction, Etc. No action, proceeding or investigation shall have been instituted, threatened or proposed before any Governmental Authority to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of this Agreement or the other Credit Documents or the consummation of the transactions contemplated hereby or thereby, or which, in the Administrative Agent’s sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement or the other Credit Documents or the consummation of the transactions contemplated hereby or thereby.

(e) Pro Forma Financial Statements. The Administrative Agent shall have received pro forma consolidated financial statements for the Borrower and its Subsidiaries for the four-quarter period most recently ended prior to the Initial Funding Date for which financial statements are available calculated on a pro forma basis after giving effect to the Transactions (prepared in accordance with Regulation S-X under the Securities Act of 1933, and all other rules and regulations of the SEC under such Securities Act, and including other adjustments previously agreed between the Borrower and the Arranger) and a pro forma balance sheet of the Borrower and its Subsidiaries prepared from the financial statements for the calendar month ended immediately prior to the Initial Funding Date giving pro forma effect to the Transactions.

(f) Payment at Closing. The Borrower shall have paid or made arrangements to pay contemporaneously with closing (A) to the Administrative Agent, the Arranger and the Lenders the fees set forth or referenced in Section 2.3 to the extent due and payable on the Initial Funding Date and any other accrued and unpaid fees or commissions due hereunder, (B) all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent accrued and unpaid prior to or on the Initial Funding Date and invoiced on or prior to the Initial Funding Date, and (C) to any other Person such amount as may be due thereto in connection with the transactions contemplated hereby, including all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of any of the Credit Documents.

(g) Corporate Spinoff. The Administrative Agent shall have received evidence reasonably satisfactory to it that the Corporate Spinoff shall have occurred.

(h) Miscellaneous.

(i) Liens and Restricted Payments. Since the Closing Date, neither the Borrower nor any Subsidiary shall have (A) made any Restricted Payment which would not have been permitted under Section 6.6 had the covenant set forth therein been applicable commencing on the Closing Date rather than the Initial Funding Date, (B) created, incurred, assumed or suffered to exist, any Lien on or with respect to any of its Property which Lien would not have been permitted under Section 6.1 had the covenant set forth therein been applicable commencing on the Closing Date rather than the Initial Funding Date, or (C) incurred or permitted to exist any Indebtedness other than Indebtedness permitted under Section 6.2(a) – (d).

(ii) Due Diligence. The Administrative Agent shall have completed, to its satisfaction, all legal, tax, environmental, business and other due diligence with respect to the business, assets, liabilities, operations and condition (financial or otherwise) of any Subsidiaries formed or acquired following March 21, 2014, in scope and determination satisfactory to the Administrative Agent in its sole discretion.

(iii) Liens. The Administrative Agent shall have received evidence reasonably satisfactory to it that there are no Liens encumbering any of the Credit Parties’ respective Property other than Permitted Liens.

(iv) PATRIOT Act, etc. At least five Business Days (or such later date acceptable to the Administrative Agent) prior to the Initial Funding Date, the Borrower and each of the Guarantors shall have provided to the Administrative Agent and the Lenders the documentation and other information requested by the Administrative Agent in order to comply with requirements of the PATRIOT Act, applicable “know your customer” and anti-money laundering rules and regulations.

(v) Other Documents. All opinions, certificates and other instruments and all proceedings in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Administrative Agent. The Administrative Agent shall have received copies of all other documents, certificates and instruments reasonably requested by it, with respect to the transactions contemplated by this Agreement.

Without limiting the generality of the provisions of the last paragraph of Section 8.2, for purposes of determining compliance with the conditions specified in this Section 3.2, upon written notice of the proposed Initial Funding Date by the Administrative Agent to the Lenders and the Borrower, the Administrative Agent and each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Initial Funding Date specifying its objection thereto.

Section 3.3 Conditions Precedent for each Borrowing or Letter of Credit. The obligation of each Lender to fund an Advance on the occasion of each Borrowing (other than the Conversion or continuation of any existing Borrowing and other than a Mandatory Revolving Borrowing) and of each Issuing Lender to issue or increase or extend any Letter of Credit shall be subject to the further conditions precedent that on the date of such Borrowing or the issuance or increase or extension of such Letter of Credit the following statements shall be true (and each of the giving of the applicable Notice of Borrowing and the acceptance by the Borrower of the proceeds of such Borrowing or the issuance or increase or extension of such Letter of Credit shall constitute a representation and warranty by the Borrower that on the date of such Borrowing or the issuance or increase or extension of such Letter of Credit such statements are true):

(a) the representations and warranties contained in this Agreement and the other Credit Documents shall be true and correct in all material respects, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects, on and as of such borrowing, continuation, conversion, issuance or extension date with the same effect as if made on and as of such date (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and correct in all material respects as of such earlier date, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects as of such earlier date);

(b) no Default or Event of Default shall have occurred and be continuing (i) on the borrowing, continuation or conversion date with respect to such Advance or after giving effect to the Advances to be made, continued or converted on such date or (ii) on the issuance or extension date with respect to such Letter of Credit or after giving effect to the issuance or extension of such Letter of Credit on such date;

(c) the Administrative Agent shall have received a Notice of Borrowing from the Borrower in accordance with Section 2.2;

(d) so long as any Lender is a Defaulting Lender, (i) no Swingline Lender shall be required to fund any Swingline Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swingline Loan and (ii) no Issuing Lender shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto; and

(e) after giving pro forma effect to such Borrowing or such issuance, increase, renewal or extension, the Outstandings do not exceed the Borrowing Limit.

Section 3.4 Additional Condition Precedent for Initial Borrowing through Authorized Agents. The obligation of the Lenders (or the Issuing Lenders, as the case may be) to provide the first Borrowing, Conversion or continuation of an existing Borrowing, or issuance, increase or extension of a

Letter of Credit that is requested by the Borrower through an Authorized Agent (“First Authorized Agent Request”), shall be subject to the further condition precedent that on or prior to the date of the First Authorized Agent Request, the Administrative Agent shall have received from the Borrower (and the applicable Issuing Lender and applicable Swingline Lender shall have received from the Administrative Agent) a secretary’s certificate (a) confirming that the resolutions of the Board of Directors of the Borrower delivered in satisfaction of Section 3.1 are still in full force and effect, and have not been amended or revised, (b) attaching a true and correct copy of the instrument or agreement whereby such officer, or if appropriate, the director of the applicable Subsidiary of the Borrower was appointed by a Responsible Officer of the Borrower as an “Authorized Agent” and verifying the incumbency of such Responsible Officer, and (c) attaching a true and correct copy of an officer’s, or if appropriate, a director’s certificate of the relevant Subsidiary attesting to the incumbency of the Person so designated as the Authorized Agent (which shall include a specimen signature of such Person and show that such Person holds one of the offices specified in the Board Resolutions of the Borrower confirmed in clause (a).)

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Each Credit Party represents and warrants as follows:

Section 4.1 Corporate Existence; Subsidiaries. Each of the Borrower and its Subsidiaries is a corporation, partnership or limited liability company duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation and in good standing and qualified to do business in each jurisdiction where its ownership or lease of property or conduct of its business requires such qualification and where a failure to be qualified or to be in good standing could reasonably be expected to have a Material Adverse Effect.

Section 4.2 Authorization and Validity. The execution, delivery, and performance by each Credit Party of the Credit Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby (a) are within such Credit Party’s power and authority, and (b) have been duly authorized by all necessary corporate, limited liability company or partnership action.

Section 4.3 Corporate Power. The execution, delivery, and performance by each Credit Party of the Credit Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby (a) do not contravene (i) such Credit Party’s articles or certificate of incorporation, bylaws or other organizational documents or (ii) any Legal Requirement or any contractual restriction binding on or affecting such Credit Party or its Property, the contravention of which could reasonably be expected to have a Material Adverse Effect, and (b) will not result in or require the creation or imposition of any Lien prohibited by this Agreement. At the time of each Borrowing and each issuance, extension or amendment of a Letter of Credit, such Borrowing (including any requested by an Authorized Agent on behalf of the Borrower) and such issuance, extension or amendment of a Letter of Credit and the use of the proceeds thereof will be within the Borrower’s corporate powers, will have been duly authorized by all necessary corporate action, (A) will not contravene (1) the Borrower’s certificate or articles of incorporation or bylaws or (2) any Legal Requirement or contractual restriction binding on or affecting the Borrower, the contravention of which could reasonably be expected to have a Material Adverse Effect, and (B) will not result in or require the creation or imposition of any Lien prohibited by this Agreement.

Section 4.4 Authorization and Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by the Borrower of the Credit Documents to which it is a party or the consummation of the transactions contemplated thereby. At the time of each Borrowing and each issuance, extension or amendment of a Letter of Credit, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority will be required for such Borrowing, such issuance, extension or amendment of a Letter of Credit or the use of the proceeds thereof.

Section 4.5 Enforceable Obligations. This Agreement, the Notes, and the other Credit Documents to which each Credit Party is a party have been duly executed and delivered by such Credit Party. Each Credit Document is the legal, valid, and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar law affecting creditors’ rights generally and by general principles of equity (whether considered in proceeding at law or in equity).

Section 4.6 Financial Statements. The audited and unaudited financial statements delivered pursuant to Section 5.6(a) and Section 5.6(b) are complete and correct and fairly present on a Consolidated basis the assets, liabilities and financial position of the Borrower and its Subsidiaries as at such dates, and the results of the operations and changes of financial position for the periods then ended (other than customary year-end adjustments for unaudited financial statements and the absence of footnotes from unaudited financial statements), and such balance sheet and statements were prepared in accordance with GAAP. Such financial statements show all material indebtedness and other material liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including material liabilities for taxes, material commitments, and Indebtedness, in each case, to the extent required to be disclosed under GAAP.

Section 4.7 True and Complete Disclosure. No information, exhibit, report, representation, warranty, or other statement furnished or made by the Borrower or any Subsidiary (or on behalf of the Borrower or any Subsidiary) to the Administrative Agent or any Lender in connection with the negotiation of, or compliance with, this Agreement or any other Credit Document contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements contained therein not misleading in any material respect in light of the circumstances in which they were made as of the date of this Agreement. All projections, estimates, and pro forma financial information furnished by the Borrower or on behalf of the Borrower were prepared on the basis of assumptions, data, information, tests, or conditions believed to be reasonable at the time such projections, estimates, and pro forma financial information were furnished.

Section 4.8 Litigation. There is no pending or, to the knowledge of any of their executive officers, threatened, litigation, arbitration, governmental investigation, inquiry, action or proceeding affecting the Borrower or any of its Subsidiaries before any court, Governmental Authority or arbitrator, which could reasonably be expected to have a Material Adverse Effect or which purports to affect the legality, validity, binding effect or enforceability of this Agreement, any Note, or any other Credit Document.

Section 4.9 Use of Proceeds.

(a) Advances and Letters of Credit. The proceeds of the Advances and the Letters of Credit will be used by the Borrower (i) pay fees and expenses incurred in connection with the Specified Transactions, and (ii) for working capital and general corporate purposes of the Borrower and its Subsidiaries.

(b) Regulations. Neither the Borrower nor any of its Subsidiaries has taken any action that could result in a violation by the Administrative Agent, any Issuing Lender, any Swingline Lender or any Lender in connection with or relating to this Agreement or any other Credit Document and the advances and other transactions contemplated hereby and thereby, of Regulations T, U, or X of the Federal Reserve Board, as the same is in effect from time to time, and all official rulings and interpretations thereunder or thereof . The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Federal Reserve Board), or extending credit for the purpose of purchasing or carrying margin stock. Following the application of the proceeds of each Borrowing or drawing under each Letter of Credit, not more than 25% of the value of the assets (either of the Borrower only or of the Borrower and its Subsidiaries on a consolidated basis) subject to the provisions of Section 6.1 or Section 6.5 or subject to any restriction contained in any agreement or instrument between the Borrower and any Lender or any Affiliate of any Lender relating to Indebtedness and within the scope of Section 7.1(d) will be margin stock.

Section 4.10 Government Regulation. Neither the Borrower nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and neither the Borrower nor any of its Subsidiaries is, or after giving effect to any Advance will be, subject to any Legal Requirement which limits its ability to incur or consummate the transactions contemplated hereby.

Section 4.11 Taxes. All federal, state, local and foreign tax returns, reports and statements required to be filed (after giving effect to any extension granted in the time for filing) by the Borrower, its Subsidiaries or any member of the Controlled Group (hereafter collectively called the “Tax Group”) have been filed with the appropriate Governmental Authorities in all jurisdictions in which such returns, reports and statements are required to be filed, except (a) where contested in good faith and by appropriate proceedings or (b) where the non-filing thereof could not reasonably be expected to result in a Material Adverse Effect. All taxes and other impositions due and payable by the Tax Group have been timely paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for non-payment thereof except (i) where contested in good faith and by appropriate proceedings and as to which adequate reserves have been established or (ii) where the non-payment thereof could not reasonably be expected to result in a Material Adverse Effect. Neither the Borrower nor any member of the Tax Group has given, or been requested to give, a waiver of the statute of limitations relating to the payment of any federal, state, local or foreign taxes or other impositions. As of the Closing Date and as of the Initial Funding Date, there is no ongoing audit or examination or, to its knowledge, other investigation by any Governmental Authority of the tax liability of any Credit Party or any Subsidiary thereof that could reasonably be expected to result in a Material Adverse Effect. No Governmental Authority has asserted any Lien or other claim against the Borrower or any Subsidiary thereof with respect to material unpaid taxes which has not been discharged or resolved (other than (a) any amount the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided for on the books of the Borrower or applicable Subsidiary and (b) Permitted Liens). The charges, accruals and reserves on the books of the Borrower and each Subsidiary thereof in respect of federal, state, local and other taxes for all fiscal years and portions thereof since the organization of the Borrower or any Subsidiary thereof are in the judgment of the Borrower adequate, and the Borrower does not anticipate any material additional taxes or assessments for any of such years.

Section 4.12 Employee Benefit Matters.

(a) No Termination Event or Reportable Event has occurred with respect to any Plan that would result in an Event of Default under Section 7.1(g) or that could reasonably be expected to result in a Material Adverse Effect, and, except for matters that could not reasonably be expected to result in a Material Adverse Effect, each Plan has complied with and been administered in accordance with applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder with respect to all Plans except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired and except where a failure to so comply could not reasonably be expected to have a Material Adverse Effect;

(b) Each Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the IRS to be so qualified, and each trust related to such plan has been determined to be exempt under Section 501(a) of the Code except for such plans that have not yet received determination letters but for which the remedial amendment period for submitting a determination letter has not yet expired;

(c) No “accumulated funding deficiency” (as defined in Section 302 of ERISA) has occurred and there has been no excise tax imposed under Section 4971 of the Code except for the occurrence of such funding deficiency or the imposition of such taxes that could not reasonably be expected to result in a Material Adverse Effect. Neither the Borrower nor any member of the Controlled Group has had a complete or partial withdrawal from any Multiemployer Plan for which there is any withdrawal liability that could reasonably be expected to result in a Material Adverse Effect or an Event of Default under Section 7.1(g). Except for matters that could not reasonably result in a Material Adverse Effect, as of the most recent valuation date applicable thereto, neither the Borrower nor any member of the Controlled Group would become subject to any liability under ERISA if the Borrower or any Subsidiary of the Borrower has received notice that any Multiemployer Plan is insolvent or in reorganization;

(d) As of the Closing Date and as of the Initial Funding Date, no Plan has been terminated, nor has any Plan become subject to funding based benefit restrictions under Section 436 of the Code, nor has any funding waiver from the IRS been received or requested with respect to any Plan, nor has the Borrower or any ERISA Affiliate failed to make any contributions or to pay any amounts due and owing as required by Sections 412 or 430 of the Code, Section 302 of ERISA or the terms of any Plan on or prior to the due dates of such contributions under Sections 412 or 430 of the Code or Section 302 of ERISA, nor has there been any event requiring any disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA with respect to any Plan;

(e) Except where the failure of any of the following representations to be correct could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, neither the Borrower nor any ERISA Affiliate has: (i) engaged in a nonexempt prohibited transaction described in Section 406 of the ERISA or Section 4975 of the Code, (ii) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid, (iii) failed to make a required contribution or payment to a Multiemployer Plan, or (iv) failed to make a required installment or other required payment under Sections 412 or 430 of the Code. Except where the failure of any of the following representations to be correct could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, no proceeding, claim (other than a benefits claim in the ordinary course of business), lawsuit and/or investigation is existing or, to its knowledge, threatened concerning or involving (i) any employee welfare benefit plan (as defined in Section 3(1) of ERISA) currently maintained or contributed to by the Borrower or any ERISA Affiliate, (ii) any Plan or (iii) any Multiemployer Plan.

Section 4.13 Reserved.

Section 4.14 Insurance. The Borrower and each of its Subsidiaries carry insurance with reputable insurers in respect of such of their respective Properties, in such amounts and against such risks as is customarily maintained by other Persons of similar size engaged in similar businesses or, self-insure to the extent that is customary for Persons of similar size engaged in similar businesses.

Section 4.15 No Defaults. No event has occurred or is continuing (a) which constitutes a Default or an Event of Default, or (b) which constitutes, or which with the passage of time or giving of notice or both would constitute, a default or event of default by the Borrower or any Subsidiary thereof under any judgment, decree or order to which the Borrower or any Subsidiary thereof is a party or by which the Borrower or any Subsidiary thereof or any of their respective properties may be bound or which would require the Borrower or any Subsidiary thereof to make any payment thereunder prior to the scheduled maturity date therefor that, in any case under this clause (b), could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 4.16 Permits, Licenses, etc. The Borrower and its Subsidiaries possess all certificates of public convenience, authorizations, permits, licenses, patents, patent rights or licenses, trademarks, trademark rights, trade names rights and copyrights which are material to the conduct of its business except where the failure to so possess could not reasonably be expected to result in a Material Adverse Effect.

Section 4.17 Compliance with Laws. The Borrower and its Subsidiaries have complied with all applicable Legal Requirements (including Environmental Laws) having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property except for any failure to comply which could not reasonably be expected to have a Material Adverse Effect.

Section 4.18 OFAC; Anti-Terrorism.

(a) Each of the Borrower and its Subsidiaries is in compliance, in all material respects, with each other law and regulation relating to money laundering or terrorist financing, including, without limitation, the Bank Secrecy Act, 31 U.S.C. sections 5301 et seq.; the PATRIOT Act; Laundering of Monetary Instruments, 18 U.S.C. section 1956; Engaging in Monetary Transactions in Property Derived from Specified Unlawful Activity, 18 U.S.C. section 1957; the Financial Recordkeeping and Reporting of Currency and Foreign Transactions Regulations, 31 C.F.R. Part 103; and any similar laws or regulations currently in force or hereafter enacted; and the Credit Parties have instituted and maintain policies and procedures designed to promote and achieve continued compliance therewith;

(b) None of the Borrower, any of its Subsidiaries or, to the knowledge of the Borrower, any director, officer, employee, agent, or affiliate of the Borrower or any of its Subsidiaries is an individual or entity (“Person”) that is, or is owned or controlled by Persons that are: (i) the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions; and

(c) The Borrower will not, directly or indirectly, use the proceeds of any Advance or Letter of Credit, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Lender, Arranger, the Administrative Agent, Issuing Lender or any Swingline Lender), or (iii) for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the FCPA, assuming in all cases that the FCPA applies to the Borrower and its Subsidiaries.

Section 4.19 Ownership. Each Subsidiary of the Borrower as of the Amendment No. 1 Effective Date is listed on Schedule 4.19. As of the Amendment No. 1 Effective Date, (i) each Subsidiary that is not Wholly-Owned is identified on Schedule 4.19, (ii) all outstanding shares or other Equity Interests of each Subsidiary of the Borrower have been duly authorized and validly issued and are fully paid and nonassessable and not subject to any preemptive or similar rights, except as described in Schedule 4.19, and (iii) there are no outstanding stock purchase warrants, subscriptions, options, securities, instruments or other rights of any type or nature whatsoever, which are convertible into, exchangeable for or otherwise provide for or require the issuance of Equity Interests of any Subsidiary of the Borrower, except as described on Schedule 4.19.

Section 4.20 Environmental Matters.

(a) The properties owned, leased or operated by the Borrower and each Subsidiary thereof now or in the past do not contain, and to their knowledge have not previously contained, any Hazardous Substances in amounts or concentrations which constitute or constituted a violation of applicable Environmental Laws, except where the failure of any of the foregoing matters to be true and correct could not reasonably be expected to have a Material Adverse Effect;

(b) The Borrower and each Subsidiary thereof and such properties and all operations conducted in connection therewith are in compliance, and have been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about such properties or such operations which could interfere with the continued operation of such properties or impair the fair saleable value thereof, except where the failure of any of the foregoing matters to be true and correct could not reasonably be expected to have a Material Adverse Effect;

(c) Neither the Borrower nor any Subsidiary thereof has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters, Hazardous Substances, or compliance with Environmental Laws that, if adversely determined, could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, nor does the Borrower or any Subsidiary thereof have knowledge or reason to believe that any such notice will be received or is being threatened;

(d) Hazardous Substances have not been transported or disposed of to or from the properties owned, leased or operated by the Borrower or any Subsidiary thereof in violation of, or in a manner or to a location which could give rise to liability under, Environmental Laws, nor have any Hazardous Substances been generated, treated, stored or disposed of at, on or under any of such properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Laws, except where the failure of any of the foregoing matters to be true and correct could not reasonably be expected to have a Material Adverse Effect;

(e) No judicial proceedings or governmental or administrative action is pending, or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower or any Subsidiary thereof is or will be named as a potentially responsible party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any applicable Environmental Law with respect to the Borrower, any Subsidiary thereof, with respect to any real property owned, leased or operated by the Borrower or any Subsidiary thereof or operations conducted in connection therewith, in each case that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(f) There has been no release, or to its knowledge, threat of release, of Hazardous Substances at or from properties owned, leased or operated by the Borrower or any Subsidiary, now or in the past, in violation of or in amounts or in a manner that could give rise to liability under applicable Environmental Laws that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and

(g) To each of the Borrower’s and each Subsidiary’s knowledge, none of the present or previously owned or operated Property of the Borrower or of any Subsidiary thereof, wherever located, has been placed on or proposed to be placed on the National Priorities List, the Comprehensive Environmental Response Compensation Liability Information System list, or their state or local analogs, or have been otherwise investigated, designated, listed, or identified by a Governmental Authority as a potential site for removal, remediation, cleanup, closure, restoration, reclamation, or other response activity under any Environmental Laws in a manner which could reasonably be expected to result in material liability to the Credit Parties, taken as a whole or otherwise could reasonably be expected to result in a Material Adverse Effect.

Section 4.21 Senior Indebtedness Status. The Obligations of the Borrower and each Subsidiary thereof under this Agreement and each of the other Credit Documents ranks and shall continue to rank at least senior in priority of payment to all Subordinated Indebtedness and at least pari passu in right of payment with all senior unsecured Indebtedness of each such Person and is designated as “Senior Indebtedness” under all instruments and documents, now or in the future, relating to all Subordinated Indebtedness and all senior unsecured Indebtedness of such Person.

Section 4.22 Employee Relations. The Borrower knows of no pending, threatened or contemplated strikes, work stoppage or other collective labor disputes involving its employees or those of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 4.23 Burdensome Provisions. No Subsidiary is party to any agreement or instrument or otherwise subject to any restriction or encumbrance that restricts or limits its ability to make dividend payments or other distributions in respect of its Equity Interests to the Borrower or any Subsidiary or to transfer any of its assets or properties to the Borrower or any other Subsidiary in each case other than existing under or by reason of the Credit Documents or Legal Requirements or as may otherwise be permitted under Section 6.4.

Section 4.24 No Material Adverse Change. Since December 31, 2013, no event has occurred or condition arisen, either individually or in the aggregate, that could reasonably be expected to have a Material Adverse Effect.

Section 4.25 Solvency. Each Credit Party is Solvent.

Section 4.26 Title to Properties. Each Credit Party and each of its Subsidiaries has good title to, or valid leasehold interests in, all real and personal property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 4.27 Security Interest. Each Credit Party has authorized the filing of financing statements sufficient when filed to perfect the Lien created by the Security Documents to the extent such Lien can be perfected by filing financing statements. When such financing statements are filed in the offices noted therein, the Administrative Agent will have an Acceptable Security Interest in all Collateral that is capable of being perfected by filing financing statements (subject to the requirements under Section 5.13).

ARTICLE V

AFFIRMATIVE COVENANTS

So long as any Obligation shall remain unpaid, any Letter of Credit shall remain outstanding, or any Lender shall have any Revolving Commitment hereunder, the Borrower agrees, unless the Majority Lenders shall otherwise consent in writing, to comply with the following covenants.

Section 5.1 Compliance with Laws, Etc. The Borrower will, and will cause each of its Subsidiaries to, comply in all respects with all Legal Requirements (including Environmental Laws and ERISA) to which it or its Properties may be subject except for any failure to comply which could not reasonably be expected to have a Material Adverse Effect.

Section 5.2 Insurance.

(a) The Borrower will, and will cause each of its material Subsidiaries to, maintain insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates, provided that the Borrower or such Subsidiary may self-insure to the extent and in the manner normal for similarly situated companies of like size, type and financial condition that are part of a group of companies under common control. Upon the written request of Administrative Agent, the Borrower shall deliver certificates evidencing such insurance and copies of the underlying policies to the Administrative Agent and any Lender as they are available, and as applicable, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby. All such insurance shall, (a) provide that no cancellation or material modification thereof shall be effective until at least 30 days after receipt by the Administrative Agent of written notice thereof, (b) name the Administrative Agent as an additional insured party thereunder and (c) in the case of each casualty insurance policy, name the Administrative Agent as lender’s loss payee.

(b) If at any time the area in which any real property constituting Collateral (to the extent any “buildings” or “mobile home” (as defined in Regulation H of the Federal Reserve Board) is situated on such real property) is located is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), the Borrower shall, and shall cause each other Credit Party to, obtain flood insurance in such total amount as required by Regulation H of the Federal Reserve Board, as from time to time in effect and all official rulings and interpretations thereunder or thereof, and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as it may be amended from time to time.

Section 5.3 Preservation of Existence, Etc. The Borrower will, and will cause each of its Subsidiaries to, preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation, and qualify and remain qualified, and cause each such Subsidiary to qualify and remain qualified, as a foreign entity in each jurisdiction in which qualification is necessary or desirable in view of its business and operations or the ownership of its properties, and, in each case, where failure to qualify or preserve and maintain its existence, rights, franchises or privileges could reasonably be expected to have a Material Adverse Effect; provided, however, that nothing contained in this Section 5.3 shall prevent any transaction permitted by Section 6.5.

Section 5.4 Payment of Taxes, Etc. The Borrower will, and will cause each of its Subsidiaries to, timely file complete and correct United States federal and applicable foreign, state and local tax returns required by applicable Legal Requirements and pay when due (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its income, profits or Property prior to the date on which penalties attach thereto, and (b) all lawful claims which, if unpaid, might by law become a Lien upon its Property; provided, however, that neither the Borrower nor any such Subsidiary shall be required to file any such tax returns or pay or discharge any such tax, assessment, charge, levy, or claim (i) which is being contested in good faith and by appropriate proceedings, and with respect to which reserves in conformity with GAAP have been established, or (ii) the non-payment of which could not reasonably be expected to result in a Material Adverse Effect.

Section 5.5 Visitation Rights. The Borrower will, and will cause its material Subsidiaries to, permit the Administrative Agent or any of its agents or representatives thereof, and at any time that an Event of Default exists, any Lender or any of its agents or representatives thereof, to inspect any of the Property, books and financial records of the Borrower and each material Subsidiary, to examine and make copies of and abstracts from the records and books of account of the Borrower and each material Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and each material Subsidiary with, and to be advised as to the same by, any of their respective officers or directors upon reasonable prior written notice and at such reasonable times and intervals as may be mutually agreed upon by the Administrative Agent or such Lender, as applicable, and the Borrower.

Section 5.6 Reporting Requirements. The Borrower will furnish to the Administrative Agent:

(a) Quarterly Financials. As soon as available and in any event not later than 5 Business Days after the Form 10-Q of the Borrower is required to be filed with the SEC (or if no such requirement exists, then no later than 45 days after each fiscal quarter end), (i) to the extent not otherwise provided in the Form 10-Q for such fiscal quarter end, the unaudited Consolidated balance sheets of Borrower as of the end of such quarter and the related unaudited statements of income, shareholders’ equity and cash flows of the Borrower for the period commencing at the end of the previous year and ending with the end of such quarter, and the corresponding figures as at the end of, and for, the corresponding period in the preceding fiscal year, all in reasonable detail and duly certified with respect to such statements (subject to year-end audit adjustments) by a senior financial officer of the Borrower as having been prepared in accordance with GAAP, (ii) the Form 10-Q filed with the SEC for such fiscal quarter end, and (iii) a Compliance Certificate duly executed by a Responsible Officer;

(b) Annual Financials. As soon as available and in any event not later than 5 Business Days after the Form 10-K of the Borrower is required to be filed with the SEC (or if no such requirement exists, then no later than 90 days after each fiscal year end), (i) to the extent not otherwise provided in the Form 10-K for such fiscal year end, an unqualified (except for qualifications relating to changes in accounting principles or practices reflecting changes in generally accepted accounting principles and required or approved by the Borrower’s independent certified public accountants) audit report and opinion for such year for the Borrower, including therein audited Consolidated balance sheets of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related Consolidated statements of income, shareholders’ equity and cash flows of the Borrower for such fiscal year, and the corresponding figures as at the end of, and for, the preceding fiscal year, and, in the case of such Consolidated financial statements certified by independent certified public accountants of recognized standing acceptable to the Administrative Agent and including any management letters delivered by such accountants to the Borrower in connection with such audit, (ii) the Form 10-K filed with the SEC for such fiscal year end, and (iii) a Compliance Certificate duly executed by a Responsible Officer;

(c) Annual Business Plan and Budget. As soon as practicable and in any event within forty-five (45) days after the end of each fiscal year, a business plan and operating and capital budget of the Borrower and its Subsidiaries for the ensuing four (4) fiscal quarters;

(d) Securities Law Filings; Correspondence. Promptly after the sending or filing thereof, copies of all material proxy material, reports and other information which the Borrower or any of its Subsidiaries sends to or files with the SEC or sends to any shareholder of the Borrower or of any of its Subsidiaries; and promptly upon receipt thereof, copies of each material notice or other correspondence received from the SEC (or comparable agency in any applicable non-US jurisdiction) (other than transmittal letters and other than registrations on Form S-8 under the Securities Act of 1933, as amended, registrations of equity securities pursuant to Rule 415 under the Securities Act of 1933, as amended which do not involve an underwritten public offering, reports on Form 11-K or pursuant to Section 16(a) under the Exchange Act, and comment letters from the staff of the SEC’s Division of Corporation Finance in connection with periodic reviews of filings under the Exchange Act) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Credit Party or any Subsidiary thereof;

(e) Defaults. Promptly after the occurrence of each Default known to a Responsible Officer of the Borrower or any of its material Subsidiaries, a statement of a Responsible Officer of the Borrower setting forth the details of such Default and the actions which the Borrower has taken and proposes to take with respect thereto;

(f) ERISA Notices. Promptly upon receipt of the Borrower or any of its Subsidiaries of (i) any notice from the IRS of a determination that a Plan that is intended to be qualified under Section 401(a) of the Code is not so qualified (along with a copy thereof), (ii) all notices received by any Credit Party or any ERISA Affiliate of the PBGC’s intent to terminate any Plan or to have a trustee appointed to administer any Plan, (iii) all notices received by any Credit Party or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition of material withdrawal liability pursuant to Section 4202 of ERISA and (iv) the Borrower obtaining knowledge or reason to know that any Credit Party or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Plan under a distress termination within the meaning of Section 4041(c) of ERISA;

(g) Environmental Notices. Promptly upon the knowledge of any Responsible Officer of the Borrower of receipt thereof by the Borrower or any of its Subsidiaries, a copy of any form of notice, summons or citation received from the United States Environmental Protection Agency, or any other Governmental Authority directly engaged in protection of the environment or in overseeing compliance with Environmental Laws, concerning (i) material violations or alleged violations of Environmental Laws, which seeks to impose liability therefor and which, based upon information reasonably available to the Borrower at the time or after such violation, could reasonably be expected to have a Material Adverse Effect, (ii) any action or omission on the part of the Borrower or any of its present or former Subsidiaries in connection with Hazardous Waste or Hazardous Substances which, based upon information reasonably available to the Borrower at the time of such receipt, could reasonably be expected to have a Material Adverse Effect, (iii) any notice of potential responsibility under any Environmental Law which could reasonably be expected to have a Material Adverse Effect, or (iv) the filing of a Lien other than a Permitted Lien upon, against or in connection with the Borrower, its present or former Subsidiaries, or any of their leased or owned Property, wherever located;

(h) Other Governmental Notices or Actions. Promptly after receipt thereof by the Borrower or any of its Subsidiaries, and the knowledge of such receipt by a Responsible Officer of the Borrower or any inside counsel of the Borrower, a copy of any written notice, summons, citation, or proceeding from any Governmental Authority which could reasonably be expected to have a Material Adverse Effect;

(i) Material Litigation. Promptly after any Responsible Officer of the Borrower or any of its Subsidiaries having knowledge thereof, notice of (A) any pending or threatened litigation, claim or any other action asserting any claim or claims against the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect, (B) the occurrence of any mandatory prepayment event, default or event of default under the Senior or Subordinated Note Documents or agreements governing Subordinated Indebtedness, and (C) any litigation or governmental proceeding of the type described in Section 4.8;

(j) Material Changes. Prompt written notice of any condition or event of which the Borrower or any Subsidiary has knowledge, which condition or event has resulted or may reasonably be expected to have resulted in a Material Adverse Effect. The Borrower shall promptly provide written notice to the Administrative Agent of any change in the name of the Borrower or any Guarantor; and

(k) Know Your Customer. Promptly upon the request thereof, such other information and documentation required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations (including, without limitation, the PATRIOT Act), as from time to time reasonably requested by the Administrative Agent or any Lender;

(l) Accounting. Promptly upon receipt thereof, copies of all material reports, if any, submitted to any Credit Party, any Subsidiary thereof or any of their respective boards of directors by their respective independent public accountants in connection with their auditing function, including, without limitation, any material management report and any management responses thereto;

(m) Other Indebtedness. Promptly after the furnishing thereof, copies of any statement or report furnished to any holder of Indebtedness of any Credit Party or any Subsidiary thereof in excess of $35,000,000 pursuant to the terms of any indenture, loan or credit or similar agreement and promptly upon receipt of notice of any attachment, judgment, lien, levy or order exceeding $35,000,000 that may be assessed against or threatened against any Credit Party or any Subsidiary thereof;

(n) Labor Controversies. Promptly upon notice of any labor controversy that has resulted in, or threatens to result in, a strike or other work action against any Credit Party or any Subsidiary thereof that could reasonably be expected to result in a Material Adverse Effect;

(o) Asset Coverage Test Certificate; Monthly Financials. As soon as available and in any event no later than 30 days after each calendar month end (i) the unaudited Consolidated balance sheets of Borrower as of the end of such month end, and the corresponding figures as at the end of the corresponding period in the preceding fiscal year, all in reasonable detail and duly certified with respect to such balance sheet by a senior financial officer of the Borrower as having been prepared in accordance with GAAP, and (ii) an Asset Coverage Test Certificate duly executed by a Responsible Officer.

(p) Other Information. Such other information respecting the business or Properties, or the condition or operations, financial or otherwise, of the Borrower, or any of its Subsidiaries, as any Lender through the Administrative Agent may from time to time reasonably request.

(q) On-Line Information; Electronic Transmission. Any document readily available on-line through the “Electronic Data Gathering, Analysis and Retrieval” system (or any successor system thereof) maintained by the Securities and Exchange Commission (or any succeeding Governmental Authority), shall be deemed to have been furnished to the Administrative Agent for purposes of this

Section 5.6. Documents required to be delivered pursuant to this Section 5.6 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at www.dnow.com or (ii) on which such documents are (or are deemed to be) delivered to the Administrative Agent; provided that the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 5.6 to the Administrative Agent. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with the terms hereof, and each Lender shall be solely responsible for obtaining or maintaining its copies of such documents.

(r) Borrower Materials. The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arranger will make available to the Lenders and the Issuing Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on Debt Domain, IntraLinks, SyndTrak Online or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”). The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, means that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arranger, the Issuing Lenders and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 9.12); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) the Administrative Agent and the Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”

Section 5.7 Maintenance of Property and Licenses. The Borrower will, and will cause each of its Subsidiaries to, do all things necessary to maintain, preserve, protect and keep its Property, including copyrights, patents, trade names, service marks and trademarks, in good repair, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times except to the extent that the non-maintenance, non-preservation or non-protection of such Property in such condition could not reasonably be expected to result in a Material Adverse Effect. The Borrower will, and will cause each of its Subsidiaries to maintain, in full force and effect in all material respects, each and every license, permit, certification, qualification, approval or franchise issued by any Governmental Authority (each a “License”) required for each of them to conduct their respective businesses as presently conducted, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 5.8 [Reserved].

Section 5.9 Accounting Methods and Financial Records. The Borrower will, and will cause each Subsidiary to, maintain a system of accounting, and keep proper books, records and accounts (which shall be true and complete in all material respects) as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP and in compliance with the regulations of any Governmental Authority having jurisdiction over it or any of its Properties.

Section 5.10 Environmental Laws. In addition to and without limiting the generality of Section 5.1, the Borrower shall, and shall cause each Subsidiary to, (a) comply with, and use commercially reasonable efforts to ensure such compliance by all tenants and subtenants with all applicable Environmental Laws and obtain and comply with and maintain, and use commercially reasonable efforts to ensure that all tenants and subtenants, if any, obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except where failure to so comply with applicable Environmental Laws, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (b) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws, and promptly comply with all lawful orders and directives of any Governmental Authority regarding Environmental Laws, except where failure to so comply with applicable Environmental Laws, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, and (c) defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective parents, Subsidiaries, Affiliates, employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the presence of Hazardous Substances, or the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of the Borrower or any such Subsidiary, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney’s and consultant’s fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing directly result from the gross negligence or willful misconduct of the party seeking indemnification therefor, as determined by a court of competent jurisdiction by final nonappealable judgment.

Section 5.11 Compliance with ERISA. In addition to and without limiting the generality of Section 5.1, (a) except where the failure to so comply could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) comply with applicable provisions of ERISA, the Code and the regulations and published interpretations thereunder with respect to all Plans, (ii) not take any action or fail to take action the result of which could reasonably be expected to result in a liability to the PBGC or to a Multiemployer Plan, (iii) not participate in any prohibited transaction that could result in any civil penalty under ERISA or tax under the Code and (iv) operate each Plan in such a manner that will not incur any tax liability under Section 4980B of the Code or any liability to any qualified beneficiary as defined in Section 4980B of the Code and (b) furnish to the Administrative Agent upon the Administrative Agent’s request such additional information about any Plan as may be reasonably requested by the Administrative Agent.

Section 5.12 Additional Domestic Subsidiaries. In the event that no later than the date that any Compliance Certificate is required to be delivered pursuant to Section 5.6, the Borrower determines that any of its then existing Subsidiaries is a Material Domestic Subsidiary and has not guaranteed the Secured Obligations and pledged its assets to secure the Secured Obligations, the Borrower shall promptly, but in any event within thirty (30) days thereafter (as such time period may be extended by the Administrative Agent in its sole discretion), notify the Administrative Agent in writing thereof. Subject to the immediately following sentence of this Section 5.12, the Borrower shall (x) promptly after request by the Administrative Agent (but in any event within thirty (30) days after such request) made from time to time as to any existing Material Domestic Subsidiary, and (y) in any event within thirty (30) days of creating a new Material Domestic Subsidiary or acquiring a new Material Domestic Subsidiary (as such time period may be extended by the Administrative Agent in its sole discretion), deliver to the Administrative Agent each of the following:

(a) a joinder and supplement to the Guaranty Agreement executed by such Subsidiary;

(b) a joinder and supplement to any applicable security document or a new security document and such other document as the Administrative Agent shall deem appropriate for such purpose and comply with the terms of each applicable security document and the terms hereof,

(c) if applicable, such original certificated Equity Interests or other certificates and stock or other transfer powers evidencing the Equity Interests of such Subsidiary that is owned by a Credit Party,

(d) to the extent not already provided to the Administrative Agent, a secretary’s certificate from such Subsidiary certifying as to (i) the incumbency of the officers of such Subsidiary, (ii) authorizing resolutions with respect to the transactions contemplated by the Credit Documents to which such Subsidiary is a party, (iii) the organizational documents of such Subsidiary, (iv) governmental approvals, if any, required to be obtained by such Subsidiary with respect to the Credit Documents to which such Subsidiary is a party and (v) a certificate of good standing in such Subsidiary’s state of organization dated as of a recent date;

(e) to the extent not already provided to the Administrative Agent, all documentation and other information that is required by regulatory authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including the PATRIOT Act; and

(f) to the extent not already provided to the Administrative Agent and only if requested by the Administrative Agent, an opinion of counsel in form and substance reasonably acceptable to the Administrative Agent related to such Material Domestic Subsidiary and substantially similar in scope to the legal opinions delivered on the Initial Funding Date with respect to the Guarantors in existence on the Initial Funding Date.

The requirements set forth in the foregoing sentence shall not apply to any Material Domestic Subsidiary that is not a Wholly-Owned Subsidiary unless (x) the attributable share of Consolidated EBITDA of Non-Guarantor Subsidiaries for the four quarter period ending on the last day of the most recently ended fiscal quarter for which quarterly financial statements, or if such fiscal quarter end is a fiscal year end, for which annual financial statements, are available is greater than 15% of the Consolidated EBITDA for such period, or (y) the attributable share for Non-Guarantor Subsidiaries of the book value of total assets of the Borrower and its Subsidiaries, determined on a Consolidated basis as of the last day of the most recently ended fiscal quarter for which quarterly financial statements, or if such fiscal quarter end is a fiscal year end, for which annual financial statements, are available, is greater than 15% of the book value of total assets of the Borrower and its Subsidiaries as of such day.

In the event (1) a Guarantor is no longer a Material Domestic Subsidiary or (2) a dissolution, sale or other disposition (including by way of merger or consolidation) of all or substantially all of the assets or all of the Equity Interests of any Guarantor occurs and such sale or disposition is permitted by this Agreement (or permitted pursuant to a waiver, amendment, modification of or consent to a transaction otherwise prohibited by this Agreement), then, so long as no Event of Default has occurred and is continuing, the Administrative Agent shall, upon written request by the Borrower, and at no cost to the Administrative Agent that is not reimbursed pursuant hereto, release such Guarantor from its liabilities and obligations under the Credit Documents pursuant to such documentation as the Borrower may reasonably require. Except as provided in the foregoing provisions of this Section 5.12, a release of a Material Domestic Subsidiary from its liabilities under the Subsidiary Guaranty shall require approval by all of the Lenders (notwithstanding anything to the contrary set forth in Section 9.1 hereof).

Section 5.13 Security.

(a) The Borrower agrees that at all times, the Administrative Agent shall have an Acceptable Security Interest in the applicable Collateral as required below, subject to any permitted releases pursuant to the terms of this Agreement or the Security Documents, to secure the performance and payment of the Secured Obligations as set forth in the Security Documents. The Borrower shall, and shall cause each Material Domestic Subsidiary to take such actions, including execution and delivery of any Security Documents necessary to create, perfect and maintain an Acceptable Security Interest in favor of the Administrative Agent in the following Properties, whether now owned or hereafter acquired: (i) all Equity Interests issued by any Domestic Subsidiary and any Foreign Subsidiary (other than a First Tier Foreign Subsidiary or a Disregarded Holding Subsidiary) and held by the Borrower or any Material Domestic Subsidiary; (ii) 65% of Voting Securities and 100% of Equity Interests that are not Voting Securities issued by First Tier Foreign Subsidiaries and by Disregarded Holding Subsidiaries which are owned by the Borrower or any Material Domestic Subsidiary; and (iii) all other Properties of the Credit Parties other than Excluded Properties. For the avoidance of doubt, notwithstanding the preceding provisions of this Section 5.13 or any other provisions of the Credit Documents, neither the Borrower nor any Material Domestic Subsidiary shall be required to grant any security interest in the Equity Interests of any Foreign Subsidiary that is a First Tier Foreign Subsidiary or a Disregarded Holding Subsidiary except 65% of the outstanding Voting Securities and 100% of the Equity Interests thereof.

(b) Upon the occurrence of a Default and if and as requested by the Administrative Agent, for each item of Certificated Equipment owned by a Credit Party, the Borrower shall deliver a certificate of title for such Certificated Equipment naming a Credit Party as the owner and naming the Administrative Agent as the holder of the first lien thereon.

Section 5.14 Further Assurances. Execute any and all further documents, agreements and instruments, and take all such further actions (including the filing and recording of documents), which may be required under any Legal Requirement, or which the Administrative Agent or the Majority Lenders may reasonably request, to (a) effectuate the transactions contemplated by the Credit Documents (b) provide to the Administrative Agent evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by such security documents in favor of the Administrative Agent, and (c) deliver or cause to be delivered to the Administrative Agent any customary legal opinions (if a new Credit Document is being executed and delivered) and customary certificates or other documents reasonably requested by Administrative Agent in connection with any such grant of a Lien.

Section 5.15 Field Audits and Field Exams.

(a) If the Borrower elects US Eligible Equipment to be included in determining US Eligible Assets, then the Borrower shall cause to be delivered to the Administrative Agent, at the Borrower’s sole cost and expense, an annual written appraisal of such fixed assets conducted by an industry recognized third party appraiser acceptable to the Administrative Agent, which written appraisal shall cover such information as requested by the Administrative Agent, including, but not limited to, a detailed NOLV for such fixed assets of the Borrower and the other Credit Parties, together with a specified procedures letter from such appraiser satisfactory to the Administrative Agent, with the first such appraisal being delivered at least five (5) Business Days (or such later date acceptable to the Administrative Agent) prior to the delivery of the Asset Coverage Test Certificate which first includes such US Eligible Equipment and each subsequent appraisal being delivered no later than the one year anniversary of the most recently delivered appraisal for such US Eligible Equipment.

(b) If the Borrower elects US Eligible Real Property to be included in determining US Eligible Assets, then the Borrower shall, and shall cause its Subsidiaries to, cooperate with the Administrative Agent, or its designee, in order for an industry recognized third party appraiser engaged and directed by the Administrative Agent to conduct an appraisal at the Borrower’s sole cost and expense, which written appraisal shall cover such information as requested by the Administrative Agent, including, but not limited to, a detailed fair market value of such real property of the Borrower and the other Credit Parties, together with a specified procedures letter from such appraiser satisfactory to the Administrative Agent.

(c) If a Default has occurred and is continuing, the Administrative Agent may require any additional appraisals, audits and exams on assets and books and records of the Borrower and its Subsidiaries, and all such appraisals, audits and exams shall be performed at the Borrower’s sole cost and expense. The Borrower shall, and shall cause its Subsidiaries to, cooperate with the Administrative Agent, or its designee, with respect to such appraisals, audits and exams.

Section 5.16 FCPA; Sanctions. Each Credit Party will maintain in effect policies and procedures designed to promote compliance by each Credit Party and their respective directors, officers, employees, and agents with the FCPA and any other applicable Anti-Corruption Laws and applicable Sanctions.

ARTICLE VI

NEGATIVE COVENANTS

So long as any Obligation shall remain unpaid, any Letter of Credit shall remain outstanding, or any Lender shall have any Revolving Commitment, the Borrower agrees, unless the Majority Lenders otherwise consent in writing, to comply with the following covenants.

Section 6.1 Liens, Etc. From and after the Initial Funding Date, the Borrower will not, and will not permit any of its Subsidiaries to, create, assume, incur, or suffer to exist, any Lien of any kind on or in respect of any Property of the Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, except for the following (“Permitted Liens”):

(a) Liens securing the Secured Obligations under the Security Documents;

(b) subject to the last sentence of this Section 6.1, Liens securing Indebtedness under Capital Leases and purchase money Indebtedness permitted under Section 6.2(e); provided that (i) such Liens shall be created substantially simultaneously with the acquisition, repair, improvement or lease, as applicable, of the related Property, (ii) such Liens do not at any time encumber any property other than the Property financed by such Indebtedness and any proceeds thereof, (iii) the principal amount of Indebtedness secured thereby is not increased, and (iv) the principal amount of Indebtedness secured by any such Lien shall at no time exceed one hundred percent (100%) of the original price for the purchase, repair improvement or lease amount (as applicable) of such Property at the time of purchase, repair, improvement or lease (as applicable), and (v) the aggregate outstanding principal amount of Indebtedness secured by the Liens permitted under this clause (b) and the Liens permitted under clauses (c) and (d) below does not at any time exceed 2.0% of the Borrower’s Consolidated Tangible Net Worth;

(c) subject to the last sentence of this Section 6.1, Liens on (i) Property of any Canadian Subsidiary securing a Canadian Facility, and (ii) Property of any Foreign Subsidiary securing a UK Facility so long as, in each case under the foregoing clause (i) and (ii), the Indebtedness under such Canadian Facility or UK Facility constitutes Non-Recourse Debt as to the Credit Parties;

(d) subject to the last sentence of this Section 6.1, Liens securing Indebtedness (other than Capital Leases, purchase money Indebtedness of inventory or fixed assets, and any Canadian Facility); provided that the aggregate outstanding principal amount of Indebtedness secured by the Liens permitted under this clause (d) and the Liens permitted under clauses (b) and (c) above does not at any time exceed 2.0% of the Borrower’s Consolidated Tangible Net Worth;

(e) Liens arising in the ordinary course of business by operation of law in connection with workers’ compensation, unemployment insurance, old age benefits, social security obligations, taxes, assessments, statutory obligations or other similar charges; provided, that in each case the obligation secured is not Indebtedness and is not overdue or, if overdue, is being contested in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor;

(f) good faith deposits, pledges or other Liens in connection with (or to obtain or support letters of credit in connection with) bids, performance bonds, contracts or leases to which the Borrower or its Subsidiaries are a party in the ordinary course of business; provided, that in each case the obligation secured is not Indebtedness and is not overdue or, if overdue, is being contested in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor;

(g) mechanics’, workmen, materialmen, landlords’, carriers’ or other similar Liens arising in the ordinary course of business (or deposits to obtain the release of such Liens) and that do not, individually or in the aggregate, materially impair the use thereof in the operation of the business of the Borrower or any of its Subsidiaries, provided, that in each case the obligation secured is not Indebtedness and is not overdue or, if overdue, is being contested in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor;

(h) Inchoate Liens under ERISA and liens for Taxes not yet due or which are being contested in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor;

(i) Liens arising out of judgments or awards against the Borrower or any of its Subsidiaries, or in connection with surety or appeal bonds or the like in connection with bonding such judgments or awards, the time for appeal from which or petition for rehearing of which shall not have expired or for which the Borrower or such Subsidiary shall be prosecuting on appeal or proceeding for review, and for which it shall have obtained a stay of execution or the like pending such appeal or proceeding for review, and which would not constitute an Event of Default;

(j) rights reserved to or vested in any municipality or governmental, statutory or public authority by the terms of any right, power, franchise, grant, license or permit, or by any provision of law, to terminate such right, power, franchise, grant, license or permit or to purchase, condemn, expropriate or recapture or to designate a purchaser of any of the property of a Person;

(k) rights reserved to or vested in any municipality or governmental, statutory or public authority to control, regulate or use any property of a Person;

(l) rights of a common owner of any interest in property held by a Person and such common owner as tenants in common or through other common ownership;

(m) encumbrances, easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any property or rights-of-way of a Person for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines, removal of gas, oil, coal, metals, steam, minerals, timber or other natural resources, and other like purposes, or for the joint or common use of real property, rights-of-way, facilities or equipment, or defects, irregularity and deficiencies in title of any property or rights-of-way; provided, that in each case the obligation secured is not Indebtedness and is not overdue or, if overdue, is being contested in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefore;

(n) zoning, planning and Environmental Laws and ordinances and municipal regulations, which do not, in any case, materially detract from the value of such property or impair the use thereof in the ordinary course of business;

(o) financing statements filed by lessors of property (but only with respect to the property so leased) and Liens under any conditional sale or title retention agreements entered into in the ordinary course of business; provided, that in each case the obligation secured is not Indebtedness,

(p) rights of lessees of equipment owned by the Borrower or any of its Subsidiaries, and

(q) any Liens on cash, short term investments and letters of credit securing Hedging Obligations of the Borrower or any of its Subsidiaries entered into for non-speculative purposes.

Notwithstanding anything herein to the contrary, at any time when the then effective Borrowing Limit was calculated with Canadian Eligible Assets as part of Eligible Assets, the Borrower will not, and will not permit any of its Subsidiaries to, create, assume, incur, or suffer to exist, any Lien of any kind on or in respect of any Property of any Canadian Subsidiary, which would otherwise be permitted under Section 6.1(b), (c) or (d).

Section 6.2 Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, incur or permit to exist any Indebtedness, except the following:

(a) the Obligations;

(b) Indebtedness and obligations owing under permitted Hedging Transactions;

(c) unsecured intercompany Indebtedness (i) owed by any Credit Party to another Credit Party, (ii) owed by any Credit Party to any Non-Guarantor Subsidiary (provided that such Indebtedness shall be Subordinated Indebtedness), and (iii) owed by any Non-Guarantor Subsidiary to any other Non-Guarantor Subsidiary; and (iv) owed by any Non-Guarantor Subsidiary to any Credit Party to the extent permitted pursuant to Section 6.3 and provided that the Indebtedness of such Non-Guarantor Subsidiary is evidenced by a promissory note subject to an Acceptable Security Interest that is executed by such Non-Guarantor Subsidiary and payable to such Credit Party;

(d) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or other similar instrument drawn against insufficient funds in the ordinary course of business; and

(e) Indebtedness of the Borrower or any Subsidiary not otherwise permitted pursuant to this Section 6.2 so long as (i) at the time any such Indebtedness is incurred, and after giving effect thereto, the aggregate amount of all outstanding Indebtedness permitted under this clause (e) does not exceed an amount equal to two percent (2%) of the Borrower’s Consolidated Tangible Net Worth (calculated on a Pro Forma Basis as of the last day of the fiscal quarter most recently ended that is covered in a Compliance Certificate delivered prior to the date such Indebtedness is incurred), (ii) at the time any such Indebtedness is incurred, and after giving effect thereto, the Borrower is in compliance with the covenants contained in this Article VI (calculated on a Pro Forma Basis as of the last day of the fiscal quarter most recently ended that is covered in a Compliance Certificate delivered prior to the date such Indebtedness is incurred), (iii) no Default exists at the time such Indebtedness is incurred, (iv) as to any secured Indebtedness incurred under this Section 6.2(e), the Liens granted in connection therewith is permitted under Section 6.1(b), Section 6.1(c) or Section 6.1(d), and (iv) as to any such Indebtedness consisting of Senior or Subordinated Notes, (A) the terms of such Senior or Subordinated Notes are no worse for obligors thereunder than those that are customary and readily available in the market and not materially adverse to the interest of the Lenders, (B) the scheduled maturity date of such Senior or Subordinated Notes is no earlier than five years from incurrence thereof, and (C) the agreements and instruments governing such Senior or Subordinated Notes does not contain any financial maintenance covenants more restrictive than those set forth in Section 6.8 and the other covenants and defaults, taken as a whole, are not materially more restrictive than those set forth in this Agreement (provided that the inclusion of any covenant that is customary with respect to such type of Indebtedness and that is not found in this Agreement shall not be deemed to be more restrictive for purposes of this clause).

Section 6.3 Investments. The Borrower will not, and will not permit any of its Subsidiaries to consummate an Acquisition or to otherwise purchase, own, invest in or otherwise acquire (in one transaction or a series of transactions), directly or indirectly, any Equity Interests, interests in any partnership or joint venture (including, without limitation, the creation or capitalization of any Subsidiary), evidence of Indebtedness or other obligation or security, substantially all or a portion of the business or assets of any other Person or any other investment or interest whatsoever in any other Person, or make or permit to exist, directly or indirectly, any loans, advances or extensions of credit to, or any investment in cash or by delivery of Property in, any Person (all the foregoing, “Investments”) except:

(a) Investments existing on the Closing Date in Subsidiaries existing on the Closing Date and Investments existing on the Closing Date and described on Schedule 6.3, as it may have been updated pursuant to Section 3.2(a);

(b) Investments in Guarantors;

(c) Investments in cash and Cash Equivalents;

(d) deposits made in the ordinary course of business to secure the performance of leases or other obligations as permitted by Section 6.1;

(e) Hedging Transactions permitted pursuant to Section 6.2;

(f) Investments in the form of Restricted Payments permitted pursuant to Section 6.6;

(g) Investments in the form of guarantees of otherwise permitted Indebtedness pursuant to Section 6.2;

(h) payroll, commission, travel, relocation, expense and similar advances to employees, directors or officers to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(i) Equity Interests or other securities received in settlement of debts (x) created in the ordinary course of business and owing to the Borrower or any of its Subsidiaries or in satisfaction of judgments or (y) pursuant to any plan of reorganization or similar arrangement in a bankruptcy or insolvency proceeding;

(j) Investments in any Person which constitutes non-cash consideration for the Borrower or any Subsidiary for any permitted Asset Disposition; and

(k) Investments (other than Acquisitions) not otherwise permitted pursuant to this Section 6.3; provided that, immediately before and immediately after giving effect to each such Investment, (i) the Borrower is in compliance with Section 6.8; (ii) Liquidity is at least $100,000,000, (iii) no Default or Event of Default shall have occurred and be continuing; and (iv) the aggregate amount outstanding of such Investments permitted under this clause (k) at any time shall not exceed $25,000,000 and

(l) any Acquisition made after the Amendment No. 1 Effective Date, provided that, immediately before and after giving effect to each such Acquisition:

(i) no Default or Event of Default shall have occurred and be continuing (the covenants in Section 6.8 being recalculated on a Pro Forma Basis, as if such Acquisition had occurred on the first day of the applicable period);

(ii) if such Acquisition is consummated prior to the Borrowing Limit Election Date, (A) the Asset Coverage Ratio (calculated on a Pro Forma Basis after giving effect to such Acquisition, as if such Acquisition had occurred on the first day of the month most recently ended) is greater than 1.50 to 1.00, and (B) either (x) if the Borrower’s Total Fixed Charge Coverage Ratio (calculated on a Pro Forma Basis as if such Acquisition had occurred on the first day of the fiscal quarter most recently ended) at such time is greater than 1.50 to 1.00, Liquidity shall be greater than $100,000,000, or (y) otherwise, Excess Availability (calculated on a Pro Forma Basis as if such Acquisition had occurred on the first day of the month most recently ended) shall be greater than 35%; and

(iii) if such Acquisition is consummated on or after the Borrowing Limit Election Date, (A) the Total Fixed Charge Coverage Ratio (calculated on a Pro Forma Basis as if such Acquisition had occurred on the first day of the fiscal quarter most recently ended) at such time is greater than 1.50 to 1.00, and (B) Liquidity is at least $100,000,000.

For purposes of determining the amount of any Investment outstanding for purposes of this Section 6.3, such amount shall be deemed to be the amount of such Investment when made, purchased or acquired (without adjustment for subsequent increases or decreases in the value of such Investment) less any amount realized in respect of such Investment upon the sale, collection or return of capital (not to exceed the original amount invested).

Section 6.4 Limitation on Certain Restrictions. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise permit to exist or become effective any restriction on the ability of the Borrower or any of its Subsidiaries to (i) pay dividends or make any other distributions on its capital stock, or any other interest or participation in its profits, owned by the Borrower or pay any Indebtedness owed to the Borrower, (ii) make loans or advances to the Borrower or any of its Subsidiaries (iii) sell, lease or transfer any of its properties or assets to any Credit Party, (iv) act as a Credit Party, including being a Guarantor, pursuant to the Credit Documents or any renewals, refinancings, exchanges, refundings or extension thereof, or (v) prohibit or restrict the ability of the

Borrower to amend or otherwise modify this Agreement or any Credit Document, except in each case for restrictions existing under or by reason of (1) any applicable Legal Requirement, (2) this Agreement or the other Credit Documents, (3) any documents or agreements governing Indebtedness of a Credit Party that is otherwise permitted under Section 6.2(e), (3) any restrictions existing in connection with any Subsidiary acquired by the Borrower or its Subsidiaries after the Closing Date which imposition applies solely on such Subsidiary and its Subsidiaries, in which case the Borrower shall use commercially reasonable efforts to promptly cause the removal or release of any such restrictions, and (4) customary restrictions in any agreement for the sale, transfer or other disposition of a Subsidiary that is otherwise permitted under this Agreement pending consummation of such sale, transfer or disposition. The Borrower and its Subsidiaries shall not enter into any agreement prohibiting the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired (except in connection with any Permitted Liens provided that restriction is limited to the property subject to such Lien; provided that the foregoing shall not prevent (a) restrictions on the transfer or pledge of Equity Interests in joint ventures, (b) customary non-assignment provisions in leases, licenses, permits and other agreements entered into in the ordinary course of business, (c) in connection with any sale, transfer, or other disposition of Property permitted hereunder, any restriction with respect to such Property imposed under the agreement or agreements governing such sale, transfer, or other disposition, or (d) restrictions imposed by any Legal Requirement.

Section 6.5 Merger, Consolidation; Asset Sales.

(a) The Borrower will not, and will not permit any Subsidiary of the Borrower to, directly or indirectly, merge or consolidate with any Person (as a result of an Acquisition or otherwise) unless (i) if the Borrower is being merged or consolidated, the Borrower is the surviving entity, (ii) if a Guarantor is being merged or consolidated with another Subsidiary of the Borrower, the surviving entity is or shall become a Guarantor, (iii) if such merger or consolidation is in connection with an Acquisition or other Investment, such Investment is permitted under Section 6.3; and (iv) no Default or Event of Event shall have occurred and be continuing before and after giving effect to such merger or consolidation.

(b) The Borrower and its Subsidiaries, taken as a whole, shall not sell, transfer or otherwise dispose of (in one transaction or a series of transactions) all or substantially all of the Borrower’s and its Subsidiaries’ assets (determined on a Consolidated basis).

(c) The Borrower will not, and will not permit any Subsidiary of the Borrower to, directly or indirectly, sell, transfer or otherwise dispose of any Property in a single transaction or series of transactions for consideration of greater than $25,000,000 unless (i) at least 75% of such consideration consists of cash or (ii) such Property is exchanged for credit against the purchase price of Eligible Assets or the proceeds of such transaction are immediately applied to the purchase price of such Eligible Assets; provided that, if the Property being sold, transferred or otherwise disposed of constitutes Collateral then such Eligible Assets shall also constitute Collateral.

Section 6.6 Restricted Payments. From and after the Initial Funding Date, the Borrower will not, and will not permit any of its Subsidiaries to, make any Restricted Payment except that:

(a) each Subsidiary may make Restricted Payments to any Credit Party;

(b) each Subsidiary may make Restricted Payments to any other Person that is not a Subsidiary or the Borrower and that owns a direct Equity Interest in such Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made; provided that, the aggregate amount of such Restricted Payments made by a Subsidiary since

December 31, 2013 shall not exceed 25% of such Subsidiary’s attributable share of Consolidated Net Income arising after December 31, 2013 and computed on a cumulative basis through the last day of the most recent fiscal quarter of the Borrower for which financial statements have been delivered (or deemed delivered) to the Administrative Agent as if such period of time were one accounting period;

(c) the Borrower and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person and the Borrower may purchase or otherwise acquire Equity Interests in any Subsidiary using additional shares of the Borrower’s Equity Interests;

(d) each Subsidiary may purchase, redeem or otherwise acquire its common Equity Interests with the proceeds received from the substantially concurrent issue of new common Equity Interests;

(e) the Borrower may repurchase or otherwise acquire Equity Interests (including options, warrants, equity appreciation rights or other rights to purchase or acquire Equity Interests) of the Borrower held by any existing or former employees, officers or directors of the Borrower or any Subsidiary of the Borrower or their assigns, estates or heirs, in each case pursuant to employee stock option or stock purchase plans or agreements or other agreements to compensate employees, officers or directors, in each case approved by the Borrower’s board of directors, and provided that the aggregate amount of all such repurchases or acquisitions of such Equity Interests after the Amendment No. 1 Effective Date does not exceed the sum of (i) $10,000,000 plus (ii) the aggregate amount of Equity Issuance Proceeds received by the Borrower from issuance of new common Equity Interests of the Borrower after the Amendment No. 1 Effective Date;

(f) Restricted Payments may be made which consist of purchases, repurchases, redemptions or other acquisitions or retirements for value of Equity Interest deemed to occur upon the cashless exercise of stock options, warrants, rights to acquire Equity Interests or other convertible securities if such Equity Interests represent a portion of the exercise or exchange price thereof, and any purchases, repurchases, redemptions or other acquisitions or retirements for value of Equity Interests made in lieu of withholding taxes in connection with any exercise or exchange of warrants, options or rights to acquire Equity Interests;

(g) the Borrower may make cash payments in lieu of the issuance of fractional shares with respect to issuances of Equity Interests otherwise permitted under this Agreement;

(h) any Non-Guarantor Subsidiary may make Restricted Payments to any other Non-Guarantor Subsidiary; and

(i) the Borrower may make Restricted Payments solely out of 50% of Consolidated Net Income of the Borrower arising after December 31, 2013 and computed on a cumulative Consolidated basis through the last day of the most recent fiscal quarter of the Borrower for which financial statements have been delivered (or deemed delivered) to the Administrative Agent as if such period of time were one accounting period; provided that, immediately before and immediately after giving effect to each such Restricted Payment, (i) no Default exists or would result therefrom, (ii) the Total Capitalization Ratio is no greater than 0.30 to 1.00, (iii) the Total Fixed Charge Coverage Ratio (determined on a Pro Forma Basis after giving effect to such Restricted Payment), is greater than 1.50 to 1.00, and (iv) Liquidity is at least $100,000,000.

Section 6.7 Affiliate Transactions. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly enter into or permit to exist any transaction or series of transactions (including, but not limited to, the purchase, sale, lease or exchange of property, the making of any investment, the giving of any guaranty, the assumption of any obligation or the rendering of any service) with any of their Affiliates unless such transaction or series of transactions is on terms no less favorable to the Borrower or the Subsidiary, as applicable, than those that could be obtained in a comparable arm’s length transaction with a Person that is not such an Affiliate; provided that, the Borrower and any of its Subsidiaries may:

(a) guaranty or otherwise assume obligations of an Affiliate to the extent permitted under Section 6.2 hereof;

(b) enter into transactions among Credit Parties;

(c) enter into employment and severance arrangements (including equity incentive plans and employee benefit plans and arrangements) with their respective officers and employees in the ordinary course of business; and

(d) make payment of customary fees and reasonable out of pocket costs to, and indemnities for the benefit of, directors, officers and employees of the Borrower and its Subsidiaries in the ordinary course of business to the extent attributable to the ownership or operation of the Borrower and its Subsidiaries.

Section 6.8 Financial Covenants.

(a) Maximum Total Capitalization Ratio. As of the last day of each fiscal quarter end, commencing with the fiscal quarter ending December 31, 2015, the Borrower will not permit its Total Capitalization Ratio to be greater than 0.45 to 1.00; provided that, the foregoing covenant shall cease to apply from and after the Borrowing Limit Election Date.

(b) Minimum Interest Coverage Ratio. As of the last day of each fiscal quarter, commencing with the first fiscal quarter ending after the Borrowing Limit Election Date, the Borrower will not permit its Consolidated Interest Coverage Ratio to be less than 3.00 to 1.00.

(c) Minimum Total Fixed Charge Coverage Ratio. If the last day of any calendar month is a FCCR Covenant Trigger Date, then subject to the following sentence, the Borrower will not permit its Total Fixed Charge Coverage Ratio as of the most recently ended fiscal quarter for which financial statements and Compliance Certificate has been delivered under Section 5.6(a) or Section 5.6(b), to be less than 1.00 to 1.00. Notwithstanding anything herein to the contrary, (i) the foregoing covenant shall cease to apply from and after the Borrowing Limit Election Date, and (ii) regardless of the occurrence of a FCCR Covenant Trigger Date, this covenant shall not be tested for a month end so long as each of the following conditions is satisfied: (A) the Borrower must deliver a Recalculation Certificate concurrently with the delivery of Monthly Financial Statements and Asset Coverage Ratio Certificate for such month end, (B) such Recalculation Certificate shall certify calculations for Eligible Assets as of the Recalculation Date described therein based on updated information reasonably acceptable to the Administrative Agent and shall demonstrate Excess Availability as of such delivery date that is equal to or greater than 25%, (C) such Monthly Financial Statements and Asset Coverage Ratio Certificate are timely delivered to the Administrative Agent as required under Section 5.6(o), (D) no more than four Recalculation Certificates may be delivered from and after the Amendment No. 1 Effective Date, and (E) no Recalculation Certificates can be delivered for two consecutive months.

(d) Maximum Leverage Ratio. As of the last day of each fiscal quarter, commencing with the first fiscal quarter ending after the Borrowing Limit Election Date, the Borrower will not permit its Total Leverage Ratio to be greater than 3.00 to 1.00.

Section 6.9 Use of Proceeds.

(a) The Borrower will not, and will not permit any of its Subsidiaries to, use the proceeds of the Advances for any purpose other than (i) to pay fees, commissions and expenses in connection with the Transactions, and (ii) for working capital and general corporate purposes of the Borrower and its Subsidiaries.

(b) No proceeds of any Advance or Letter of Credit shall be, directly or indirectly, used in any manner that could, after giving effect to such use, prevent the Borrower from making the representations and warranties provided in Section 4.18. No part of the proceeds of the Advances shall be used, directly or indirectly, in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of the FCPA or any other applicable Anti-Corruption Law. The Credit Parties shall not, directly or indirectly, use the proceeds of the Advances, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (i) to fund any activities or business of or with any Person, that, at the time of such funding, is, or whose government is, the subject of Sanctions, (ii) in any other manner that would result in a violation of Sanctions by any party or (iii) for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the FCPA, assuming in all cases that the FCPA applies to the Borrower and its Subsidiaries.

Section 6.10 Limitation on Hedging. The Borrower will not, and will not permit any of its Subsidiaries to, (a) purchase or assume a speculative position in any commodities market or futures market or enter into or assume any Hedging Transaction for speculative purposes; or (b) be party to or otherwise enter into any Hedging Transaction which is entered into for reasons other than as a part of its normal business operations as a risk management strategy and/or hedge against changes resulting from market conditions related to the Borrower’s or its Subsidiaries’ operations.

Section 6.11 Nature of Business. The Borrower will not, and will not permit any of its Subsidiaries to, engage in any business other than the business conducted by the Borrower and its Subsidiaries as of the Closing Date, and business activities reasonably related or ancillary thereto.

Section 6.12 Sale Leasebacks. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly become or remain liable as lessee or as guarantor or other surety with respect to any lease, whether an operating lease or a Capital Lease, of any Property (whether real, personal or mixed), whether now owned or hereafter acquired, (a) which the Borrower or any Subsidiary thereof has sold or transferred or is to sell or transfer to a Person which is not another Credit Party or Subsidiary of a Credit Party or (b) which the Borrower or any Subsidiary of a Credit Party intends to use for substantially the same purpose as any other Property that has been sold or is to be sold or transferred by such Credit Party or such Subsidiary to another Person which is not another Credit Party or Subsidiary of a Credit Party in connection with such lease.

Section 6.13 Accounting Changes. The Borrower will not, and will not permit any of its Subsidiaries to change its fiscal year end, or make (without the consent of the Administrative Agent) any material change in its accounting treatment and reporting practices except as required by GAAP.

Section 6.14 Payments and Modifications of Indebtedness; Prepayment of Pari Passu Debt. The Borrower will not, and will not permit any of its Subsidiaries to (a) amend, modify, waive or supplement (or permit the modification, amendment, waiver or supplement of) any of the terms or provisions of any Subordinated Indebtedness or any Senior Note Documents in any respect which would materially and adversely affect the rights or interests of the Administrative Agent and Lenders hereunder, or (b) cancel, forgive, make any direct or indirect payment or prepayment on, defease, retire, purchase, redeem or acquire for value (including, without limitation, (x) by way of depositing with any trustee with respect thereto money or securities before due for the purpose of paying when due and (y) at the maturity thereof) any Indebtedness, except:

(i) refinancings, refundings, renewals, extensions or exchange of any Subordinated Indebtedness to the extent permitted under Section 6.2, and by any subordination provisions applicable thereto, or from the Equity Issuance Proceeds of the issuance of the Borrower’s common Equity Interests, so long as, before and after giving pro forma effect thereto, no Event of Default exists or would result therefrom;

(ii) refinancings, refundings, renewals, extensions or exchange of any Senior or Subordinated Notes to the extent permitted under Section 6.2, or proceeds from the substantially contemporaneous issuance of (i) the Borrower’s common Equity Interests or (ii) other Senior or Subordinated Notes, so long as, before and after giving pro forma effect thereto, no Default or Event of Default exists or would result therefrom;

(iii) the payment of interest, expenses and indemnities in respect of Indebtedness permitted under Section 6.2 (other than any such payments prohibited by any subordination provisions applicable thereto);

(iv) prior to the Borrowing Limit Election Date, prepayments of principal on any Senior or Subordinated Notes which are not made with the proceeds of any issuances, refinancings, refundings, renewals or exchanges permitted under clause (ii) above, so long as, before and after giving pro forma effect to such prepayment (x) no Default or Event of Default exists or would result therefrom, (y) Excess Availability (determined on a Pro Forma Basis after giving effect to such prepayment) is greater than 35%, and (z) the Total Fixed Charge Coverage Ratio (determined on a Pro Forma Basis after giving effect to such prepayment) is greater than 1.50 to 1.00;

(v) on or after the Borrowing Limit Election Date, prepayments of principal on any Senior or Subordinated Notes which are not made with the proceeds of any issuances, refinancings, refundings, renewals or exchanges permitted under clause (ii) above, so long as, before and after giving pro forma effect to such prepayment (x) no Default or Event of Default exists or would result therefrom, (y) the Borrower is in compliance with all financial covenants in Section 6.8 (determined on a Pro Forma Basis after giving effect to such prepayment), and (z) Liquidity is at least $100,000,000; and

(vi) payments and prepayments of any Indebtedness (other than Subordinated Indebtedness and the Senior Notes) and payment of principal when due at scheduled maturity on any Subordinated Indebtedness or Senior Notes, in each case, so long as no Event of Default exists or would result therefrom.

Section 6.15 Landlord Agreements (US Equipment and Inventory). The Borrower will not, and will not permit any other Credit Party to hold, store or otherwise maintain any equipment, inventory or other tangible personal property that is intended to constitute Collateral pursuant to the Security Documents at the Identified Third Party Locations unless such Identified Third Party Locations are covered under Collateral Access Agreements within 60 days after (i) the Amendment No. 1 Effective Date, with respect to the Identified Third Party Locations described in clause (a) of the definition thereof, (ii) the completion of the Acquisition with respect to the Identified Third Party Locations described in clause (b) of the definition thereof, and (iii) receipt of written notice from the Administrative Agent of requesting any additional Identified Third Party Location as described in clause (c) of the definition thereof.

ARTICLE VII

REMEDIES

Section 7.1 Events of Default. The occurrence of any of the following events shall constitute an “Event of Default” under any Credit Document:

(a) Payment. Any Credit Party shall fail to pay any principal of any Advance or any Reimbursement Obligation when the same becomes due and payable as set forth in this Agreement, or any interest on any Note or any fee or other amount payable hereunder or under any other Credit Document within five Business Days after the same becomes due and payable;

(b) Representation and Warranties. Any representation or warranty made or deemed to be made (i) by any Credit Party in this Agreement or in any other Credit Document, or (ii) by any Credit Party (or any of its officers) in connection with this Agreement or any other Credit Document, shall prove to have been incorrect in any material respect (except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall prove to have been incorrect in all respects) when made or deemed to be made;

(c) Covenant Breaches. (i) The Borrower shall fail to perform or observe any covenant contained in Sections 5.3 or 5.6, or Article VI of this Agreement, or (ii) any Credit Party shall fail to perform or observe any term or covenant set forth in any Credit Document which is not covered by clause (i) above or any other provision of this Section 7.1 if such failure shall remain unremedied for 30 days after the earlier of the date written notice of such default shall have been given to the Borrower by the Administrative Agent or any Lender or the date a Responsible Officer of the Borrower has actual knowledge of such default;

(d) Cross-Defaults. (i) The Borrower or any of its Subsidiaries shall fail to pay any principal of or premium or interest on its Indebtedness which is outstanding in a principal amount of at least $35,000,000 individually or when aggregated with all such Indebtedness of the Borrower or its Subsidiaries so in default (but excluding the Obligations) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to Indebtedness which is outstanding in a principal amount of at least $35,000,000 individually or when aggregated with all such Indebtedness of the Borrower and its Subsidiaries so in default, and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or (iii) any Indebtedness referred to in clause (i) or (ii) above shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; provided that, for purposes of this subsection 7.1(d), the “principal amount” of the obligations in respect of any Financial Contract at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that would be required to be paid if such Financial Contract were terminated at such time;

(e) Insolvency. The Borrower or any Material Subsidiary shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any Material Subsidiary seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any Debtor Relief Laws, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against the Borrower or any Material Subsidiary, either such proceeding shall remain undismissed for a period of 30 days or any of the actions sought in such proceeding shall occur; or the Borrower or any Material Subsidiary shall take any corporate action to authorize any of the actions set forth above in this paragraph (e);

(f) Judgments. Any one or more judgments or orders for the payment of money in excess of $35,000,000 in the aggregate (reduced for purposes of this paragraph for the amount in respect of any such judgment or order adequately covered by a reputable and creditworthy insurer under any valid and enforceable insurance policy) shall be rendered against the Borrower or any other Credit Party which, within 30 days from the date any such judgment is entered, shall not have been discharged or execution thereof stayed pending appeal;

(g) ERISA. (i) Any Person shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 1106 of the Code) involving any Plan, (ii) any “accumulated funding deficiency” (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is likely to result in the termination of such Plan for purposes of Title IV of ERISA, unless such Reportable Event, proceedings or appointment are being contested by the Borrower in good faith and by appropriate proceedings, (iv) any Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any member of the Controlled Group shall incur any liability in connection with a withdrawal from a Multiemployer Plan or the insolvency (within the meaning of Section 4245 of ERISA) or reorganization (within the meaning of Section 4241 of ERISA) of a Multiemployer Plan, unless such liability is being contested by the Borrower in good faith and by appropriate proceedings, or (vi) any other event or condition shall occur or exist, with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could subject the Borrower to any tax, penalty or other liabilities in the aggregate exceeding $35,000,000;

(h) Failure of Agreements. Any provision of this Agreement or any provision of any other Credit Document shall for any reason cease to be valid and binding on any Credit Party or any Subsidiary thereof party thereto or any such Person shall so state in writing, or any Security Document shall for any reason cease to create a valid and perfected first priority Lien (subject to Permitted Liens) on, or security interest in, any of the Collateral purported to be covered thereby, in each case other than in accordance with the express terms hereof or thereof; and

(i) Change of Control. Any Change in Control shall occur.

Section 7.2 Optional Acceleration of Maturity. If any Event of Default (other than an Event of Default pursuant to paragraph (e) of Section 7.1) shall have occurred and be continuing, then, and in any such event,

(a) the Administrative Agent (i) shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrower, declare the obligation of each Lender to make Advances and the obligation of each Issuing Lender to issue, increase, or extend Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the

Majority Lenders, by notice to the Borrower, declare all Obligations, including all interest, Letter of Credit Obligations, and all other amounts payable under this Agreement, to be forthwith due and payable, whereupon all such Obligations shall become and be forthwith due and payable in full, without presentment, demand, protest or further notice of any kind (including any notice of intent to accelerate or notice of acceleration), all of which are hereby expressly waived by the Borrower, and

(b) the Borrower shall, on demand of by the Administrative Agent at the request or with the consent of the Majority Lenders, deposit with the Administrative Agent into the Cash Collateral Account held with the Administrative Agent an amount of cash equal to the Minimum Collateral Amount, without presentment, demand, protest or further notice of any kind (including any notice of intent to accelerate or notice of acceleration), all of which are hereby expressly waived by the Borrower.

Section 7.3 Automatic Acceleration of Maturity. If any Event of Default pursuant to paragraph (e) of Section 7.1 shall occur,

(a) the obligation of each Lender to make Advances and the obligation of each Issuing Lender to issue, increase, or extend Letters of Credit shall immediately and automatically be terminated and all Obligations, including all interest, Letter of Credit Obligations, and all other amounts payable under this Agreement shall immediately and automatically become and be due and payable in full, without presentment, demand, protest or any notice of any kind (including any notice of intent to accelerate or notice of acceleration), all of which are hereby expressly waived by the Borrower; and

(b) to the extent permitted by law or court order, the Borrower shall deposit with the Administrative Agent into the Cash Collateral Account held by the Administrative Agent an amount of cash equal to the Minimum Collateral Amount, without presentment, demand, protest or further notice of any kind (including any notice of intent to accelerate or notice of acceleration), all of which are hereby expressly waived by the Borrower.

Section 7.4 Cash Collateral Account.

(a) Pledge. The Borrower hereby pledges, and grants to the Administrative Agent for the benefit of the Lenders, a security interest in all funds held in the Cash Collateral Account held by the Administrative Agent from time to time and all proceeds thereof, as security for the payment of the Obligations, including all Letter of Credit Obligations owing to any Issuing Lender or any other Lender due and to become due from the Borrower to any Issuing Lender or any other Lender under this Agreement in connection with the Letters of Credit.

(b) Application against Letter of Credit Obligations. The Administrative Agent may, at any time or from time to time apply funds then held in the Cash Collateral Account to (i) the payment of any Letter of Credit Obligations owing to the Issuing Lenders on a pro rata basis, as shall have become or shall become due and payable by the Borrower to such Issuing Lenders under this Agreement in connection with the Letters of Credit and (ii) the payment of Swingline Advances owing to the Swingline Lenders on a pro rata basis, as shall have become or shall become due and payable by the Borrower to such Swingline Lenders under this Agreement.

(c) Duty of Care. The Administrative Agent shall exercise reasonable care in the custody and preservation of any funds held in the Cash Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Administrative Agent accords its own property, it being understood that the Administrative Agent shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any such funds.

Section 7.5 Non-exclusivity of Remedies. No remedy conferred upon the Administrative Agent or the Lenders is intended to be exclusive of any other remedy, and each remedy shall be cumulative of all other remedies existing by contract, at law, in equity, by statute or otherwise.

Section 7.6 Right of Set-off. Upon (a) the occurrence and continuance of any Event of Default and (b) the making of the request or the granting of the consent, if any, specified by Section 7.2 to authorize the Administrative Agent to declare the Obligations due and payable pursuant to the provisions of Section 7.2 or the automatic acceleration of the Obligations pursuant to Section 7.3, each Lender, each Issuing Lender, and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held, and other obligations (in whatever currency) at any time owing, by such Lender, such Issuing Lender or any such Affiliate, to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Credit Document to such Lender or such Issuing Lender or their respective Affiliates, irrespective of whether or not such Lender, Issuing Lender or Affiliate shall have made any demand under this Agreement or any other Credit Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender or such Issuing Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.19 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Lenders, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each Issuing Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such Issuing Lender or their respective Affiliates may have. Each Lender and Issuing Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 7.7 Currency Conversion After Maturity. At any time following the occurrence of an Event of Default and the acceleration of the maturity of the Obligations owed to the Lenders hereunder, the Lenders shall be entitled to convert, with two (2) Business Days’ prior notice to the Borrower, any and all or any part of the then unpaid and outstanding Advances denominated in a Foreign Currency into Advances denominated in Dollars. Any such conversion shall be calculated so that the principal amount of the resulting Advances shall be the Dollar Amount of the principal amount of the Advance being converted on the date of conversion. Any accrued and unpaid interest denominated in such Foreign Currency at the time of any such conversion shall be similarly converted to Dollars, and such converted Advances and accrued and unpaid interest thereon shall thereafter bear interest in accordance with the terms hereof.

ARTICLE VIII

AGENCY AND ISSUING LENDER PROVISIONS

Section 8.1 Authorization and Action; Release of Guarantors.

(a) Each Lender hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Credit Documents as are delegated to the Administrative Agent by the terms hereof and of the other Credit Documents, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement or any other Credit Document (including enforcement or collection of the Obligations), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders or all Lenders, and such instructions shall be binding upon all Lenders and all holders of the Obligations; provided, however, that Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement, any other Credit Document, or applicable Legal Requirements. It is understood and agreed that the use of the term “agent” herein or in any other Credit Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b) The Lender Parties, and each other Secured Party by accepting the benefits of the Liens granted pursuant to the Security Documents, irrevocably authorize the Administrative Agent to (i) release any Lien granted to or held by the Administrative Agent upon any Cash Collateral Account or any other Collateral (x) as required under the terms of this Agreement, including if approved, authorized or ratified in writing in accordance with Section 9.1, (y) upon Security Termination, or (z) other than as to Cash Collateral Accounts, that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted under the Credit Documents, and (ii) release a Guarantor from its obligations under the Guaranty and any other applicable Credit Document if such Person ceases to be a Material Domestic Subsidiary of the Borrower as a result of a transaction or event permitted under this Agreement.

(c) The Lender Parties, and each other Secured Party by accepting the benefits of the Liens granted pursuant to the Security Documents, irrevocably also authorize the Administrative Agent to subordinate any Lien on any Collateral granted to or held by the Administrative Agent under any Credit Document to the holder of any Permitted Lien (other than such Liens securing Long-Term Secured Indebtedness permitted under Section 6.1(c)) on substantially the same terms that the Liens securing Long-Term Secured Indebtedness permitted under Section 6.1(c) are subordinated.

(d) Upon request by the Administrative Agent at any time, the Secured Parties will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 8.1. The Administrative Agent shall not be responsible for nor have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of any collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, nor shall the Administrative Agent be responsible or liable to other Secured Party for any failure to monitor or maintain any portion of any collateral.

(e) Notwithstanding anything contained in any of the Credit Documents to the contrary, the Credit Parties, the Administrative Agent, and each Secured Party hereby agree that no Secured Party shall have any right individually to enforce the Guaranty, it being understood and agreed that all powers, rights and remedies under the Guaranty may be exercised solely by Administrative Agent on behalf of the Secured Parties in accordance with the terms hereof and the other Credit Documents.

(f) By accepting the benefit of the Liens granted pursuant to the Security Documents, each Secured Party not party hereto hereby agrees to the terms of this Section 8.1.

Section 8.2 Administrative Agent’s Reliance, Etc. Neither Administrative Agent nor any of its respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken (INCLUDING THE ADMINISTRATIVE AGENT’S OWN NEGLIGENCE) by it or them under or in connection with this Agreement or the other Credit Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent: (a) may treat the payee of any Note as the holder thereof until the Administrative Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Administrative Agent; (b) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Credit Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Credit Document on the part of the Borrower or its Subsidiaries or to inspect the property (including the books and records) of the Borrower or its Subsidiaries; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Credit Document; and (f) shall incur no liability under or in respect of this Agreement or any other Credit Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by facsimile, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

Section 8.3 The Administrative Agent and its Affiliates. With respect to its Revolving Commitments, the Advances made by it and the Letters of Credit issued by it, the Administrative Agent shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not an agent hereunder. The term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include the Administrative Agent in its individual capacity. Administrative Agent and its respective Affiliates may accept deposits from, lend money to, own securities of, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower or any of its Subsidiaries, and any Person who may do business with or own securities of the Borrower or any such Subsidiary, all as if the Administrative Agent were not an agent hereunder and without any duty to account therefor to the Lenders.

Section 8.4 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, the Arranger or any other Lender and based on the financial statements referred to in Section 4.6 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

Section 8.5 Indemnification. The Lenders severally agree to indemnify the Administrative Agent, each Arranger, each Swingline Lender and each Issuing Lender (to the extent not reimbursed by the Borrower), according to their respective Pro Rata Shares from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including legal fees) which may be imposed on, incurred by, or asserted against the Administrative Agent, such Arranger or such Issuing Lender in any way relating to or arising out of this Agreement or any other Credit Document or any action taken or omitted by the Administrative Agent, such Arranger, such Swingline Lender or such Issuing Lender under this Agreement or any other Credit Document (INCLUDING THE ADMINISTRATIVE AGENT’S, THE ARRANGER’S, SUCH SWINGLINE LENDER’S OR SUCH ISSUING LENDER’S OWN NEGLIGENCE), provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements found by a final judgment by a court of competent jurisdiction to have resulted from the Administrative Agent’s, such Arranger’s, such Swingline Lender’s or such Issuing Lender’s gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to (a) reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Administrative Agent in connection with the preparation, execution, delivery, modification or amendment of this Agreement or any other Credit Document, to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower and (b) reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Administrative Agent in connection with the administration or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any other Credit Document, to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower. All obligations of the Lenders provided in this Section 8.5 shall survive any termination of this Agreement and repayment in full of the Obligations. All amounts due under this Section 8.5 shall be payable not later than 30 days after demand therefor.

Section 8.6 Successor Administrative Agent and Issuing Lenders.

(a) Administrative Agent and any Issuing Lender may resign at any time by giving written notice thereof to the Lenders and the Borrower. The Administrative Agent and any Issuing Lender may be removed at any time with or without cause by the Majority Lenders upon receipt of written notice from such Majority Lenders to such effect. Any Issuing Lender designated in writing by the Borrower as provided in the definition of “Issuing Lender” may be removed at any time with or without cause by the Borrower. Upon receipt of notice of any such resignation or removal (other than a removal of an Issuing Lender by the Borrower), the applicable Majority Lenders shall have the right to appoint a successor Administrative Agent or Issuing Lender with, if an Event of Default has not occurred and is not continuing, the consent of the Borrower, which consent shall not be unreasonably withheld or delayed. If no successor Administrative Agent or Issuing Lender shall have been so appointed by the Majority Lenders, and shall have accepted such appointment, within 30 days after the retiring or removed Administrative Agent’s or Issuing Lender’s giving of notice of resignation or the Majority Lenders’ removal of the retiring Administrative Agent or Issuing Lender, then the retiring or removed Administrative Agent or Issuing Lender may, on behalf of the Lenders and the Borrower, appoint a successor Administrative Agent or Issuing Lender, which shall be a commercial bank meeting the financial requirements of an Eligible Assignee and, in the case of a Issuing Lender, a Lender. Upon the acceptance of any appointment as Administrative Agent or Issuing Lender by a successor Administrative Agent or Issuing Lender, such successor Administrative Agent or Issuing Lender shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent or Issuing Lender (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent or Issuing Lender), and the retiring or removed Administrative Agent or Issuing Lender shall be discharged from its duties and obligations under this Agreement and the other Credit Documents, except that the retiring or removed Issuing Lender shall remain the Issuing Lender with respect to any Letters of Credit issued by such Issuing Lender and outstanding on the effective date of its resignation or removal and the provisions affecting such Issuing Lender with respect to such Letters of Credit shall inure to the benefit of the retiring or removed Issuing Lender until the termination of all such Letters of Credit and the payment of all outstanding Obligations owing to such Issuing Lender. After any retiring or removed Administrative Agent’s or Issuing Lender’s resignation or removal hereunder as Administrative Agent or Issuing Lender, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent or Issuing Lender under this Agreement and the other Credit Documents (including rights to indemnity payments owed to the retiring or removed Administrative Agent or Issuing Lender).

(b) Any Swingline Lender may resign at any time by giving 30 days’ prior notice to the Administrative Agent, the Lenders and the Borrower. After the resignation of such Swingline Lender hereunder, the resigning Swingline Lender shall remain a party hereto and shall continue to have all the rights and obligations of such Swingline Lender under this Agreement and the other Credit Documents with respect to Swingline Advances made by it prior to such resignation, but shall not be required to make any additional Swingline Advances. Upon such notice of resignation, the Borrower shall have the right to designate any other Lender as a replacement Swingline Lender with the consent of such Lender and the Administrative Agent.

Section 8.7 Lead Arranger, Book Runner. The Arranger and Book Runner shall have no duties, obligations or liabilities hereunder in its capacity as the Arranger and Book Runner. The Lenders shall have no right to replace the Arranger or Book Runner, and the Arranger and Book Runner shall not have the right to assign its status as the arranger or book runner, as applicable, to any Person.

ARTICLE IX

MISCELLANEOUS

Section 9.1 Amendments, Etc. No amendment or waiver of any provision of this Agreement, the Notes, or any other Credit Document (other than the Fee Letter or any Letter of Credit Document), nor consent to any departure by the Borrower or any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders and the Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however (and subject to Section 2.19 with respect to any Defaulting Lender),

(a) no amendment shall increase or extend the Revolving Commitment of any Lender without the written consent of such Lender;

(b) no amendment shall amend the definitions of “Eligible Currency” or “Agreed Currency” (other than as contemplated within such definition) without the written consent of each Lender and each Issuing Lender;

(c) no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following: (i) reduce the principal of, or interest on, the Obligations or any fees or other amounts payable hereunder or under any other Credit Document, (ii) postpone any date fixed for any payment of principal of, or interest on, the Obligations or any fees or other amounts payable hereunder, (iii) amend Section 2.14, Section 7.7, this Section 9.1 or any other provision of this Agreement that requires the pro rata treatment of, or action by, all the Lenders, (iv) amend the definition of “Majority Lenders”, or (v) amend Section 6.5(b) or waive any Event of Default arising therefrom or consent to any departure from the terms thereof,

(d) there shall be no release of Guarantors comprising all or substantially all of the credit support for the Obligations from any Guaranty Agreement (other than as otherwise specifically permitted or contemplated in this Agreement), without the written consent of each Lender;

(e) from and after the occurrence of a Security Event, there shall be no release of all or substantially all of the Collateral or release any Security Document (other than as otherwise specifically permitted or contemplated in this Agreement or the applicable Security Document), without the written consent of each Lender; and

(f) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent, the Arranger, the applicable Issuing Lender, or the applicable Swingline Lender in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent, the Arranger, such Issuing Lender, or such Swingline Lender as the case may be, under this Agreement or any other Credit Document.

Section 9.2 Notices, SyndTrak, Etc.

(a) Notices. All notices and other communications shall be in writing (including facsimile or telex) and mailed, faxed, telexed, hand delivered or delivered by a nationally recognized overnight courier, if to the Borrower, at its address at 77402 North Eldridge Parkway, Houston, Texas 77041, Attention: Treasurer, with a copy to the General Counsel, Facsimile: (281) 823-5208, Telephone: (281) 823-4700; if to any Lender, any Swingline Lender or any Issuing Lender, at its address for notices specified in its Administrative Questionnaire; if to the Administrative Agent (including the delivery of a Compliance Certificate), at its address at 1525 W WT Harris Blvd., Mail Code D1109-019, Charlotte, NC 28262, Attention: Syndication Agency Services, (facsimile: (704) 590-2790; telephone: (704) 590-2706), with a copy to 1000 Louisiana Street, 9th Floor, Houston, Texas 77002, Attention: Christina Faith (facsimile: (713) 739-1087; telephone: (713) 319-1672); if a Notice of Borrowing or a Notice of Conversion or Continuation to the Administrative Agent at the address for the Administrative Agent specified above; or, as to each party, at such other address or teletransmission number as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed, faxed, telexed or hand delivered or delivered by overnight courier, be effective three days after deposited in the mails, when facsimile transmission is completed, when confirmed by telex answer-back or when delivered, respectively, except that notices and communications to the Administrative Agent, a Swingline Lender or an Issuing Lender pursuant to Article II or VIII shall not be effective until received by the Administrative Agent, such Swingline Lender or such Issuing Lender.

(b) Electronic Postings. (i) The Borrower agrees that the Administrative Agent may make any material delivered by the Borrower to the Administrative Agent, as well as any amendments, waivers, consents, and other written information, documents, instruments and other materials relating to the Borrower, any of its Subsidiaries, or any other materials or matters relating to this Agreement, the Notes or any of the transactions contemplated hereby (excluding notices pursuant to Article II, collectively, the “Communications”) available to the Lenders by posting such notices on an electronic delivery system (which may be provided by the Administrative Agent, an Affiliate of the Administrative Agent, or any Person that is not an Affiliate of the Administrative Agent), such as SyndTrak, or a substantially similar electronic system customarily used by financial institutions for such purposes (the “Platform”). The Borrower acknowledges that (A) the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution, (B) the Platform is provided “as is” and “as available” and (C) neither the Administrative Agent nor any of their respective Affiliates warrants the accuracy, completeness, timeliness, sufficiency, or sequencing of the Communications posted on the Platform. The Administrative Agent and their respective Affiliates expressly disclaim with respect to the Platform any liability for errors in transmission, incorrect or incomplete downloading, delays in posting or delivery, or problems accessing the Communications posted on the Platform and any liability for any losses, costs, expenses or liabilities that may be suffered or incurred in connection with the Platform. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by the Administrative Agent or any of its respective Affiliates in connection with the Platform.

(ii) Each Lender agrees that notice to it (as provided in the next sentence) (a “Notice”) specifying that any Communication has been posted to the Platform shall for purposes of this Agreement constitute effective delivery to such Lender of such information, documents or other materials comprising such Communication. Each Lender agrees (A) to notify, on or before the date such Lender becomes a party to this Agreement, the Administrative Agent in writing of such Lender’s e-mail address to which a Notice may be sent (and from time to time thereafter to ensure that the Administrative Agent have on record an effective e-mail address for such Lender) and (B) that any Notice may be sent to such e-mail address.

Section 9.3 No Waiver; Remedies. No failure on the part of any Lender, the Administrative Agent, or any Issuing Lender to exercise, and no delay in exercising, any right hereunder or under any other Credit Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in this Agreement and the other Credit Documents are cumulative and not exclusive of any remedies provided by law.

Section 9.4 Costs and Expenses. The Borrower agrees to pay on demand (a) all out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery, modification and amendment of this Agreement, the Notes and the other Credit Documents, (b) all out-of-pocket costs and expenses of the Issuing Lenders and Swingline Lenders in connection with the administration of this Agreement, the Notes and the other Credit Documents, including the reasonable out-of-pocket expenses incurred by any Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (c) all reasonable out-of-pocket costs and expenses, if any, of the Administrative Agent, each Arranger, any Issuing Lender, each Swingline Lender and each Lender (including reasonable counsel fees and expenses of the Administrative Agent, each Arranger, each Issuing Lender, each Swingline Lender and each Lender) in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement and the other Credit Documents after an Event of Default has occurred and is continuing, and to the extent not included in the foregoing, the costs of any Uniform Commercial Code financing statement or continuation statement, and any related title or Uniform Commercial Code search conducted subsequent to such recordation, and other costs usual and customary in connection with the taking of a Lien.

Section 9.5 Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent, and when the Administrative Agent shall have, as to each Lender, either received a counterpart hereof executed by such Lender or been notified by such Lender that such Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent, each Arranger, each Issuing Lender, each Swingline Lender and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights or delegate its duties under this Agreement or any interest in this Agreement without the prior written consent of each Lender, each Swingline Lender, and each Issuing Lender.

Section 9.6 Lender Assignments and Participations.

(a) Assignments. Any Lender may assign to one or more banks or other entities all or any portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Commitment, the Advances owing to it, the Notes held by it, if any, and the participation interest in the Letter of Credit Obligations held by it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all of such Lender’s rights and obligations under this Agreement as a Lender and shall involve a ratable assignment of such Lender’s Revolving Commitment and such Lender’s Revolving Advances and shall be in an amount not less than $5,000,000, (ii) the amount of the resulting Revolving Commitment and Revolving Advances of the assigning Lender (unless it is assigning all its Revolving Commitment) and the assignee Lender pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $10,000,000, (iii) each such assignment shall be to an Eligible

Assignee, (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with the applicable Notes, if any, subject to such assignment, (v) each Eligible Assignee shall pay to the Administrative Agent a $4,000 administrative fee; and (vi) the Administrative Agent shall promptly deliver a copy of the fully executed Assignment and Acceptance to the Administrative Agent. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least three Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto for all purposes and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (B) such Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of such Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.8, 2.9, 2.11, 9.4, 9.7 and 9.15 with respect to facts and circumstances occurring prior to the effective date of such assignment. Notwithstanding anything herein to the contrary, any Lender may assign, as collateral or otherwise, any of its rights under the Credit Documents to any Federal Reserve Bank.

(b) Term of Assignments. By executing and delivering an Assignment and Acceptance, the Lender thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.6 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(c) The Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in the United States a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Advances owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent, the Issuing Lenders, and the Lenders shall treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. At any reasonable time and from time to time upon reasonable prior notice, the Register shall be available (i) for inspection by the Borrower, (ii) for inspection by each Lender as to its Revolving Commitment and principal amount of Advances owing to it, and (iii) for inspection by each Issuing Lender and each Swingline Lender for purposes of determining each Lender’s participation interest in Letters of Credit and Swingline Advances. The Borrower hereby agrees that the Administrative Agent acting as its agent solely for the purpose set forth above in this clause (c), shall not subject the Administrative Agent to any fiduciary or other implied duties, all of which are hereby waived by the Borrower.

(d) Procedures. Upon its receipt of an Assignment and Acceptance executed by a Lender and an Eligible Assignee, together with the Notes, if any, subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of the attached Exhibit A, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, and (iii) give prompt notice thereof to the Borrower.

(e) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Advances owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrower, the Administrative Agent, the Issuing Lenders, the Swingline Lenders and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity and other obligations under Section 8.5 with respect to any payments made by such Lender to its Participant(s).

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that requires the approval of all affected Lenders in accordance with the terms of Section 9.1 that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.8, 2.9 and 2.11 (subject to the requirements and limitations therein) (it being understood that the documentation required under Section 2.11(g) shall be delivered to the participating Lender and delivered to the Borrower as required under Section 2.11(g)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 9.6(a); provided that such Participant (A) agrees to be subject to the provisions of Section 2.16 as if it were an assignee under Section 9.6(a); and (B) shall not be entitled to receive any greater payment under Sections 2.9 or 2.11, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.16 with respect to any Participant. To the extent permitted by Legal Requirement, each Participant also shall be entitled to the benefits of Section 7.6 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.14 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Advances or other obligations under the Credit Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Credit Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. The Borrower hereby agrees that each Lender acting as its agent solely for the purpose set forth above in this clause (e), shall not subject such Lender to any fiduciary or other implied duties, all of which are hereby waived by the Borrower

(f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g) Information. Any Lender may furnish any information concerning the Borrower or any of its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 9.12.

(h) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Advances previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, each Issuing Lender, each Swingline Lender and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Advances and participations in Letters of Credit and Swingline Advances in accordance with its Pro Rata Share. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs. Except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

Section 9.7 Indemnification. The Borrower shall indemnify the Administrative Agent, each Arranger, each Lender (including any lender which was a Lender hereunder prior to any full assignment of its Revolving Commitment), each Issuing Lender, each Swingline Lender and each affiliate thereof and their respective directors, officers, employees and agents from, and discharge, release, and hold each of them harmless against, any and all losses, liabilities, claims or damages to which any of them may become subject, insofar as such losses, liabilities, claims or damages arise out of or result from (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or any other transactions contemplated hereby, (ii) any actual or proposed use by the Borrower or any Affiliate of the Borrower of the proceeds of any Advance or Letter of Credit, (iii) any breach by the Borrower of any provision of this Agreement or any other Credit Document, (iv) any Environmental Claim or requirement of Environmental Laws concerning or relating to the present or previously-owned or operated properties, or the operations or business, of the Borrower or any of its Subsidiaries, and (v) any investigation, litigation or other proceeding (including any threatened investigation or proceeding) relating to the foregoing, and the Borrower shall reimburse the Administrative Agent, each Arranger, each Issuing Lender, each

Swingline Lender and each Lender, and each affiliate thereof and their respective directors, officers, employees and agents, upon demand for any reasonable out-of-pocket expenses (including legal fees) incurred in connection with any such losses, liabilities, claims, damages, investigation, litigation, Environmental Claim or requirement, or other proceeding; and EXPRESSLY INCLUDING ANY SUCH LOSSES, LIABILITIES, CLAIMS, DAMAGES, OR EXPENSE INCURRED, IN WHOLE OR IN PART, BY REASON OF THE PERSON BEING INDEMNIFIED’S SOLE OR CONTRIBUTORY, ACTIVE OR POSSESSIVE, IMPUTED, JOINT OR TECHNICAL NEGLIGENCE BUT EXCLUDING ANY SUCH LOSSES, LIABILITIES, CLAIMS, DAMAGES OR EXPENSES FOUND BY A FINAL JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE PERSON TO BE INDEMNIFIED. The foregoing indemnity shall be effective whether or not such losses, liabilities, claims or damages result from claims asserted by any Credit Party, any affiliate thereof, any equityholder or creditor of a Credit Party or any Person that benefits from the foregoing indemnity and whether or not any such Person benefiting from the foregoing indemnity is otherwise a party to any investigation, litigation or proceeding. All amounts due under this Section 9.7 shall be payable not later than 30 days after demand therefor.

Section 9.8 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Section 9.9 Survival of Representations, etc. All representations and warranties contained in this Agreement or made in writing by or on behalf of the Borrower in connection herewith shall survive the execution and delivery of this Agreement and the Credit Documents, the making of the Advances and any investigation made by or on behalf of the Lenders, none of which investigations shall diminish any Lender’s right to rely on such representations and warranties. All obligations of the Borrower provided for in Sections 2.8, 2.9, 2.11, 9.4, 9.7 and 9.15 shall survive any termination of this Agreement and repayment in full of the Obligations.

Section 9.10 Severability. In case one or more provisions of this Agreement or the other Credit Documents shall be invalid, illegal or unenforceable in any respect under any applicable Legal Requirement, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not be affected or impaired thereby.

Section 9.11 Usury Not Intended. It is the intent of each Credit Party and each Lender in the execution and performance of this Agreement and the other Credit Documents to contract in strict compliance with applicable usury laws, including conflicts of law concepts, governing the Advances of each Lender including such applicable Legal Requirements of the State of New York and the United States of America from time to time in effect. In furtherance thereof, each Lender and the Borrower stipulate and agree that none of the terms and provisions contained in this Agreement or the other Credit Documents shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the Maximum Rate and that for purposes hereof “interest” shall include the aggregate of all charges which constitute interest under such laws that are contracted for, charged or received under this Agreement. In the event that the Obligations are accelerated by reason of any election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the Maximum Rate and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited on the applicable Obligations (or, if the applicable Obligations shall have been paid in full, refunded to the Borrower). The provisions of this Section shall control over all other provisions of this Agreement or the other Credit Documents which may be in apparent conflict herewith.

Section 9.12 Confidentiality. None of the Administrative Agent, Issuing Lenders or Lenders shall disclose any Confidential Information to any Person without the consent of the Borrower, other than (a) to the Administrative Agent’s, Issuing Lenders’ or Lenders’ Affiliates and their officers, directors, employees, agents and advisors, (b) to actual or prospective Eligible Assignees and participants and their officers, directors, employees, agents and advisors, (c) to any direct, indirect, actual or prospective counterparty (and its advisor) to any swap, derivative or securitization transaction related to the obligations under this Agreement, and then, in any event, only on a confidential basis, (d) as required by any law, rule or regulation or judicial process, (e) as requested or required by any state, Federal or foreign authority or examiner (including the National Association of Insurance Commissioners or any similar organization or quasi-regulatory authority) regulating such Issuing Lender, such Lender or Administrative Agent, or to insurers, insurance brokers or direct or indirect providers of credit protection when required by it, provided that, prior to any such disclosure, such Person shall undertake to preserve the confidentiality of any Confidential Information relating to the Borrower received by it from such Issuing Lender, such Lender or Administrative Agent, (f) to any rating agency when required by it, provided that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Confidential Information relating to the Borrower received by it from such Issuing Lender, such Lender or Administrative Agent, (g) in connection with any litigation or proceeding to which Administrative Agent, such Issuing Lender or such Lender or any of its Affiliates may be a party or (h) in connection with the exercise of any right or remedy under this Agreement or any other Credit Document. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, nothing in this Agreement shall (a) restrict the Administrative Agent, any Issuing Lender or any Lender from providing information to any bank or other regulatory or governmental authorities, including the Federal Reserve Board and its supervisory staff; (b) require or permit the Administrative Agent, any Issuing Lender or any Lender to disclose to any Credit Party that any information will be or was provided to the Federal Reserve Board or any of its supervisory staff; or (c) require or permit the Administrative Agent, any Issuing Lender or any Lender to inform any Credit Party of a current or upcoming Federal Reserve Board examination or any nonpublic Federal Reserve Board supervisory initiative or action.

Section 9.13 Governing Law; Submission to Jurisdiction.

(a) This Agreement, the Notes and the other Credit Documents shall be governed by, and construed and enforced in accordance with, the laws of the State of New York (including Section 5-1401 and Section 5-1402 of the General Obligations Law of the State of New York), without reference to any other conflicts or choice of law principles thereof.

(b) The Borrower irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against any Lender Party or any Related Party of a Lender Party in any way relating to this Agreement or any other Credit Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by Legal Requirement, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Credit Document shall affect any right that any Lender Party may otherwise have to bring any action or proceeding relating to this Agreement or any other Credit Document against the Borrower or any other Credit Party or its properties in the courts of any jurisdiction. Each party hereto irrevocably waives any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of this Agreement or any other Credit Document or other document related thereto.

(c) The Borrower irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to it at the address specified for it in this Agreement.

(d) Nothing in this Section 9.13 shall affect the right of the Administrative Agent, any Issuing Lender, each Swingline Lender or any other Lender to serve legal process in any other manner permitted by law or affect the right of the Administrative Agent, each Issuing Lender, each Swingline Lender or any other Lender to bring any action or proceeding against the Borrower in the courts of any other jurisdiction.

Section 9.14 Waiver of Jury Trial. THE BORROWER, THE ISSUING LENDERS, THE SWINGLINE LENDERS, THE LENDERS AND THE ADMINISTRATIVE AGENT HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING, DIRECTLY OR INDIRECTLY (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE), ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER CREDIT DOCUMENT, ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY, OR THE RELATIONSHIP ESTABLISHED HEREUNDER.

Section 9.15 Waiver of Consequential Damages. TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWER SHALL NOT ASSERT, AND THE BORROWER HEREBY WAIVES, ANY CLAIM AGAINST ANY OTHER PARTY HERETO AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS, ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, ANY ADVANCE OR LETTER OF CREDIT OR THE USE OF THE PROCEEDS THEREOF.

Section 9.16 Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from the Borrower hereunder in the currency expressed to be payable herein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with usual and customary banking procedures the Administrative Agent could purchase the specified currency with such other currency at any of the Administrative Agent’s offices in the United States of America on the Business Day preceding that on which final, non-appealable judgment is given. The obligations of the Borrower in respect of any sum due to any Lender, any Issuing Lender or the Administrative Agent hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender, such Issuing Lender or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender, such Issuing Lender or the Administrative Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Lender, such Issuing Lender or the Administrative Agent, as the case may be, in the specified currency, the Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender, such Issuing Lender or the Administrative Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Lender, such Issuing Lender or the Administrative Agent, as the case may be, in the specified currency and (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under Section 2.14, each Lender, Issuing Lender or the Administrative Agent, as the case may be, agrees to promptly remit such excess to the Borrower. All obligations of the Borrower provided in this Section 9.16 shall survive any termination of this Agreement and repayment in full of the Obligations.

Section 9.17 Headings Descriptive. The headings of the several Sections and paragraphs of the Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

Section 9.18 Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Acceptance shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 9.19 USA Patriot Act. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Credit Party that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies such Credit Party, which information includes the name and address of such Credit Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Credit Party in accordance with the Act.

THIS WRITTEN AGREEMENT AND THE CREDIT DOCUMENTS, AS DEFINED IN THIS AGREEMENT, REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

[Remainder of page left intentionally blank]

EXECUTED as of the date first above written.

NOW INC.

By:
Name:	Daniel Molinaro
Title:	Senior Vice President and Chief Financial Officer

Signature Page to Credit Agreement

(NOW Inc.)

WELLS FARGO BANK,
NATIONAL ASSOCIATION
as Administrative Agent, a Swingline Lender, an Issuing Lender and a Lender

By:
Name:
Title:

Signature Page to Credit Agreement

(NOW Inc.)

ROYAL BANK OF CANADA
as a Swingline Lender and a Lender

By:
Name:	Jacky Lai
Title:	Authorized Signer

By:
Name:
Title:

Signature Page to Credit Agreement

(NOW Inc.)

Schedule 1.1(a)

Revolving Commitments

Lender	Revolving Commitment
Wells Fargo Bank, National Association	$90,000,000.00
Barclays Bank Plc	$66,000,000.00
Citibank, N.A.	$66,000,000.00
DNB Capital LLC	$66,000,000.00
Fifth Third Bank	$66,000,000.00
HSBC Bank USA, National Association	$66,000,000.00
JPMorgan Chase Bank, N.A.	$66,000,000.00
PNC Bank, National Association	$66,000,000.00
Royal Bank of Canada	$66,000,000.00
The Bank of Nova Scotia	$66,000,000.00
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$66,000,000.00

TOTAL:	$750,000,000.00

Schedule 1.1(a)

SCHEDULE 1.1(b)

MANDATORY COST RATE

1.	The Mandatory Cost Rate (to the extent applicable) is an addition to the interest rate otherwise payable to compensate Lenders for the cost of compliance with:

(a)	the requirements of the Bank of England and/or any Authority (or, in either case, any other authority which replaces all or any of its functions); or

(b)	the requirements of the European Central Bank.

2.	On the first day of each Interest Period (or as soon as possible thereafter) the Administrative Agent shall calculate, as a percentage rate, a rate (the “Additional Cost Rate”) for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost Rate will be calculated by the Administrative Agent as a weighted average of the Lenders’ Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Advance) and will be expressed as a percentage rate per annum. The Administrative Agent will, at the request of the Borrower or any Lender, deliver to the Borrower or such Lender as the case may be, a statement setting forth the calculation of any Mandatory Cost Rate.

3.	The Additional Cost Rate for any Lender lending from a Lending Office in a Participating Member State will be the percentage notified by that Lender to the Administrative Agent. This percentage will be certified by such Lender in its notice to the Administrative Agent to be its reasonable determination of the cost (expressed as a percentage of such Lender’s participation in all Advances made from such Lending Office) of complying with the minimum reserve requirements of the European Central Bank in respect of Advances made from that Lending Office.

4.	The Additional Cost Rate for any Lender lending from a Lending Office in the United Kingdom will be calculated by the Administrative Agent as follows:

(a)	in relation to any Advance in Pounds Sterling:

AB+C(B-D)+E x 0.01	per cent per annum
100 - (A+C)

(b)	in relation to any Advance in any currency other than Pounds Sterling:

E x 0.01	per cent per annum
300

Where:

“A”	is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

“B”	is the percentage rate of interest (excluding the Applicable Margin, the Mandatory Cost Rate and any interest charged on overdue amounts pursuant to the first sentence of Section 2.6(b)) payable for the relevant Interest Period of such Advance.

Schedule 1.1(b)

“C”	is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

“D”	is the percentage rate per annum payable by the Bank of England on interest bearing Special Deposits.

“E”	is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Administrative Agent as being the average of the most recent rates of charge supplied by the Lenders to the Administrative Agent pursuant to paragraph 7 below and expressed in pounds per £1,000,000.

5.	For the purposes of this Schedule:

(a)	“Eligible Liabilities” and “Special Deposits” have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

(b)	“Fees Rules” means the rules on periodic fees set forth by the Authorities or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(c)	“Fee Tariffs” means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and

(d)	“Tariff Base” has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

6.	In application of the above formulae, A, B, C and D will be included in the formulae as figures and not as percentages (i.e. 5% will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

7.	If requested by the Administrative Agent or the Borrower, each Lender with a Lending Office in the United Kingdom or a Participating Member State shall, as soon as practicable after publication by any Authority, supply to the Administrative Agent and the Borrower, the rate of charge payable by such Lender to the applicable Authority pursuant to the Fees Rules in respect of the relevant financial year of the applicable Authority (calculated for this purpose by such Lender as being the average of the Fee Tariffs applicable to such Lender for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of such Lender.

8.	Each Lender shall supply any information required by the Administrative Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information in writing on or prior to the date on which it becomes a Lender:

(a)	the jurisdiction of the Lending Office out of which it is making available its participation in the relevant Advance; and

(b)	any other information that the Administrative Agent may reasonably require for such purpose.

Schedule 1.1(b)

Each Lender shall promptly notify the Administrative Agent in writing of any change to the information provided by it pursuant to this paragraph.

9.	The percentages of each Lender for the purpose of A and C above and the rates of charge of each Lender for the purpose of E above shall be determined by the Administrative Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Lender notifies the Administrative Agent to the contrary, each Lender’s obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a Lending Office in the same jurisdiction as its Lending Office.

10.	The Administrative Agent shall have no liability to any Person if such determination results in an Additional Cost Rate which over- or under-compensates any Lender and shall be entitled to assume that the information provided by any Lender pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.

11.	The Administrative Agent shall distribute the additional amounts received as a result of the Mandatory Cost Rate to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender pursuant to paragraphs 3, 7 and 8 above.

12.	Any determination by the Administrative Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost Rate, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all parties hereto.

13.	The Administrative Agent may from time to time, after consultation with the Borrower and the Lenders, determine and notify to all parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, any Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of their respective functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all parties hereto.

Schedule 1.1(b)

EXHIBIT A

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including without limitation any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]:

2.	Assignee[s]:

[for each Assignee, indicate Affiliate of [identify Lender]

[1]	For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.
[2]	For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.
[3]	Select as appropriate.
[4]	Include bracketed language if there are either multiple Assignors or multiple Assignees.

Exhibit A

3.	Borrower:	NOW INC.

4.	Administrative Agent:	WELLS FARGO BANK, NATIONAL ASSOCIATION

5.	Credit Agreement:	The $750,000,000 Credit Agreement dated as of April 18, 2014, as amended, restated, supplemented or otherwise modified from time to time, among Borrower, the Lenders parties thereto, the Administrative Agent, and the other agents parties thereto.

6.	Assigned Interest[s]:

Assignor[s]	Assignee[s]	Facility Assigned	Aggregate Amount of Revolving Commitment/ Advances for all Lenders[5]	Amount of Revolving Commitment/ Advances Assigned[8]	Percentage Assigned of Revolving Commitment/ Advances[6]	CUSIP Number

			$	$	%

			$	$	%

			$	$	%

[7.	Trade Date: ][7]

Effective Date:                           , 20          [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S]
[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE[S]
[NAME OF ASSIGNEE]

By:
Title:

Consented to and Accepted:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as

[5]	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
[6]	Set forth, to at least 9 decimals, as a percentage of the Revolving Commitment/Advances of all Lenders thereunder.
[7]	To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

Exhibit A

Administrative Agent

By
Title:
[Consented to:][8]

[NAME OF ISSUING LENDERS]

By
Title:

[NAME OF SWINGLINE LENDERS]

By
Title:

NOW INC.

By
Title:

[8]	Borrower’s consent not necessary if Event of Default exists.

Exhibit A

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document.

1.2. Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements set forth in the definition of “Eligible Assignee” under the Credit Agreement (subject to such consents, if any, as may be required thereunder), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.6 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignee whether such amounts have accrued prior to, on or after the Effective Date. The Assignor[s] and the Assignee[s] shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

Exhibit A

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

Exhibit A

EXHIBIT D

NOTICE OF BORROWING

[DATE]

Exhibit D

EXHIBIT E

NOTICE OF CONVERSION OR CONTINUATION

[Date]

Wells Fargo Bank, National Association,

as Administrative Agent under the Credit Agreement herein described

1740 Broadway

C7300-034

Denver, Colorado 80274

Attention: Agency Syndication

Ladies and Gentlemen:

The undersigned, NOW Inc., a Delaware corporation (the “Borrower”), refers to the Credit Agreement dated as of April 18, 2014, (as the same may be further amended or modified from time to time, the “Credit Agreement,” the defined terms of which are used in this Notice of Conversion or Continuation unless otherwise defined in this Notice of Conversion or Continuation), among the Borrower, the Lenders and Wells Fargo Bank, National Association as the Administrative Agent and hereby gives you irrevocable notice pursuant to Section 2.2(b) of the Credit Agreement that the undersigned hereby requests a Conversion or continuation of an outstanding Revolving Borrowing, and in connection with that request sets forth below the information relating to such Conversion or continuation (the “Proposed Borrowing”) as required by Section 2.2(b) of the Credit Agreement:

(a) The Business Day of the Proposed Borrowing is             , 20    .

(b) The Proposed Borrowing will be a composed of [Adjusted Base Rate Advances] [Eurocurrency Rate Advances].

(c) The aggregate amount of the Revolving Borrowing to be Converted or continued is $             and consists of [Adjusted Base Rate Advances] [Eurocurrency Rate Advances].

(d) The Proposed Borrowing consists of [a Conversion to [Adjusted Base Rate Advances] [Eurocurrency Rate Advances]] [a continuation of [Adjusted Base Rate Advances] [Eurocurrency Rate Advances]].

(e) The Interest Period for each Eurocurrency Rate Advance made as part of the Proposed Borrowing is [            month[s]].

Very truly yours,

NOW INC.

By:
Name:
Title:

Exhibit E

EXHIBIT F

FORM OF REVOLVING NOTE

$	, 20

For value received, the undersigned NOW INC., a Delaware corporation (“Borrower”), hereby promises to pay to the order of              (“Lender”) the principal amount of              and              /100 Dollars ($ ) or, if less, the aggregate outstanding principal amount of each Revolving Advance (as defined in the Credit Agreement referred to below) made by the Lender to the Borrower, together with interest on the unpaid principal amount of each such Revolving Advance from the date of such Revolving Advance until such principal amount is paid in full, at such interest rates, and at such times, as are specified in the Credit Agreement.

This Revolving Note is one of the Revolving Notes referred to in, and is entitled to the benefits of, and is subject to the terms of, the Credit Agreement dated as of April 18, 2014 (as the same may be further amended or modified from time to time, the “Credit Agreement”), among the Borrower, the lenders party thereto from time to time (including the Lender) and Wells Fargo Bank, National Association, as Administrative Agent. Capitalized terms used in this Revolving Note that are defined in the Credit Agreement and not otherwise defined in this Revolving Note have the meanings assigned to such terms in the Credit Agreement. The Credit Agreement, among other things, (a) provides for the making of Revolving Advances by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the Dollar Amount first above mentioned and (b) contains provisions for acceleration of the maturity of this Revolving Note upon the happening of certain events stated in the Credit Agreement and for prepayments of principal prior to the maturity of this Revolving Note upon the terms and conditions specified in the Credit Agreement.

Both principal and interest are payable in the Designated Currency of the Revolving Advances to the Administrative Agent at 1000 Louisiana, 9th Floor, Houston, Texas 77002 (or at such other location or address as may be specified by the Administrative Agent to the Borrower) in same day funds. The Lender shall record all Revolving Advances and payments of principal made under this Revolving Note, but no failure of the Lender to make such recordings shall affect the Borrower’s repayment obligations under this Revolving Note.

Except as specifically provided in the Credit Agreement, the Borrower hereby waives presentment, demand, protest, notice of intent to accelerate, notice of acceleration, and any other notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder of this Note shall operate as a waiver of such rights.

Exhibit F

This Revolving Note shall be governed by, and construed and enforced in accordance with, the laws of the state of New York without regard to conflict of law principles thereof.

THIS WRITTEN NOTE, TOGETHER WITH THE OTHER CREDIT DOCUMENTS, AS DEFINED IN THE CREDIT AGREEMENT, REPRESENT THE FINAL AGREEMENT BETWEEN THE BORROWER AND THE LENDER WITH RESPECT TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE BORROWER AND THE LENDER.

NOW INC.

By:
Name:
Title:

Exhibit F

EXHIBIT G

FORM OF SWINGLINE NOTE

$	, 20

For value received, the undersigned NOW INC., a Delaware corporation (“Borrower”), hereby promises to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION (“Swingline Lender”) the principal amount of              and              /100 Dollars ($ ) or, if less, the aggregate outstanding principal amount of each Swingline Advance (as defined in the Credit Agreement referred to below) made by the Swingline Lender to the Borrower, together with interest on the unpaid principal amount of each such Swingline Advance from the date of such Swingline Advance until such principal amount is paid in full, at such interest rates, and at such times, as are specified in the Credit Agreement.

This Swingline Note is one of the Swingline Notes referred to in, and is entitled to the benefits of, and is subject to the terms of, the Credit Agreement dated as of April 18, 2014 (as the same may be further amended or modified from time to time, the “Credit Agreement”), among the Borrower, the lenders party thereto from time to time (including the Swingline Lender) and Wells Fargo Bank, National Association, as Administrative Agent. Capitalized terms used in this Swingline Note that are defined in the Credit Agreement and not otherwise defined in this Swingline Note have the meanings assigned to such terms in the Credit Agreement. The Credit Agreement, among other things, (a) provides for the making of Swingline Advances by the Swingline Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the Dollar Amount first above mentioned and (b) contains provisions for acceleration of the maturity of this Swingline Note upon the happening of certain events stated in the Credit Agreement and for prepayments of principal prior to the maturity of this Swingline Note upon the terms and conditions specified in the Credit Agreement.

Both principal and interest are payable in the Designated Currency of the Swingline Advances to the Swingline Lender at             (or at such other location or address as may be specified by the Swingline Lender to the Borrower) in same day funds. The Swingline Lender shall record all Swingline Advances and payments of principal made under this Swingline Note, but no failure of the Swingline Lender to make such recordings shall affect the Borrower’s repayment obligations under this Swingline Note.

Except as specifically provided in the Credit Agreement, the Borrower hereby waives presentment, demand, protest, notice of intent to accelerate, notice of acceleration, and any other notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder of this Note shall operate as a waiver of such rights.

Exhibit G

This Swingline Note shall be governed by, and construed and enforced in accordance with, the laws of the state of New York without regard to conflict of law principles thereof.

THIS WRITTEN NOTE, TOGETHER WITH THE OTHER CREDIT DOCUMENTS, AS DEFINED IN THE CREDIT AGREEMENT, REPRESENT THE FINAL AGREEMENT BETWEEN THE BORROWER AND THE SWINGLINE LENDER WITH RESPECT TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE BORROWER AND THE SWINGLINE LENDER.

NOW INC

By:
Name:
Title:

Exhibit G

EXHIBIT H-1

FORM OF US TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For US Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of April 18, 2014 (as it may be amended in accordance with its terms, the “Credit Agreement”) among NOW Inc. (the “Borrower”), the Lenders and Wells Fargo Bank, National Association, as Administrative Agent, an Issuing Lender and the US Swingline Lender.

Pursuant to the provisions of Section 2.11 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Advance(s) (as well as any Note(s) evidencing such Advance(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-US Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:             , 20[     ]

Exhibit H-1

EXHIBIT H-2

FORM OF US TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For US Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of April 18, 2014 (as it may be amended in accordance with its terms, the “Credit Agreement”) among NOW Inc. (the “Borrower”), the Lenders and Wells Fargo Bank, National Association, as Administrative Agent, an Issuing Lender and the US Swingline Lender.

Pursuant to the provisions of Section 2.11 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-US Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:             , 20[     ]

Exhibit H-2

EXHIBIT H-3

FORM OF US TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For US Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of April 18, 2014 (as it may be amended in accordance with its terms, the “Credit Agreement”) among NOW Inc. (the “Borrower”), the Lenders and Wells Fargo Bank, National Association, as Administrative Agent, an Issuing Lender and the US Swingline Lender.

Pursuant to the provisions of Section 2.11 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:             , 20[     ]

Exhibit H-3

EXHIBIT H-4

FORM OF US TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For US Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of April 18, 2014(as it may be amended in accordance with its terms, the “Credit Agreement”) among NOW Inc. (the “Borrower”), the Lenders and Wells Fargo Bank, National Association, as Administrative Agent, an Issuing Lender and the US Swingline Lender.

Pursuant to the provisions of Section 2.11 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Advance(s) (as well as any Note(s) evidencing such Advance(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Advance(s) (as well as any Note(s) evidencing such Advance(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Credit Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:             , 20[     ]

Exhibit H-4